As filed with the Securities and Exchange Commission on December 1, 2006

Registration Number 333-136772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
(Name of Small Business Issuer in its Charter)

Delaware	7372	95-4868120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer) Identification No.

15870 Pine Ridge Road
Fort Myers, Florida 33908
(239) 466-0488
(Address and telephone number of principal executive offices)

Walter K. Weisel, Chief Executive Officer
15870 Pine Ridge Road
Fort Myers, Florida 33908
(239) 466-0488
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Eric Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21 st Floor
New York, New York 10018
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share (2)	17,500,000	$0.19	$3,325,000.00	$355.78
Common Stock, $.001 par value per share (3)	9,300,000	$0.19	$1,767,000.00	$189.07
Total	26,800,000		$4,288,000.00	$544.85*

*We previously paid a filing fee of $192.60 and are paying a registration fee in the amount of $352.25 upon filing of this Amendment No. 2.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of November 30, 2006 was $0.19 per share.

(2) Represents shares of common stock issuable upon conversion of our principal amount $2,825,000 10% secured convertible debentures.

(3) Represents (i) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED DECEMBER 1, 2006

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)

26,800,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 26,800,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Cornell Capital Partners LP: (i) up to 17,500,000 shares issuable upon conversion of our principal amount $2,825,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, and (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share,.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase an aggregate of 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "INRA." On November 30, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $.19 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Innova Robotics and Automation, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ________, 2006

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Innova Robotics and Automation, Inc. is referred to throughout this prospectus as "Innova Robotics," "we" or "us."

General

We were formed in 1992 as a supplier to the information technology business. On January 31, 2003, we completed a reverse acquisition into SRM Networks, an Internet service provider, in which we were deemed the "accounting acquirer". We discontinued SRM Network's Internet business. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc.

On August 25, 2004, we completed a reverse merger into Robotic Workspace Technologies, Inc., a robotics software technology provider, in which RWT was deemed the "accounting acquirer." Simultaneously, we discontinued our computer systems sales and services business. In connection with these transactions, Hy-Tech Technology Group, Inc. changed its name to Innova Holdings, Inc. On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with Coroware Technologies, Inc., a wholly owned subsidiary of our company dated as of May 12, 2006. Under the terms of the Asset Purchase Agreement, we purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers. On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles wherein Mesa granted us exclusive, worldwide rights to market and sell a full line of Mesa products, including, but not limited to, the current Mesa product line of unmanned ground robotic vehicles which are ACER, MATILDA, MARV, and MAUD. The activities are under Innova Robotics, Inc., a wholly owned subsidiary of our company, and targeted at the homeland security, first responders, intelligence and military markets.

We are a robotics automation technology and software systems development and integration company providing open-architecture PC motion control solutions and hardware and software systems-based solutions to the military, service, personal, and industrial robotic markets. Our plan of operations is to sell and license our technology to these markets and offer solutions, experience and know-how to meet our customers’ robotic technology needs. The motion control market includes software, hardware, and system integration services. Sophisticated controls are used on production equipment like industrial robots and machine tools, space and undersea exploration devices such as NASA’s robotic shuttle arm, homeland security and military devices such as mobile robots, and emerging technologies such as robots used in medical procedures and pharmacies. In addition, we will identify, develop and acquire technology that we believe is or will become a market leader and to create opportunities to leverage our software into value-added applications when combined with other software solutions offered by us.

For the nine months ended September 30, 2006 we generated revenues of $850,491 and we did not generate any revenues for the nine months ended September 30, 2005. For the nine months ended September 30, 2006 and 2005, we incurred a net loss of $5,287,258 and $1,478,079, respectively. For the year ended December 31, 2005 and 2004, we did not generate any revenues and incurred a net loss of $1,881,125 and $1,426,931, respectively. As a result of recurring losses from operations, a working capital deficit and accumulated deficit, our auditors, in their report dated April 15, 2006, have expressed substantial doubt about our ability to continue as a going concern.

Our principal executive offices are located at 15870 Pine Ridge Road , Fort Myers, Florida 33908 and our telephone number is (239) 466-0488.

This Offering

Shares offered by Selling Stockholders
Up to 26,800,000 shares, based on current market prices, including (i) up to 17,500,000 shares issuable upon conversion of our principal amount $2,825,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

This number represents approximately 33.72% of our current outstanding stock.

Common Stock to be outstanding after the offering	106,267,593 *

Use of Proceeds
We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. We intend to use such proceeds, if any, for working capital and general corporate purposes. See “Use of Proceeds” for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 8.

OTC Bulletin Board Trading Symbol	INRA

* The above information regarding common stock to be outstanding after the offering is based on 79,467,593 shares of common stock outstanding as of November 20, 2006.

EXPLANATORY NOTE:  Except as otherwise set forth herein, all common share amounts and per share amounts reflect the one-for-ten reverse stock split of the issued and outstanding shares of common stock of the Company, effective on November 20, 2006 as well as the name change of the Company from Innova Holdings, Inc. to Innova Robotics and Automation, Inc.

RECENT FINANCING TRANSACTION

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 will be advanced on the date of the filing by us with the Securities and Exchange Commission of a registration statement (as further described below). The last installment of $1,000,000 will be advanced three business days after the date the registration statement is declared effective by the Commission.

The debentures mature on the third anniversary of the date of issuance. The holder of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our, and our wholly owned subsidiary’s (CoroWare Technologies, Inc.) assets.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of common stock at a price equal to $0.25, $0.65 and $0.75, respectively.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the filing of a registration statement with the Commission registering the common stock issuable upon conversion of the debentures and exercise of the warrants. We are obligated to use our best efforts to cause the registration statement to be filed no later than 30 days after the closing date. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement with the Commission no later than 30 days after the closing date, or if the registration statement is not declared effective within 120 days after the closing date, we are required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the debentures.

On July 21, 2006, we terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for our issuance of 484,850 shares of common stock to Cornell.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Cornell is an accredited investor and/or qualified institutional buyer, Cornell had access to information about us and their investment, Cornell took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business and Financial Condition

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS.

For the nine months ended September 30, 2006 we generated revenues of $850,491 and we did not generate any revenues for the nine months ended September 30, 2005. For the nine months ended September 30, 2006 and 2005, we incurred a net loss of $5,287,258 and $1,478,079, respectively. For the year ended December 31, 2005 and 2004, we did not generate any revenues and incurred a net loss of $1,881,125 and $1,426,931, respectively. Our accumulated deficit was $9,485,495 as at December 31, 2005 and $14,795,398 as at September 30, 2006. While we are building our sales and operating infrastructure, future losses are likely to occur, as we are dependent on spending money in excess of funds received from sales to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted which may cause us to cease operations altogether.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS.

Unless we can become profitable with the existing sources of funds we have available, including funds to be received under the terms of the Securities Purchase Agreement, and our operations generate sufficient cash flows to enable us to generate a profit on a sustained basis, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our operations. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing whether from external sources or related parties will be available if needed or on favorable terms. Our potential inability to obtain adequate financing if necessary will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price and could cause us to cease operations altogether.

THE REPORT OF OUR INDEPENDENT AUDITORS INCLUDES A GOING CONCERN UNCERTAINTY EXPLANATORY PARAGRAPH FOR THE YEAR ENDED DECEMBER 31, 2005, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

We have a history of operating losses that are likely to continue in the future. Our auditors have included an uncertainty explanatory paragraph in their Independent Auditor's Report dated as of April 15, 2006 included in our audited financial statements for the years ended December 31, 2005 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. We expect to be able to continue operations for six months with the cash currently on hand, anticipated from our operations and from the convertible debentures we will issue to Cornell as part of the Securities Purchase Agreement entered into on July 21, 2006 and discussed above on page 6 - “Recent Financing Transactions”.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2005 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.

As of September 30, 2006, we had a working capital deficit of $5,262,071 which means that our current liabilities as of that date exceeded our current assets by $5,262,071. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets were not sufficient to satisfy all of our current liabilities on September 30, 2006. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt in the future to fund the deficit or curtail future plans.

OUR PRODUCTS AND SERVICES MUST BE ACCEPTED IN THE MARKET.

If our Universal Robot Controller and our Universal Automation Controller products, along with our systems development and integration services, do not achieve market acceptance by an increasing customer base, we will not be able to generate revenues necessary to support our business operations, which could result in the termination of our operations.

WE RELY IN PART ON SYSTEMS INTEGRATORS TO SELL OUR PRODUCTS.

We believe that our ability to sell products to system integrators will be important to our success. Our relationships with system integrators are generally not exclusive, and some of our system integrators may expend a significant amount of effort or give higher priority to selling products of other companies. In the future, any of our system integrators may discontinue their relationships with us. The loss of or a significant reduction in revenues from system integrators to which we may sell a significant amount of our products could negatively impact our business, financial condition or results of operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR KEY EMPLOYEES.

We are highly dependent upon the continuing contributions of our key management, sales, and software engineering and product development personnel. In particular, we would be adversely affected if we were to lose the services of Walter K. Weisel, Chief Executive Officer and Chairman of the Board, who has provided significant leadership to us since our inception. In addition, the loss of the services of any of our senior managerial, technical or sales personnel could impair our business, financial condition, and results of operations.

OUR EXISTING AND NEW PRODUCTS, SERVICES AND TECHNOLOGIES MAY NEVER BE PROFITABLE.

Currently, we have our Universal Robot Controller (URC) and related software to sell to owners of industrial robots as well as to non-industrial customers needing the functions and features of industrial robots; this later category is generally considered the Service Robot market and is a market in the process of emerging. Today, we are actively selling our Universal Robot Controller into each of the industrial and service robot markets. We are always in the process of evaluating the URC and determining the appropriate time to upgrade to the next generation of URC. Management made the decision to invest some of the proceeds form the Equity Distribution Agreement in that upgrade, and $47,000 has been spent through September 30, 2006. Additionally, we previously invested resources in the development of a Universal Automation Controller (UAC) which should have a broad market application in all uses of automation devices in the manufacturing industries. Additional funds are required to complete the development of the UAC. In addition, we expect to invest in developing systems integration products to be sold bundled with systems development and implementation services. We realize these product and service offerings will require significant effort to acquire required technical as well as selected industry expertise and relationships. We have made significant investments in research and development for the UAC. Substantial revenues from these products, services and technologies may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.

Our success depends, in part, upon our patented proprietary technology. We rely on a combination of three issued patents, copyrights, trademarks and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be supported, eliminating a competitive advantage we currently enjoy. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold. In connection with our efforts to protect our intellectual property, we believed it was necessary to commence an action in the Florida Federal District Court against ABB, Inc. and ABB Robotics AB, for alleged misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. We may need to commence other litigation to protect our intellectual property and such litigation may be costly or unsuccessful.

WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.

Our success will depend in part upon our ability to establish and maintain strategic and licensing relationships with companies in our markets as well as in related business fields, including but not limited to businesses in the industrial manufacturing markets and businesses in the service robotic markets. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources, as well as to key technologies and selected industry expertise. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. There can be no assurance that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. There can be no assurance that our current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts could have a material adverse effect on our ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on our business, financial condition and results of operations.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD DAMAGE OUR BUSINESS.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer's use or total cancellation of their participation, which could materially harm our business. It is anticipated that we will receive highly confidential information from customers. We anticipate that we will possess sensitive customer information as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

A SIGNIFICANT PERCENT OF OUR REVENUES ARE CONCENTRATED WITH ONE CUSTOMER

CoroWare represents a major portion of our revenues for the nine months ended September 30, 2006, contributing $610,500 of a total revenue amount of $850,491, or 72%. Of CoroWare’s revenues, a substantial amount of their revenues are derived from software systems development and integration performed for Microsoft. At September 30, 2006, of our total accounts receivable balance, Microsoft represented approximately 60%. A concentration of business with one customer could lead to a substantial reduction in future revenues and accounts receivable if that customer chooses alternative sources for their needs.

WE HAVE RECEIVED A SUBPOENA FROM THE SEC REGARDING A TRANSACTION FROM APRIL 2003.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005.  We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

Risks Relating to Our Current Financing Arrangement

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of November 20, 2006, we had 79,467,593 shares of common stock issued and outstanding. In connection with our July 2006 Securities Purchase Agreement, we also have outstanding secured convertible debentures or an obligation to issue secured convertible debentures that may be converted into 7,062,500 shares of common stock, and outstanding warrants or an obligation to issue warrants to purchase 9,300,000 shares of common stock. Upon effectiveness of the registration statement, all of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock which presents an opportunity for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In July 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,825,000 principal amount of secured convertible debentures. These debentures are due and payable, with interest, three years from their respective dates of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE  DEBENTURES, WARRANTS, SECURITY AGREEMENT OR AMENDED AND RESTATED SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreement we entered into in July 2006, we executed an Amended and Restated Security Agreement and our wholly owned subsidiary, Coroware Technologies, Inc., entered into a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement and the Amended and Restated Security Agreement state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants, Security Agreement or Amended and Restated Security Agreement, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risk Related to Our Common Stock

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "INRA." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

o technological innovations or new products and services by us or our competitors;
o additions or departures of key personnel;
o sales of our common stock;
o our ability to integrate operations, technology, products and services;
o our ability to execute our business plan;
o operating results below expectations;

o loss of any strategic relationship;
o industry developments;
o economic and other external factors; and
o period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURNS ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK” WITH A LIMITED TRADING MARKET.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. We intend to use any such proceeds for working capital or general corporate purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Cautionary and Forward Looking Statements

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties; or

(i) insufficient revenues to cover operating costs.

There is no assurance that we will be profitable, we may not be able to successfully develop, manage or market our products and services, we may not be able to attract or retain qualified executives and technology personnel, our products and services may become obsolete, government regulation may hinder our business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in the our businesses.

We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the factors described in other documents we file from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB filed by us in 2006 and any Current Reports on Form 8-K filed by us.

BACKGROUND

We were formed in 1992 as a supplier to the information technology business. On January 31, 2003, we completed a reverse acquisition into SRM Networks, an Internet service provider, in which we were deemed the "accounting acquirer". We discontinued SRM Network's Internet business. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc.

On August 25, 2004, we completed a reverse merger into Robotic Workspace Technologies, Inc. ("RWT"), a robotics software technology provider, in which RWT was deemed the "accounting acquirer." Simultaneously, we discontinued our computer systems sales and services business and changed the Company’s name to Innova Holdings, Inc.

On May 16, 2006, we acquired all of the assets and assumed certain liabilities of CoroWare, Inc., a software systems integration firm with particular expertise in the area of mobile service robotics. CoroWare is the only mobile service robotics company to join the Microsoft ® Windows Embedded Partner Program. CoroWare uses the Windows XP Embedded operating system to power its mobile service robots, which are based on de facto standards, off-the-shelf hardware and proven software.

On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles wherein Mesa granted us exclusive, worldwide rights to market and sell a full line of Mesa products, including, but not limited to, the current Mesa product line of unmanned ground robotic vehicles which are ACER, MATILDA, MARV, and MAUD. The activities are under Innova Robotics, Inc., a wholly-owned subsidiary of the Company and targeted at the homeland security, first responders, intelligence and military markets.

On November 20, 2006, we effectuated a one-for-ten reverse stock split of our issued and outstanding shares of common stock and changed our name from Innova Holdings, Inc. to Innova Robotics and Automation, Inc. In addition, on November 20, 2006, our trading symbol on the Over-the-Counter Bulletin Board was changed to “INRA”.

CRITICAL ACCOUNTING POLICIES

General

The consolidated financial statements and notes included in our quarterly and annual financial statements contain information that is pertinent to this management's discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of its assets and liabilities, and affect the disclosure of any contingent assets and liabilities. We believe s these accounting policies involve judgment due to the sensitivity of the methods, assumptions, and estimates necessary in determining the related asset and liability amounts. The significant accounting policies are described in its financial statements and notes included in its Form 10-KSB filed with the Securities and Exchange Commission , as well as in its Form 8-KA filed with the Securities and Exchange Commission for the audit of CoroWare, Inc.

Revenue Recognition

We derive our software system integration services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. We periodically review contractual performance and estimates future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

We recognize revenue for our Universal Robot Controller when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Product sales are recognized by us generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

We account for arrangements that contain multiple elements in accordance with EITF 00-21, “Revenue Arrangements with Multiple Deliverables”. When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, we allocate revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, we allocate revenue first to the fair value of the underlying elements and allocate the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. We limit the amount of revenue recognition for delivered elements to the amount that is not contingent on future delivery of products or services or subject to customer-specified return of refund privileges.

We recognize revenue from the sale of manufacturer’s maintenance and extended warranty contracts in accordance with EITF 99-19 net of its costs of purchasing the related contracts.

Accounting for Stock-Based Compensation

In accordance with SFAS 123(R), we have implemented the modified prospective method which recognizes compensation expense at previously determined fair values for all unvested awards granted to employees prior to the effective date of adoption and fair value for all new share-based payments made after adoption.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Derivative Financial Instruments

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in the Cornell Capital Partners, L.P. (“Cornell”) financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements. In addition, this caption includes the fair values of other pre-existing derivative financial instruments that were reclassed from stockholders’ equity when net-share settlement was no longer within the Company’s control (see Note 6).

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2005:

During the three-month period ended September 30, 2006 (the "2006 Period") revenues were $324,020 compared to revenues of $0 during the three-month period ended September 30, 2005 (the "2005 Period"). These 2006 revenues resulted primarily from the inclusion of CoroWare’s results since the closing date of the acquisition, May 16, 2006 which totaled $255,717 in revenues. Additionally, Robotic Workspace Technologies, a wholly owned subsidiary of our company, recognized the shipment of an order for the Universal Robotic Controller and recorded revenues in the amount of $68,303. Gross profit on these revenues amounted to $15,908.

Cost of goods sold was $308,112 and $-0- for the three months ended September 30, 2006 and 2005, respectively. Cost of goods sold represents primarily labor and labor-related costs in addition to overhead costs. Additionally, costs include materials to assemble the Universal Robot Controllers, including electronic parts and components, electrical amplifiers, cabinetry to house all of the materials, and teach pendants as well as labor to assemble the controllers and install software is included.

Operating expenses were $1,859,288 during the 2006 period compared to $490,075 during the 2005 Period. The increase in operating expenses primarily resulted from increased employee stock based compensation of $649,808, which resulted from the implementation of SFAF 123(R). All other operating expenses amounted to $1,209,480 during the 2006 Period compared to $490,075 during the 2005 Period, and represented mostly labor and related compensation costs, trade shows, travel expenses, rental expense and related office expenses. We spent $46,400 on R&D activities during the period.

Net loss for the 2006 Period was $2,977,488 compared to a net loss of $523,176 for the 2005 Period, due largely to increased employee stock based compensation of $649,808 which resulted from the implementation of SFAF 123(R), and a derivative loss of $766,290 which resulted from the recent convertible debenture financing.

NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005:

During the nine-month period ended September 30, 2006 (the "2006 Period") revenues were $850,491 compared to revenues of $0 during the nine-month period ended September 30, 2005 (the "2005 Period"). These 2006 revenues resulted primarily from the inclusion of CoroWare’s results since the closing date of the acquisition, May 16, 2006 which totaled $610,500 in revenues. Additionally, Robotic Workspace Technologies, a wholly owned subsidiary of our company, recognized the shipment of multiple orders for the Universal Robotic Controller and recognized revenues in the amount of $239,991. Gross profit on these revenues amounted to $155,442. Going forward, the results of our operations will include the full activity of CoroWare for each quarter.

Cost of goods sold was $695,049 and $-0- for the nine months ended September 30, 2006 and 2005, respectively. Costs of goods sold represent primarily labor and labor-related costs in addition to overhead costs. Additionally, costs include materials to assemble the Universal Robot Controllers, including electronic parts and components, electrical amplifiers, cabinetry to house all of the materials, and teach pendants as well as labor to assemble the controllers and install software is included.

Operating expenses were $4,064,126 during the 2006 period compared to $1,384,668 during the 2005 Period. The increase in operating expenses primarily resulted from increased employee stock based compensation of $649,808, which resulted from the implementation of SFAF 123(R). All other operating expenses amounted to $3,414,318 during the 2006 Period compared to $1,384,668 during the 2005 Period, and represented mostly labor and related compensation costs, trade shows, travel expenses, rental expense and related office expenses. We spent $47,000 on R&D expenditures during the nine months ended September 30, 2006.

Net loss for the 2006 Period was $5,287,258 compared to a net loss of $1,478,079 for the 2005 Period, due largely to increased employee stock based compensation of $649,808, which resulted from the implementation of SFAF 123(R).

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2006, we had current assets of $554,862 and current liabilities of $5,816,933. At September 30, 2006, we had negative working capital of $5,262,071 and an accumulated deficit of $14,795,398.

On June 14, 2005, we entered into a Standby Equity Distribution Agreement (SEDA) with Cornell Capital Partners (“Cornell”). Under the SEDA, we may issue and sell to Cornell common stock for a total purchase price of up to $10,000,000 over a twenty-four month period, commencing on the date a registration statement filed with the U.S. Securities and Exchange Commission. On December 22, 2005 the registration statement was declared effective by the SEC. Beginning in January 2006, we began to raise capital through the use of the SEDA. During the nine months ended September 30, 2006, a total of $2,297,589 net proceeds were received by us. Of these amounts, $220,000 was used to repay the Cornell promissory note discussed in Note 4. The SEDA was terminated in July 2006. Additionally, $100,650 was received from investors through a private placement.

We will continue to seek funds through private placements as well as debt financing. We will also continue to investigate alternative sources of financing. On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 was advanced on the date of the filing of the registration statement by us with the Securities and Exchange Commission of the Registration Statement. The last installment of $1,000,000 will be advanced three business days after the date the registration statement is declared effective by the Commission.

We cannot guarantee that additional funding will be available on favorable terms, if at all. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Stock-Based Compensation. Effective January 1, 2006 we adopted SFAS 123R and our consolidated financial statements as of and for the three months ended September 30, 2006 reflect the impact of SFAS 123R. For the nine months ended September 30, 2006, we recorded employee stock-based compensation expense of $649,808. The impact on basic net loss per share for the three months ended September 30, 2006 was $0.01. For the nine months ended September 30, 2006, we recognized $0 of stock-based compensation expense under the intrinsic value method in accordance with APB 25.

Plan of Operation

During the next twelve months, we expect to aggressively market and sell our Universal Robot Controller, complete the development of our Universal Automation Controller and license our software in the service, personal and industrial markets. We, during the past ten years, successfully developed our open architecture PC based Universal Robot Controller and developed our RobotScript, Gatekeeper and related software. Additionally, the development of the Universal Automation Controller was commenced and is now in its final stages. Management believes there is a large market opportunity for its controllers and software services, and management intends to aggressively pursue those opportunities. In addition, we have identified several new features and functionality we want to incorporate into our robotic control system and have complete d our technology development activities to develop the next generation of control systems and communication systems. Specifically, we are implementing our operating plan and are expanding our sales organization by adding additional direct sales representatives and partnering with system integrators. And we believe we are aggressively selling and marketing the complete line of Mesa Robotics unmanned ground robotic vehicles. We are aggressively implementing our current marketing plan to create awareness of our products and to communicate the value of our solutions to the industrial, military and other robotic markets, as well as our software system development and integration services, particularly web services and customer care services. Management expects to continue to constantly upgrade and improve its software and system solutions.

We do not expect to sell any of our property or equipment in the next twelve months, nor do we expect to purchase any real property in the next twelve months. During the next twelve months, we expect to purchase certain equipment to support software development, testing and continued deployment of our technologies. Additionally, we expect to purchase office equipment, computer equipment and laboratory development and testing equipment to support the planned increase of the number of our employees.

In order to accomplish all of the goals established by us during the next twelve months, we intend to hire approximately 20 employees in software engineering and applications development, production, sales, and administration. The funds to finance this expansion are planned to be obtained from the use of the Securities Purchase Agreement discussed below in this section as well as secure financing from private and institutional investors as well as debt financings.

Management believes we will be able to raise sufficient funds through these sources to meet our cash requirements for the next twelve months and beyond.

Recent Financing Transactions

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000, of which $1,250,000 was advanced immediately. The second installment of $575,000 was advanced on the date of the filing by us with the Securities and Exchange Commission (SEC) of the Registration Statement. The last installment of $1,000,000 will be advanced three business days after the date the Registration Statement is declared effective by the SEC.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may convert at any time amounts outstanding under the Debentures into shares of common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our, and our wholly owned subsidiary’s (CoroWare Technologies, Inc.) assets.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at a price equal to $0.25, $0.65 and $0.75.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the filing of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the Debentures and exercise of the Warrants. We are obligated to use our best efforts to cause the registration statement to be filed no later than 30 days after the closing date. In the event of a default of our obligations under the Registration Rights Agreement, including our agreement to file the registration statement with the Commission no later than 30 days after the closing date, or if the registration statement is not declared effective within 120 days after the closing date, we are required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, beginning on the earlier of: (i) the first trading day following the day which the registration statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

On June 14, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Equity Distribution Agreement, we may issue and sell to Cornell common stock for a total purchase price of up to $10,000,000 over a period of up to 24 months. The purchase price for the shares is equal to 96% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by us that we desires an advance of funds. Cornell is paid a fee equal to 5% of each advance, which is retained by Cornell from each advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. We will pay a structuring fee of $500 for each advance made under the Equity Distribution Agreement. We agreed to file a registration statement with the Securities and Exchange Commission that registers for resale the common stock that will be issued to Cornell under the Equity Distribution Agreement. No advance of funds will be made under the Equity Distribution Agreement until the registration statement was declared effective by the SEC. The registration statement was declared effective by the SEC on December 22, 2005.

In connection with the transaction, Cornell received a one-time commitment fee of 260,869 restricted shares of our common stock, equal to approximately $90,000 based on our stock price on May 4, 2005. These shares were registered for resale in the registration statement for the common stock to be issued under the Equity Distribution Agreement. We also issued to Cornell a promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the Cornell shares was declared effective. The promissory note does not bear interest except in the event of a default. We also paid $20,000 in cash to Cornell and its affiliates for structuring and due diligence fees.

On June 14, 2005, we entered into a Placement Agent Agreement with Monitor Capital Inc., a registered broker-dealer, to act as our exclusive placement agent in connection with the Equity Distribution Agreement. The placement agent agreed to advise us regarding the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 28,986 restricted shares of common stock, equal to approximately $10,000 based on our stock price on May 4, 2005. These shares were registered for resale in the registration statement for the Cornell shares.

During the nine months ended September 30, 2006, we utilized the Standby Equity Distribution Agreement and sold 16,173,617 shares of common stock to Cornell for gross proceeds of $2,435,000. Of the gross proceeds received, Cornell was paid $121,750 in commitment fees and $9,000 in structuring fees. Additionally, $220,000 of the promissory note due Cornell was paid to Cornell during the nine months ended September 30, 2006.

On July 21, 2006, we terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for our issuance of 484,850 shares of common stock to Cornell.

On July 22, 2005, we borrowed $30,000 from a beneficial shareholder and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share. The lender has agreed to a repayment plan that extends the term to December 31, 2006.

On October 7, 2005, we entered into a Securities Purchase Agreement with Cornell. Pursuant to this agreement, we sold a convertible debenture in the principal amount of $55,000 to Cornell. The convertible debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The principal of the convertible debenture is convertible into common stock at a price of $.03 per shares. We granted demand registration rights to Cornell Capital for the shares issuable upon conversion of the debenture. The convertible debenture is secured by a second lien on all of our assets. The convertible debenture was repaid in full by the due date.

During September through December 2005, we also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets for the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Date of Loan	Due Date
Eugene Gartlan	$40,000	September 19, 2005	October 19, 2005
Jerry Horne	$50,000	September 22, 2005	October 22, 2005
James Marks	$30,000	September 22, 2005	October 22, 2005
Eugene Gartlan	$5,000	October 5, 2005	January 5, 2006
Rick Wynns	$30,000	October 3, 2005	November 3, 2005
Rick Wynns	$30,000	October 14, 2005	February 14, 2006
Gary McNear	$1,000	November 22, 2005	February 22, 2006
Jerry Horne	$50,000	November 28, 2005	December 28, 2005
James Marks	$21,000	December 21, 2005	March 21, 2006

All of the lenders are shareholders of our company. Mr. Gartlan is also our Chief Financial Officer and Mr. McNear is a Director of our company. All lenders have agreed to repayment terms that extend the due date to December 31, 2006. During the nine months ended September 30, $136,000 was repaid.

Off-Balance Sheet Arrangements.

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Stock-Based Compensation. Effective January 1, 2006 we adopted SFAS 123(R) and our consolidated financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). For the nine months ended September 30, 2006, we recorded stock-based compensation expense of $590,372. The impact on basic net loss per share for the nine months ended September 30, 2006 was $0.01. For the nine months ended September 30, 2005, we recognized $649,808 of stock-based compensation expense under the intrinsic value method in accordance with APB 25.

BUSINESS DESCRIPTION

General

We are a robotics automation technology and software systems development and integration company providing open-architecture PC motion control solutions and hardware and software systems-based solutions that support “command and control,” communications, and interoperability of automated devices to the military, space, service, personal, and industrial robotic markets. Our plan of operations is to sell and license our technology to these markets and offer solutions, experience and know-how to meet our customers’ robotic technology needs. The motion control market includes software, hardware, and system integration services. Sophisticated controls are used on production equipment like industrial robots and machine tools, space and undersea exploration devices such as NASA’s robotic shuttle arm, homeland security and military devices such as mobile robots, and emerging technologies such as robots used in medical procedures and pharmacies. In addition, we will identify, develop and acquire technology that we believe is or will become a market leader and to create opportunities to leverage our software into value-added applications when combined with other software solutions offered by us.

Our software and hardware solutions benefit industrial robot users and developers of new robotic technologies in other markets like service robots for the military and homeland security uses. We offer our software bundled with our control systems or stand-alone to the development and system integration community. Software is sold as part of our control systems as well as through licensing.

Our three subsidiaries are Robotic Workspace Technologies, Inc. (RWT™), Innova Robotics, Inc., and CoroWare Technologies, Inc (CoroWare).

RWT provides open-architecture PC controls, software, and related products that improve the performance, applicability, and productivity of robots and other automated equipment in industrial environments. These are targets for RWT’s robot controllers to extend the mechanical life of the manufacturing devices and provide added functionality.

Innova Robotics enables development of technologies, applications, and markets in the mobile and service robot arena, and in particular the military, homeland security, first responder, and intelligence markets, which management believes will increasingly employ robotic technology. Innova Robotics is focused on this opportunity and last year NASA selected Innova Robotics as a sole sourced provider of control software and hardware to be used in its Hubble Spacecraft program. We have retained The Ashcroft Group, LLC to provide s trategic advisory consulting services relative to our Innova Robotics subsidiary’s targeted markets. Further, Mr. John Ashcroft is the Chairman of our Board of Advisors .

CoroWare, Inc. supports the application of unmanned mobile robotics, offers web-based services and other software business solutions.

Additionally, we have strategic development relationships with Embry Riddle Aeronautical University (ERAU) and the University of South Florida (USF), and exclusive worldwide rights to sell the Mesa Robotics, Inc. line of unmanned ground vehicles.

Our management believes we are positioned to become a market leader for the industrial and service robot industry. This belief is based upon the expertise, experience, and patented technologies developed by RWT, which has served the industrial market for over ten years.

Principal Technology Products and Business Solutions

ROBOTIC WORKSPACE TECHNOLOGIES, INC.

We, through RWT, deliver our software through the sale of control systems and the licensing of our software to end-user companies, system integrators, manufacturing support providers, software development companies, and other parties. RWT holds three pioneer patents issued by the USPTO that cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

Control Systems

We offer two control systems, the Universal Robot Controller and the Universal Automation Controller.

Universal Robot Controller

The Universal Robot Controller® (URC(TM)) is the open-architecture control system that operates the robot. It includes the general purpose PC running Microsoft(R) Windows, the RWT-developed RobotScript ® robot programming software, and other software programs that can be used to communicate with other PC devices and platforms including the Internet. The URC also contains dedicated separate processors for real-time motion control of the robot. The URC provides a range of standard communication and interface ports for plug-and-play connectivity and interoperability. The URC features an expandable input/output bus required for auxiliary equipment. All electro-mechanical systems in the URC are programmed using RobotScript, which is an easy-to-use English-language programming environment.

The recently launched high-performance URC3 robot controller is smart, easy, and open. Many of the enhancements are the direct result of capabilities developed to meet the continuous feedback from the marketplace. Specifically, the URC3 features improved processing speed and improved path following and speed control, particularly for older robots, and high processing capabilities.

Universal Automation Controller

The Universal Automation Controller(TM) (UAC(TM)), which is in the later stages of development, is a general-purpose motion control system for automated machines with fewer than 5-6 axis of movement. The UAC provides the power of a full-featured open PC motion controller and Programmable Logic Controller (PLC) in one easy to use PC control system. It provides direct motion control for complex machines and adds "soft PLC" (software control of Input/Output). The enhanced motion control capabilities provide greater functionality and full motion control of less sophisticated machinery as well. The UAC is powered by RWT's RobotScript software.

The UAC provides standard communications and interface ports, providing maximum flexibility in choosing off-the-shelf user interface and communications components. We believe that the UAC shortens development time, reduces manufacturing time, and decreases the time to market of motion-based machines, and therefore may greatly improve productivity and reduce costs in all manufacturing environments.

Licensing of Proprietary Software Solutions - Middleware

Robot Script

RobotScript is a universal programming library based on Microsoft's .NET® environment and offers a standard robot programming library on Microsoft’s .NET® environment. From a plain text file, robot programmers can control robot motion, coordinate input and output for auxiliary equipment, and communicate with other PC devices for reporting and data sharing. Because RobotScript operates in the Windows environment, challenges common to proprietary control schemes, such as networking and file sharing, are eliminated. RobotScript can access the operating system or network as well as utilize the Internet for remote monitoring and control of equipment.

The RobotScript software can also be used to create custom applications specific to customer needs. A software development kit (SDK) is allows novice and experienced developers to create their specialized interface for a particular use in meeting a customer's need.

RobotScript has supported the development of a number of application-specific modules such as arc welding, vision systems and automation control. Additional modules are also in development or planned for other robotic applications such as:

•	Guidance Systems
•	Sensor Systems
•	Voice Control Systems
•	Tactile Control Systems
•	Laser Welding
•	Material Handling
•	Medical Applications
•	Elder Care Control Systems
•	Plasma Cutting
•	Autonomous Underwater Vehicles
•	Homeland Security Systems
•	Security Systems
•	Pharmaceutical Production
•	TIG/MIG Welding
•	Medical Robotics

Gatekeeper

Gatekeeper is a communication module that serves as the bridge between the RobotScript programming software ,   motion control mechanisms , and a wide range of other devices and controllers used in systems from space to factory floor applications . Gatekeeper implements a standard protocol that directs the device driver to activate the appropriate motion control of the robot, input/output of auxiliary equipment and other devices operating in real time. It is the core software used as a foundation for all current and future software modules and languages.

Our software is marketed and sold to the service and personal robot markets through Innova Robotics, Inc., our wholly owned subsidiary. Generally, our software solutions is referred to as Middleware, which is connectivity software that consists of a set of enabling services that allow multiple processes running on one or more machines to interact across a network. We believe Middleware is essential to migrating mainframe applications to client/server applications and to providing for communication across heterogeneous platforms. In the context of our markets, it is this Middleware that enables industrial robots to communicate with enterprise systems like purchasing, inventory control and other enterprise wide systems. In the military arena, this Middleware, in management’s opinion, would enable an unmanned mobile robotic vehicle to communicate reconnaissance intelligence with the Logistics Command and in return receive updated operational instructions. Communications to and between unmanned surface vessels   is also possible.

Markets Served

The markets served are the military, space, service, personal, and industrial robotic markets, which are discussed below.

Industrial Robots - Market Overview

Installations

According to a report released by the UNITED NATIONS ECONOMIC COMMISSION FOR EUROPE (UNECE) October 15, 2005 in cooperation with the INTERNATIONAL FEDERATION OF ROBOTICS (IFR), of which RWT is a supporting member:

•	worldwide investment in industrial robots was up 17 percent in 2004 and in the first half of 2005, orders were up another 13 percent

Worldwide growth between 2005 and 2008 is forecast at an average annual rate of about 6 percent.

According to the US-based ROBOTIC INDUSTRIES ASSOCIATION (RIA):

•
North American robotics companies posted record new orders in 2005, surpassing its previous high set in 1999. A total of 18,228 robots valued at $1.16 billion were ordered by North American manufacturing companies, an increase of 23% in units and 17% in dollars over 2004 totals. When orders placed by companies outside of North America are added, the final totals are 19,445 robots valued at $1.22 billion, gains of 21% in units and 15% in dollars over last year.

Estimates are that between a minimum of 848,000 units to a possible maximum of 1,120,000 million robots are currently operational worldwide. Japan leads with some 356,483 units, followed by the European Union with 278,906 units and about 125,235 units in the United States. (RIA estimates 158,000 robots are being used in the United States placing the U.S. second to Japan in robot usage).

In Europe, Germany leads with 120,544 units; Italy has 53,244; Spain 21,893, and the United Kingdom some 14,176 units, according to UNECE.

Installations and Operational Stock of Industrial Robots 2002, 2003, and 2004 and Forecasts for 2004-2008 Number of Units

	Yearly Installations				Operational Stock at Year End
Country	2002	2003	2004	2008	2002	2003	2004	2008
Japan	25,373	31,588	37,086	45,900	350,169	348,734	356,483	390,500
North American	9,955	12,693	13,444	16,500	103,515	112,390	121,937	155,700
(US, Canada, Mexico)
Germany	11,862	13,081	13,401	14,900	105,212	112,393	120,544	151,100
Europe, rest of	14,816	14,751	15,895	18,800	139,566	149,632	158,362	197,000
Asia/Australia	5,123	8,991	15,225	24,500	60,427	73,987	86,710	142,400
Other Countries*	1,466	372	317	400	11,216	3,337	3,728	5,000

Totals	68,595	81,476	95,368	121,000	770,105	800,473	847,764	1,041,700

*UNECE changed the country groups in 2003, moving smaller European countries from “Other Countries” to “Europe.” Source: UNECE, IFR and national robot associations.

Users

The primary users of industrial robots in the United States of America include automotive manufacturers and automotive suppliers, food and consumer goods companies, semiconductor and electronics firms, metalworking companies, plastics and rubber manufacturers, and increasingly sciences, pharmaceutical, and biomedical businesses. According to RIA, small, medium, and large companies in just about every industry have taken advantage of the productivity, quality, and flexibility gains that robots provide in order to compete successfully in the global market. RIA notes that robot use jumped 30% in the life sciences, pharmaceutical, and biomedical industries in 2005. Automotive manufacturers, the largest users of robots, increased their orders by 49% in 2005. Orders jumped 14% to automotive components companies. Combined, these two sectors accounted for 70% of new robot orders in 2005.

Applications

With regard to applications, the biggest growth areas this year have been for robots used in material handling applications (+45%), arc welding (+37%) and spot welding (+19%), according to RIA.

Sales

The market for our Universal Robot Controller is the retrofit market for mechanical arms which benefit from a controls replacement. In management’s opinion, virtually all of the approximately 848,000 older robots have antiquated control systems that require replacement in order to improve functionality to current standards of the robotic industry, and to drastically reduce the costs of spare parts. Currently, owners of these older robots must buy their spare parts from the Original Equipment Manufacturers (OEMs) and management believes that since these spare parts for the controller are proprietary to the OEM, the costs of these spare parts is very high compared to the cost of standard, commercially available, off-the-shelf components and thus provide a substantial profit margin to the OEMs. RWT's Universal Robotic Controller is a state-of-the-art solution built using standard components whenever possible which in management's opinion provides more features, functionality, and value than the controllers of the robot OEMs. The URC was developed and has been successful as a “Plug and Play” upgrade.

INNOVA ROBOTICS, INC.

In the world of non-industrial robotics, there are two distinct markets emerging, in our opinion, that apply advanced robotic software and hardware technologies. These are:

Unmanned robotic vehicles - these vehicles typically are autonomous and function on the ground, in the air, under sea and in space and are controlled with an advanced Operating Control Unit. Many of these unmanned vehicles are deployed in Iraq and Afghanistan as well as by many police departments around the world.

Service robots - these robotic devices tend to operate semi or fully autonomously to perform services useful to individuals and their care and well-being, either as Personal Robots or as Domestic Robots

We recently retained The Ashcroft Group, LLC to provide strategic advisory consulting services relative to its Innova Robotics subsidiary’s targeted markets including homeland security, military, first responders and the intelligence community. Additionally, John Ashcroft, former Attorney General of the United States of America, will become the Chairman of the Company’s Board of Advisors.

Unmanned Robotic Vehicles - Market Overview

On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles wherein Mesa granted us exclusive, worldwide rights to market and sell a full line of Mesa products, including, but not limited to, the current Mesa product line of unmanned ground robotic vehicles which are ACER, MATILDA, MARV, and MAUD. The activities are under Innova Robotics, Inc., a wholly-owned subsidiary of our company and targeted at the homeland security, first responders, intelligence and military markets.

Service Robots - Market Overview

The service robot industry is rapidly emerging and according to many it is expected to be large. In reporting the following data, UNECE cautions that because many companies did not provide market data, the figures reported probably underestimate significantly the true sales amounts as well as the installed base of service robots.

Regardless, the scope of applications is beginning to expand and we are experiencing an increasing demand for software to function as the middleware for connectivity, interoperability, and ease of integration between high-powered software and devices. We are beginning to see in the professional service robot sector robots used for handling bombs and hazardous materials evolve such that there is a need to interface with, for example, Homeland Security systems using vision, audio, mobility, and for data collection and data delivery. The U.S. Government has appropriated $33 billion to develop an unmanned fighting force. The goal is to supply 30 percent of its fighting force with some form of robotics products by   2010. As the market better realizes the potential of such applications, there will be a substantial push for open software standards. RWT's RobotScript , we believe, is now poised to enter this market as the only proven middleware offering with substantial scope of applications and functionality throughout all sectors of the Service Robots market.

Professional Use

According to UNECE, at the end of 2004, it is estimated that some 25,000 units were in operation. The value of professional service robots in use is estimated at $3.6 billion. This market is expected to grow by 50,000 units between 2005 and 2008. Specific areas of use are:

•	Underwater systems
•	Cleaning robots
•	Laboratory robots
•	Demolition and construction
•	Medical robots
•	Mobile robot platforms/general
•	Defense, rescue, security
•	Field robots (milking, forestry)

With 5,320 units, underwater systems accounted for 21 percent of the total number of service robots for professional use installed through 2004. Thereafter followed cleaning robots and laboratory robots with 14 percent each, and construction and demolition robots with 13 percent. Medical robots and mobile robot platforms for general use accounted for 11 percent each. Field robots, e.g., milking robots and forestry robots, had a share of nearly 9 percent and defense, rescue, and security applications 5 percent. Minor installation numbers were counted for logistic systems (270 units), inspection systems (235 units) and public relation robots (20).

The unit prices for professional service robots range from less than $10,000 to well over $1,000,000. The most expensive service robots are the underwater systems ($300,000 to more than $1,000,000), medical robots with a wide range from $100,000 to $1,000,000, followed by milking robots ($200,000).

The stock of service robots for professional use is forecast to increase by 50,000 units in the period 2005-2008. Application areas with strong growth are humanoid robots, underwater systems, defense, rescue and security applications, laboratory robots, professional cleaning robots, medical robots, and mobile robot platforms for multiple use.

Entertainment Use

Robots for entertainment and leisure use, which include toy robots, is forecast at about 2.5 million units most of which are very low cost. The sales value is estimated at $4.4 billion, according to UNECE.

Personal Use

At the end of 2003, about 610,000 service robots - autonomous vacuum cleaners and lawn-mowing robots - were in operation. It is projected that sales of all types of domestic robots (vacuum cleaning, lawn mowing, window cleaning and other types) in the period 2005-2008 could reach some 4.5 million units with an estimated value of $3 billion, according to UNECE.

COROWARE TECHNOLOGIES, INC.

CoroWare specializes in offering software systems development and integration services and products to two distinct markets: Robotics Integration Customers and Enterprise Systems Integration Customers.

Robotics Integration

CoroWare is focused on the global market for service robots and offers its robotic integration expertise to customers who are looking for software systems development and integration services in areas such as architectural design and software applications development. We believe CoroWare is uniquely positioned with its knowledge of Microsoft Robotics Studio to offer software systems development and integration services to customers who are considering how to take full advantage of Microsoft Robotics Studio for the development of commercial products or educational services.

As an example, CoroWare is currently involved in a software systems development and integration project with a company that specializes in design, development and production of Unmanned Aerial Vehicles (UAVs), as well as applications for intelligence, surveillance and reconnaissance. CoroWare’s senior embedded systems engineers are helping this company make architectural and design level decisions that will help improve the reliability and robustness of their UAV platforms.

In addition, CoroWare is developing software for mission and robotic control of any unmanned autonomous vehicle, including commercially available vehicles, which require semi-autonomous or tele-operational control. This software may be incorporated into an Operator Control Unit (OCU) that would be used to guide a mobile service robot or a remotely operated construction vehicle.

Systems Integration

CoroWare's enterprise systems integration practice comprises two key areas:

High value software systems development and integration services, such as program, project, and business management services, for Microsoft and other Tier 1 customers that develop, market and sell high-technology products

Development and deployment of Service Oriented Business Applications (SOBA), such as service provisioning and customer care, in growing service provider markets such as mobile communications, application services, and media & entertainment.

High Value Software Systems Development and Integration Services

As a member of the Microsoft® Vendor Program (MSVP), CoroWare provides software systems development and integration services that help Microsoft employees and departments deliver high quality products, solutions and services.

For example, CoroWare has been working closely with the Microsoft Customer Care Framework (CCF), helping the solutions team deliver a premium solution for worldwide deployment. CoroWare’s expertise in release management, product licensing, and marketing coordination have helped Microsoft expedite the development and market availability of Microsoft Customer Care Framework.

CoroWare shall continue to offer our high value software systems development and integration services that complement the growing trend in outsourced software development services in Asia, South America and Eastern Europe.

Finally, CoroWare is investigating the potential of offering software products that complement our High Value Software Systems Development and Integration Services, especially in the areas of marketing management.

Development and Deployment of SOBAs

CoroWare’s software and systems engineering staff has many years experience with the development and deployment of application software that is based on XML web services and service-oriented architecture. CoroWare further grow its capabilities in the development and deployment of Service Oriented Business Applications (SOBA) through its development efforts with NamesCo (UK) and release management efforts with Microsoft’s Customer Care Framework initiative.

In the coming three years, CoroWare anticipates growing its systems integration practice by focusing on the development and deployment of Service Oriented Business Applications, such as service provisioning and customer care, in growing service provider markets such as mobile communications, application services, and media & entertainment.

RWT Business pre 2005

RWT started operations in 1994 with the intent to develop a PC based coordinated motion controller for industrial robots. Up to that point in time, virtually everyone in the industry doubted if a PC based controller, using an open architecture system and based on Microsoft's platform, could ever be developed and accepted as a standard in the industry. RWT dedicated significant resources and time, over $6 million and six years, to develop such a controller and was awarded three pioneer utility patents by the USPTO. RWT successfully established itself as a provider of a Universal Robot Controller to the industrial market, and in particular to the automobile industry, the key market for RWT products. In November 2000, after 10 months of due diligence verifying source code and the operations of the Universal Robot Controller at Ford and other production facilities, the Ford Motor Company investment group invested $3.0 million in RWT and Ford planned a substantial order for RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. The Ford Vice President for Body Assembly, Stamping, and Structures joined the RWT Board of Directors.

In June 2001, a joint international press conference announcing the Ford investment in RWT was held at the 32nd International Robotics Conference and Exposition. Additionally, 10 Universal Robot Controllers were successfully sold and installed in non-automotive manufacturing environments. However, the business of RWT was drastically and adversely affected by the economic recession and the impact on the automobile industry after the September 11, 2001 attacks in the US. After the September 11, 2001 attacks, Ford cancelled their planned orders due to large losses they were incurring. The resulting continued downturn in the economy and RWT's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. RWT substantially shut down its operations during December 2002. The Ford investment was subsequently purchased by us and the shares were retired.

RWT today is a company that is attempting to build market share in its core market - control software systems, and is pursuing new markets, in particular the military market. Our plan is to be the solution provider for robot users and to make the Universal Robot Controller and Universal Automation Controller the systems of choice for small and medium size manufacturing companies as well as the automotive market and the military market.

Activities of Hy-Tech Prior to the Merger with RWT

We were previously named Hy Tech Technology Group, Inc. and had as our sole operating activities our wholly owned operating subsidiary Hy Tech Computer Systems, Inc. (HTCS). On August 25, 2004, Hy Tech completed the reverse acquisition into RWT in which RWT was deemed to be the "accounting acquirer." Simultaneously, Hy Tech sold its Hy-Tech Computer Systems, Inc. subsidiary and discontinued its computer systems sales and services business. Prior to these transactions, Hy-Tech changed its name to Innova Holdings, Inc.

In January 31, 2003, HTCS completed a reverse acquisition into SRM Networks, an Internet service provider and web hosting business, in which HTCS was deemed the "accounting acquirer.” SRM Networks, Inc., a Nevada corporation, was incorporated on June 8, 2001and as part of the reverse merger agreement changed its state of incorporation to Delaware. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc. and HTCS discontinued SRM Network's Internet business.

HTCS was formed in 1992 in Fort Myers, Florida as a supplier to the information technology business. From 1992 through 2002, HTCS was a leading custom systems builder and authorized distributor of the world's leading computer system and components. The products sold by HTCS were "Hy-Tech" branded computer systems - desktops, notebooks and servers, computer components and peripherals, computer storage products; computer operating systems and office software; Compaq computer systems - desktop and servers; computer service; and computer warranty work. At the end of 2003, as a result of substantial losses, the management of HTCS concluded that the then existing business was not viable, and initiated the changes necessary to closing its stores, laying off employees and transferring all business to e-commerce. Negotiations were initiated to acquire RWT and to divest the old HTCS business, which was accomplished in August 2004. As a result, we are no longer actively selling any of the HTCS products.

On April 29, 2003, Hy Tech entered into an agreement called an "option to purchase" with SunTrust Bank under which Hy Tech agreed to settle all pending litigation and satisfy all judgments obtained against the HTCS subsidiary by SunTrust Bank. Hy Tech agreed to pay a total of $1.5 million by August 28, 2003 in full settlement of all of SunTrust's claims of approximately $3.7 million. Under the terms of the Settlement Agreement, Hy Tech delivered $1.0 million dollars to SunTrust on April 29, 2003. This $1.0 million represents all of the proceeds of the sale of the Convertible Debenture described below. Hy Tech also agreed to pay SunTrust three installments of $65,000 each in June 2003, July 2003, and August 2003, and the balance of $305,000 on or before August 28, 2003. Hy Tech used part of the proceeds from the Factoring Line of Credit to pay the August 28, 2003 installment of $305,000 due to SunTrust Bank, and all other amounts were paid. As a result of this settlement, Hy Tech obtained the ownership of the Sun Trust judgment, per the Settlement Agreement.

On April 22, 2003, Hy Tech entered into an Advisory Agreement with Altos Bancorp Inc. pursuant to which Altos agreed to act as our exclusive business advisor for a one-year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of Hy Tech. Altos advised Hy Tech regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments.

In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but received 16,133,333 shares of our common stock.

On April 28, 2003, a merger between Hy Tech and Sanjay Haryama ("SH"), a Wyoming corporation, was effected. The merger was based upon an Agreement and Plan of Merger dated April 28, 2003 among the parties. Pursuant to the merger (i) SH was merged with and into Hy Tech; (ii) the SH shareholder exchanged 1,000 shares of common stock of SH, constituting all of the issued and outstanding capital stock of SH, for an aggregate of 1,000 shares of Hy Tech's restricted common stock; and (iii) SH's separate corporate existence terminated. The SH shareholder was Coachworks Auto Leasing, which is wholly owned by Jehu Hand. The determination of the number of shares of Hy Tech's stock to be exchanged for the SH shares was based upon arms' length negotiations between the parties.

Prior to the merger, SH completed a $1,000,000 financing transaction pursuant to Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act of 1933 as amended pursuant to a Convertible Debenture Purchase Agreement dated April 21, 2003 between SH and an accredited Colorado investor. In connection therewith, SH sold a 1% 1,000,000 Convertible Debenture due April 20, 2008 (the "SH Debenture") to the investor. The unpaid principal amount of the SH Debenture was convertible into unrestricted shares of SH common stock to be held in escrow pending the repayment or conversion of the SH Debenture. Pursuant to the merger, Hy Tech assumed all obligations of SH under the SH Debenture and issued the holder thereof its 1% $1,000,000 Convertible Debenture due April 28, 2008 in exchange for the SH Debenture. The material terms of the convertible debenture were identical to the terms of the SH Debenture except that the unpaid principal amount of the convertible debenture was convertible into unrestricted shares of Hy Tech's common stock. The per share conversion price for the convertible debenture in effect on any conversion date was the lesser of (a) $0.35 or one-hundred twenty-five percent (125%) of the average of the closing bid prices per share of Hy Tech's common stock during the five (5) trading days immediately preceding April 29, 2003 or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of Hy Tech's common stock during the forty (40) trading days immediately preceding the date on which the holder of the convertible debenture provides the escrow agent with a notice of conversion. The number of shares of Hy Tech's common stock issuable upon conversion was also subject to anti-dilution provisions. The investor's right to convert the convertible debenture was subject to the limitation that the Investor may not at any time own more than 4.99% of the outstanding Common Stock of Hy Tech, unless Hy Tech was in default of any provision of the convertible debenture or the investor gives seventy five (75) days advance notice of its intent to exceed the limitation.

Between the date of the merger and the end of November 2003, the convertible debenture was fully converted to Hy Tech's common stock.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005.  We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

On April 28, 2003, Hy Tech announced it had entered into a financing transaction in which it had received a firm commitment from a private equity fund for the purchase of a $750,000 convertible debenture from Hy Tech. The debenture was not closed and Hy Tech arranged for alternative financing under a Factoring Line of Credit with Platinum Funding Corporation.

In May 2003, Martin Nielson assumed full time responsibilities as Chief Executive Officer, brought new investors to the company, and was chartered to transform Hy Tech away from being a custom systems builder. During the fiscal year, Hy Tech took steps necessary to design the new business strategy and commenced the implementation of this strategy, which also included growth by acquisition. Among these steps taken were:

•	construction of the details of the new plan that led to the decision to transform and then divest HTCS
•	restructuring of the personnel and reduction of costs and writing off unproductive assets
•	engagement of key professionals
•	negotiating with sources of new investment
•	identifying and negotiating with acquisition targets

Concurrent with the steps taken, Hy Tech aggressively pursued new financing from debt and equity sources to increase working capital, further reduce liabilities, and to help negotiate acquisitions to provide a platform for growth.

At the same time and due to the substantial requirement for capital to keep inventory in multiple outlets and to finance receivables, Hy Tech faced significant challenges to produce an adequate return on investment from HTCS. Hy Tech restructured operations by shifting its sales operations to an online store operated by a third party. This change was important. It was much more cost effective and far less capital intensive. HTCS eliminated the overhead of the local wholesale outlets, and all local costs became variable. Key employees in the local operations were offered positions with the contracting company, yet HTCS retained benefit of the sales as part of the deal.

In February 2004, Hy Tech announced its planned changes that included its planned acquisition of Robotic Workspace Technologies (RWT) and the intended divestiture of HTCS. Such changes were in keeping with Hy Tech's new plan to grow by acquisitions, to differentiate itself by adding unique technologies, by converting to e-commerce selling and distribution techniques and by adding complementary, higher margin services.

Effective July 29, 2004, Hy Tech changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. Hy Tech's trading symbol changed to "IVHG. Simultaneously with the name change, Hy Tech increased its authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

On July 21, 2004, Hy Tech entered into an Agreement and Plan of Merger with Robotic Workspace Technologies, Inc. ("RWT"). This transaction closed on August 25, 2004. The agreement provided that RWT Acquisition, Inc., a wholly owned subsidiary of Hy Tech, will merge into RWT, with RWT continuing as the surviving corporation. RWT became a wholly owned subsidiary of Hy Tech. The shareholders of RWT were issued an aggregate of 280,000,000 shares of Hy Tech's common stock as consideration for the merger. RWT's outstanding options were converted into options to acquire Hy Tech common stock at the same exchange ratio at which the RWT shareholders received Hy Tech common stock. For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replaced Innova's for SEC reporting purposes. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle any of this debt, it shall issue an equal number of common shares to the former RWT shareholders, in proportion to their RWT share holdings.

The determination of the number of shares of Hy Tech common stock exchanged for the RWT common stock was determined in arms length negotiations between the Boards of Directors of Hy Tech and RWT. The negotiations took into account the value of RWT's financial position, results of operations, products, prospects and other factors relating to RWT's business. At the time of the execution of the agreement, there were no material relationships between RWT and Hy Tech or any of its affiliates, any director, or officer of Hy Tech, or any associate of any such officer or director.

On June 23, 2004, Hy Tech entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. pursuant to which Hy Tech granted to Encompass exclusive, worldwide, royalty free, fully paid up, perpetual and irrevocable licenses to use Hy Tech's customer list for its computer and systems related products and its related websites. Hy Tech also assigned to Encompass Hy Tech's rights to enter into acquisitions with Cyber-Test, Inc., BCD 2000, Inc. and Pacific Magtron International, Inc. Hy Tech agreed for a five year period commencing on the closing not to compete with Encompass (i) in the business of the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature (A) engaged in by Encompass or its subsidiaries or (B) engaged in by Hy Tech at the time of closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. at the time the stock or assets of which are acquired by Encompass. For (i) a period of three (3) months following the closing, Hy Tech is permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the closing and (ii) so long as RWT is engaged solely in the business of developing or acquiring proprietary computer technology within the robotics field, Hy Tech will be permitted to engage in this business.

Encompass hired Martin Nielson, who had been Hy Tech's Chief Executive Officer, as an Executive Officer. Mr. Nielson will continue to serve on Hy Tech's board of directors and resigned as Hy Tech's Chief Executive Officer.

In consideration for the transaction, Encompass assumed all of Hy Tech's obligations under certain convertible debentures in the aggregate principal amount of $503,300. The holders of the convertible debentures released Hy Tech from all claims arising under the convertible debentures.

The determination of the consideration in the Encompass transaction was determined in arms length negotiations between the Boards of Directors of Hy Tech and Encompass. The negotiations took into account the value of the assets sold to Encompass and the consideration received. At the time of the transaction, there were no material relationships between Encompass and Hy Tech or any of its affiliates, any director, or officer of Hy Tech, or any associate of any such officer or director.

On June 23, 2004, immediately after the closing of the transaction with Encompass, Hy-Tech entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000 with the holders of the convertible debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of Hy-Tech in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of Hy-Tech's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by Hy-Tech five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by Hy Tech at any time for $1.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the average of the closing price of the common stock on the five business days preceding the date of conversion for a period of one year from the date of conversion and, (vii) has no voting rights except when mandated by Delaware law.

In the event that Hy Tech has not (a) completed the merger with RWT and (2) RWT has not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock may elect to convert their shares into:

(a) a demand note payable by Hy Tech in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and

(b) warrants to purchase 2,500,000 shares of Hy Tech's common stock at an exercise price of $.005 per share, with a term of two (2) years' from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased.

On August 18, 2004 the Company entered into an agreement with Aegis Funds, Inc (AFI) to sell all of the issued and outstanding capital stock of HTCS to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS common stock, AFI became the record and beneficial owner of the HTCS common stock, the Company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of the Company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles wherein Mesa granted us exclusive, worldwide rights to market and sell a full line of Mesa products, including, but not limited to, the current Mesa product line of unmanned ground robotic vehicles which are ACER, MATILDA, MARV, and MAUD. The activities are under Innova Robotics, Inc., a wholly-owned subsidiary of the Company and targeted at the homeland security, first responders, intelligence and military markets.

Coroware Technologies, Inc.’s Business

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with CoroWare Technologies, Inc., our wholly owned subsidiary, dated as of May 12, 2006. Under the terms of the agreement, we purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software (the “Assets”), and we agreed to assume certain liabilities; however, the amount of assumed liabilities shall not be greater than $100,000 more than the amount of certain accounts receivable and ash assets purchased. Additionally, we agreed to assume certain bank credit card debt in an amount up to $98,168.

We paid a purchase price for the Assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006; (ii) $1,200,000 in the restricted shares of our common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.18 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

Trademarks and Patents

We have the following trademarks and patents:

•  RWT(TM)
•  Universal Robot Controller(TM)
•  URC(TM)
•  RobotScript(R)
•  TeachPoint File Creator(TM)
•  Gatekeeper(TM)
•  ControlScript(TM)
•  CMMScript(TM)
•  MediScript(TM)
•  Robotic Artists(TM)
•  Service Robots(TM) SM

RWT Patents

First Patent number 6,442,451 - awarded September 5, 2002 - Versatile robot control system - Abstract - An improved, versatile robot control system comprises a general purpose computer with a general purpose operating system in electronic communication with a real-time computer subsystem. The general-purpose computer includes a program execution module to selectively start and stop processing of a program of robot instructions and to generate a plurality of robot move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a robot move module linked to the data buffer for sequentially processing the moves and calculating a required position for a robot mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a robot joint position feedback signal.

Second Patent number 6,675,070 - awarded April 5, 2004 - Automation equipment control system Abstract - An automation equipment control system comprises a general-purpose computer with a general-purpose operating system in electronic communication with a real-time computer subsystem. The general-purpose computer includes a program execution module to selectively start and stop processing of a program of equipment instructions and to generate a plurality of move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a move module linked to the data buffer for sequentially processing the moves and calculating a required position for a mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a joint position feedback signal.

Third Patent number 6,922,611 - awarded July 26, 2005 - Each of RWT’s patents pertains to RWT’s versatile PC control system suitable for controlling robots of various electromechanical configurations, other automation equipment, and its common programmer/operator interface.

Research and Development

There was approximately $43,000 spent on R&D during 2004 and 2005, primarily to enhance the functionality of our software and control systems. In addition, approximately $47,000 was spent on R&D during the nine months ended September 30, 2006.

Contracts

We entered into contracts with three independent contractors, B. Smith Holdings, Inc. and Stratex Solutions, LLC (Stratex). The contract with B. Smith, which became effective January 14, 2005, is for business development, sales, and marketing services, is for a term of five years, and is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, we will pay B. Smith a monthly engagement fee of $10,000 provided certain sales and other objectives are met, a commission on such sales, stock options equal to 1% of the common stock outstanding on a fully dilutive basis vesting over a three year period, reimbursement of approved expenses, and a one-time payment of 6 million shares of common stock. The monthly fee is payable in cash or common stock at our option; if common stock, the price per share shall be $.05 for the two weeks ended January 31, 2005 and thereafter at the closing bid price on the fifteenth day of the calendar month, or the closest trading day, for which such fee is earned. B. Smith has agreed to keep all inventions, trade secrets and other information about us confidential and to not compete with us during the term of the agreement and for one year thereafter. This contract was terminated as of August 1, 2005.

The contract with Stratex, effective December 15, 2004, is for certain business planning, financial and accounting services and is for a term of five years which is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, we will pay Stratex $10,000 monthly for the first 6 months and $15,000 monthly thereafter, provided certain stipulated objectives are met. We shall have the option to pay Stratex in either cash or common stock; if common stock, the price per share shall be $.05 through December 15, 2005 and thereafter at the closing bid price on the first trading day of the calendar month for which such fee is earned. Additionally, we will grant to Stratex stock options equal to 2% of the common stock outstanding on a fully dilutive basis vesting over a three-year period and reimbursement of approved expenses. If the agreement with Stratex is terminated without just cause or if there is a change of ownership of our company or any of our subsidiaries, then all remaining unexercised outstanding stock options shall immediately vest to the benefit of Stratex. Stratex is also eligible for incentive fees as determined by the board of directors. If the agreement with Stratex is terminated without just cause, Stratex will receive a payment equal to twenty-four months of the full monthly fee payable to Stratex immediately prior to the termination. Stratex has agreed to keep all inventions, trade secrets and other information about us confidential and to not compete with us during the term of the agreement and for one year thereafter. Eugene V. Gartlan, President of Stratex, was employed by us on June 14, 2005 as the Chief Financial Officer and the contract with Stratex was simultaneously terminated with no termination fee required.

On August 2, 2006, we entered into a contract with The Ashcroft Group (Consultant) for strategic advisory consulting services relative to the Innova Robotics subsidiary’s targeted markets to protecting our interests, marketing our products to our targeted markets including homeland security, military, first responders and the intelligence community, and protecting our assets and holdings. The Ashcroft Group and we further agreed that John Ashcroft will become the Chairman of our Board of Advisors. In consideration of such services to be rendered and for serving on our Board of Advisors, we will compensate the Consultant with a monthly cash payment of $10,000 and with 2,000,000 shares of our restricted common stock, and warrants to purchase up to an additional 2,000,000 shares of our common stock at a price of $0.15 per share, if through Consultant’s direct efforts and introductions our sales (including the Company’s subsidiaries’ sales) are increased by the direct efforts of Consultant in accordance with the following schedule:

(a)	Warrants to purchase 1,000,000 shares if through the Consultant’s direct efforts and introductions, our sales (including its subsidiaries’ sales) are increased by $5,000,000.

(b)
Warrants to purchase an additional 1,000,000 shares if through the Consultant’s direct efforts and introductions, our sales (including its subsidiaries’ sales) are increased by an additional $10,000,000 for a total increase of Fifteen Million Dollars in sales.

Employees

As of August 11, 2006, we had a total of twenty four (24) full time employees and several independent contractors providing services. None of our employees are covered by the by collective bargaining agreements. We believe that our relations with our employees are good. Included in our employee count are employees of our CoroWare subsidiary which had a total of fifteen (15) full time employees, five hourly employees and several independent contractors providing services. Also included are nine (9) employees of the Company that support RWT and Innova Robotics, Inc.

DESCRIPTION OF PROPERTY

On May 15, 2005, we leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used as our primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,533 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of our Research, Design and Engineering center as well as office space for up to fifteen (15) employees.

On May 11, 2006, we leased 1,500 square feet of space at 4074 148 th Ave. NE, Redmond, WA 98052 The lease is with Yett Family Partnership LP., with monthly payments of $1,944 to June 1, 2007. The stated annual rent escalation is $0.00. The space is the location of our Research, Design and Engineering center as well as office space for up to seven (7) employees. On June 1, 2006, we leased one (1) one-bedroom apartment at Devon Towers, Pittsburgh, PA, with monthly payments of $1,045 beginning August 1, 2006 to August 1, 2007. There is no stated escalation term. This space is used for employee accommodations and general office work when traveling on business to Pittsburgh.

LEGAL PROCEEDINGS

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005.  We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, senior managers and directors as of August 10, 2006:

Name	Age	Position

Walter K. Weisel	66	Chairman, Chief Executive Officer and Director

Martin Nielson	54	Previously Chief Executive Officer and Chairman of the Board of Directors; Director

Gary F. McNear	61	Director; Previously C F O, Vice President, and Secretary

Craig W. Conklin	56	Director; Previously Chief Operating Officer and Vice President

Rick Wynns	59	Director

Eugene V. Gartlan	62	Chief Financial Officer

Sheri Aws	45	Vice President and Secretary

The principal occupations for the past five years of each of our executive officers and directors are as follows:

WALTER K. WEISEL became our Chairman and Chief Executive Officer on August 25, 2004, the date the merger closed between us and RWT. With over thirty year’s experience, Mr. Weisel is recognized as a pioneer and leader in the robotics industry. An original founding member of the Robotic Industries Association (RIA), the U.S. robot manufacturers' trade association, Mr. Weisel served three terms as President. He served on the RIA Board of Directors and Executive Committee and, as a spokesperson for the industry, served as an advisor to members of the U.S. Trade Commission and the U.S. Department of Commerce. Mr. Weisel was a founding member of Robotics International (RI), a member society dedicated to the advancement of robotic technology. During his term as President the membership grew to over 16,000 members. In 1992 Mr. Weisel was awarded the Joseph F. Engelberger Award, which recognizes the most significant contribution to the advancement of robotics and automation in the service of mankind. Each year nominations are received from 26 nations worldwide. This award has been presented since 1977.

Mr. Weisel has a long record of advancing technology and growing companies that develop and commercialize technology. Mr. Weisel served 13 years with Prab Robots, Inc. as Chief Executive Officer, President, and Chief Operating Officer. During his tenure, Prab Robots, Inc. was transformed into an international organization and leader in the fields of industrial robots and automation. While under his direction, Prab Robots, Inc. was taken public in an Initial Public Offering and Unimation, Inc. and several other companies in the U.S. and Europe were acquired. By 1990, Prab Robots, Inc. was responsible for the largest installed base of robots in North America and had developed a very successful robot retrofit business with customers such as General Motors, Ford, and Chrysler. Mr. Weisel has served as Chairman and Chief Executive Officer of RWT since its incorporation in 1994, and continues to serve in that capacity.

MARTIN NIELSON was our Chief Executive Officer and Chairman of the Board of Directors since May 2003. He resigned effective June 1, 2004. Mr. Nielson is a principal of Altos Bancorp, Inc., serving as its Chairman and Chief Executive Officer since November 2002. He has also served as Chief Executive Officer and director of Inclusion Inc. since September, 2000. Mr. Nielson and Altos were instrumental in assisting us in the negotiations that led to our settlement of its litigation with SunTrust Bank and in securing the financing that funded that settlement. Mr. Nielson will continue as a director of our company. Mr. Nielson is a senior executive with extensive experience in operations and finance. He has been a business builder for 30 years with such companies as Gap, Businessland, and Corporate Express.

Altos, which is an outgrowth of Nielson's M&A practice during his ten years in London is engaged in providing investment banking and business development services to growth oriented, emerging companies throughout the United States and Europe. Altos was retained by the Company to act as its business advisor, but that contract was concluded to coincide with the acquisition of RWT. Mr. Nielson is also a director of Advanced Communications Technologies, Inc.

GARY F. MCNEAR was the Chief Financial Officer, Vice President and Secretary since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003, through May 2003 he served as Chief Executive Officer and Director of our company. Mr. McNear has served as the Chief Executive Officer, Chairman of the Board, and Treasurer of Hy-Tech Computer Systems(HTCS) since HTCS's inception in November 1992, and was a founding shareholder. Mr. McNear has also served as Secretary of HTCS since March 2001. HTCS acquired us in a reverse acquisition in January 2003. Mr. McNear's duties included banking relationships, cash management, and financial reporting. Mr. McNear's formal education is in Industrial Administration at Iowa State University. Mr. McNear is a former officer and pilot in the U.S. Air Force, and a former airline pilot.

CRAIG W. CONKLIN was the Chief Operating Officer and Vice President since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003 through May 2003, he served as President and Director of our company. Mr. Conklin has served as President and Director of HTCS since HTCS's inception in November 1992, and was a founding shareholder. HTCS acquired us in a reverse acquisition in January 2003. Mr. Conklin's duties included marketing and operations of our company. Mr. Conklin holds a B.S. in engineering from the Dartmouth College, and an MBA from the Amos Tuck School of business. Mr. Conklin was formerly employed by Owens-Corning Fiberglas, Inc. and he successfully operated and sold Golf & Electric Carriages, Inc., a local distributorship for Club Car Golf Carts.

RICK WYNNS is a successful businessman, owning one of the most flourishing State Farm Insurance Agencies in the country for 26 years. Currently his business has over 5,000 households as customers, representing nearly 12,000 accounts, all of this from a customer base of virtually nothing at the start of his insurance career. This was accomplished by excellent sales and marketing skills, both direct and telephone. Mr. Wynns graduated from the University of South Florida with a Bachelor of Science degree.

EUGENE V. GARTLAN was appointed Chief Financial Officer of the Company in June 2005. Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 1,200,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.05 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary has been paid to Stratex. From June 2000 through June 2003 Mr. Gartlan was a self employed business consultant doing business under the name CFO Strategies and E. V. Gartlan. From June 2000 to June 2003, Mr. Gartlan was also an independent contractor with Whitestone Communications, Inc. serving in the capacity as a Managing Director of this investment banking firm specializing in mergers and acquisitions in the publishing industry. Mr. Gartlan's prior experience include positions as Chief Financial Officer of The Thomson Corporation's Information Publishing Group, Chief Financial Officer with Moody's Investors Service, Chief Financial Officer with International Data Group as well as several top financial management positions with The Dun & Bradstreet Corporation. Mr. Gartlan worked with Price Waterhouse earlier in his career and is a CPA in New York.

SHERI AWS was appointed Secretary of our company on September 14, 2004. Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Prior to that, Ms. Aws served as Executive Administrator, General Mortgage Corporation of America, from August 24, 2003 to February 2004; Director of Just for Kids, an after school and summer camp program for children, from December 2002 to August 2003; Assistant to the Chief Executive Officer of RWT from December 2002 through February 2004; and Administrative Assistant to Vice President of Marketing and Sales and Manager of Proposals and Contracts Administration for RWT.

Board of Directors Committees

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We do not have a standing Audit Committee, a Compensation Committee, or a Nominations and Governance Committee of the board of directors. Our directors perform the functions of audit, nominating and compensation committees. Four of our directors, Walter K. Weisel, Martin Nielson, Gary McNear and Craig Conklin participate in the consideration of director nominees. Due to the small size of our company and our board, the board of directors does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. Four of our directors, Walter K. Weisel, Martin Nielson, Craig Conklin and Gary McNear participate in audit related matters of our company, including, but not limited to, reviewing and discussing our audited financial statements with management and our auditors and recommending to the board of directors that the financial statements be included in our Annual Reports on Form 10-KSB. Messrs. Weisel, Nielson, Conklin and McNear are not considered independent directors as defined by any national securities exchange registered pursuant to Section 6(a) of the Securities Exchange Act of 1934 or by any national securities association registered pursuant to Section 15A(a) of the Securities Exchange Act of 1934.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self-evaluations.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2005. All of these filing requirements were satisfied by our directors, officers and 10% holders. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

Family Relationships

There are no family relationships among our executive officers and directors.

Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony or any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

DIRECTOR COMPENSATION

We have not paid and do not presently propose to pay cash compensation to any director for acting in such capacity. However, we will give the directors a grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses for attending meetings. In December 2004 and in March 2006, we awarded each director 500,000 options in each year for services as a director, each with an exercise price of $.10 per share and a term of ten years. In addition, Mr. Weisel received 1,500,000 options in April 2005 for services as Chief Executive Officer. Originally these options had an exercise price of $.17 per share but were modified in March 2006 to have an exercise price of $.10 per share. These options have a term of ten years and expire in April 2015.

Code of Ethics

We have adopted a comprehensive Code of Ethics for all directors, officers and employees. The Code of Ethics was filed with the Securities and Exchange Commission as part of the Company’s report on Form 10-KSB for the fiscal year ended December 31, 2004.

EXECUTIVE COMPENSATION*

*All share and per share amounts do not reflect the one-for-ten reverse stock split which was effectuated on November 20, 2006.

 The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2005. There were no options exercised during these periods.

Summary Compensation Table

					Restricted
Name & Position	Year	Salary	Bonus	Other	Stock	Options	LTIP	All Other

Walter K. Weisel	2005	$150,000	0.000	0	0	15,000,000	0	$69,100	(1)
Chairman and CEO (1) (3)	2004	$150,000	0.000	0	0	5,000,000	0	0
	2003	$150,000	0.000	0	0	0	0	0

Martin Nielson	2005	$0	0.000	0	0	0	0		(2)
Chairman and CEO (1) (2) (3)	2004	$100,000	0.000	0	0	5,000,000	0		(2)
	2003	$116,667	0.000	0	0	0	0	0

Eugene V. Gartlan	2005	$0	0.000	0	12,000,000	18,000,000	0	$12,000	(4)
Chief Financial Officer

(1) Walter K. Weisel has served as Chairman and CEO since August 25, 2004, the date the merger between us and RWT closed. Martin Nielson served as Chairman and CEO from the beginning of the year to August 25, 2004. During 2005, Mr. Weisel was reimbursed for expenses incurred over the prior three years in an amount of $69,100.

(2) On April 22, 2003, we entered into an Advisory Agreement with AltosBancorp Inc. pursuant to which Altos agreed to act as our exclusive business advisor for a one-year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of our company. Altos advised us regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments. In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, Altos and Mr. Nielson were to receive 16,133,333 shares of our common stock (valued at approximately $166,000), of which 10,633,333 shares were earned in 2004 and 5,500,000 shares were earned in 2003. These shares were issued to Altos in July 2006.

(3) During the past three years, Walter K. Weisel has not received any cash compensation. The amounts earned by Mr. Weisel remain accrued as of December 31, 2005. Martin Nielson received $80,000 in cash compensation; $50,000 was paid in 2003 and $30,000 was paid in 2004. The balance earned but unpaid remains accrued as of December 31, 2005. Mr. Nielson received 13,951,700 shares of our common stock in July 2006 for these services rendered and in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(4) Eugene V. Gartlan did not receive any cash compensation in 2005. Mr. Gartlan served as a consultant to our company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC., a business consulting firm. Stratex earned 12,000,000 shares of our common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Additionally, on December 15, 2004 Stratex received 12,121,276 options at an exercise price of $.005 per share with a term of ten years, expiring in December 2014. On June 30, 2005, we and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 18,000,000 shares of common stock at the purchase price of $.036 with a term of ten years. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month, which payment commenced in January 2006. In March 2006 we modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. They expire in June 2015. Additionally, the 12,121,276 options that were granted to Stratex Solutions, Inc in December 2004 were modified in March 2006 to vest over three years. They expire in December 2014. Additionally, Mr. Gartlan received a bonus of 5,625,000 shares on March 10, 2006 which were valued at $50,000, based on $.009 per share, the closing price of our stock on the previous day.

2005 and 2004 Stock Option Plans

On April 12, 2005 we adopted a Stock Option Plan authorizing options on 100,000,000 shares. On April 15, 2004 we adopted a Stock Option Plan authorizing options on 3,150,000 shares. On July 15, 2003, we adopted a Stock Option Plan authorizing options to purchase 5,000,000 shares. As of December 31, 2004, options awarded totaled 103,107,400 of which 20,000,000 were awarded to Mr. Weisel and 5,000,000 were awarded to Mr. Nielson and 18,000,000 were awarded to Mr. Gartlan and another 12,121,276 awarded to Stratex Solutions, LLC, a business owned by Mr. Gartlan that provided financial consulting services to us prior to Mr. Gartlan's employment date. On April 12, 2006, we authorized an increase in the Stock Option Plan from 100,000,000 shares to 150,000,000 shares.  On July 24, 2006, we authorized an increase of the authorized shares of common stock available under the Stock Option Plan from 150,000,000 to 200,000,000 shares.

The Stock Option Plans provide for the grant of nonstatutory stock options that are not intended to qualify as "incentive stock options,” options.  The total number of shares of common stock to be reserved for issuance under all plans is 158,150,000 subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.

The plans are presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plans and, subject to certain limitations, may amend the plans. Each option granted under the plans shall be evidenced by a written agreement between us and the optionee.

Options may be granted to employees (including officers) and directors and certain consultants and advisors.

The exercise price for incentive stock options granted under the plans may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plans have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plans are not transferable, except by will and the laws of descent and distribution.

The following table sets forth information with respect to grants of options to purchase our common stock under our 2005 and 2004 Stock Option Plans to the named executive officers during the fiscal year ended December 31, 2005.

Options in Year Ended December 31, 2005
Individual Grants

Name	Number of Shares Underlying Options		% of Total Options Granted to Employees	Exercise Price		Market Price	Expiration Date
Walter K. Weisel	15,000,000	(1)	30.8%	$.017	(1)	$.017	4/11/2015
Martin Nielson	0		0	--		--	--
Eugene V. Gartlan	18,000,000	(2)	37.0%	$.036	(2)	$.035	6/21/2015

(1) Mr. Weisel received 15,000,000 options in April 2005 for services as Chief Executive Officer of the Company. Originally these options had an exercise price of $.017 per share but were modified in March 2006 to have an exercise price of $.01 per share. These options vest annually over a three year period and expire in April 2015.

(2) Mr. Gartlan was employed as the Company’s Chief Financial Officer effective June 14, 2005. He did not receive any cash compensation, including salary or bonus in 2005. These 18,000,000 options granted were in lieu of a cash salary. In March 2006 the Company modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. The term remains ten years with expiration in June 2015.

Equity Compensation Plan Information

The following table set forth the information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	103,107,400	$0.016	5,042,600

Total	103,107,400	$0.016	5,042,600

Employment Agreements

Currently there are employment agreements with three executives, Walter Weisel, Chairman, CEO, Eugene V. Gartlan, CFO and Sheri Aws, Vice President and Secretary.

Mr. Weisel's employment agreement is dated July 19, 2000. Mr. Weisel's salary is $150,000 per annum plus a bonus at the discretion of the Board of Directors. The agreement stipulates that Mr. Weisel's salary will be increased to $200,000 and $250,000 when certain sales and profit objectives are met. The agreement is for a term of three years and automatically renews for successive one-year periods unless terminated by either party upon not less than sixty days prior to the renewal date. Mr. Weisel has agreed not to compete with us or solicit our customers or employees for a period of two years following the termination of his employment. The agreement also requires us to pay Mr. Weisel all accrued compensation, which amounted to $487,500 as of December 31, 2005, upon receipt of additional capital of no less than $3,000,000.

On June 30, 2005, we and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 18,000,000 shares of common stock at the purchase price of $.036. Such options shall be granted under the terms of our Stock Option Plan and shall vest equally over a period of three years, or upon death if sooner. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month. We shall have the option to pay the salary in cash or in shares of common stock registered on Form S-8. The stock price shall be determined by the market price for the shares on the first business day of the month in which the salary is earned. If the Mr. Gartlan is terminated without cause, all remaining outstanding stock options that have not been exercised by Mr. Gartlan, including stock options to purchase 12,121,276 shares of common stock awarded by the Board of Directors to Stratex Solutions, LLC on December 15, 2004, shall immediately vest on the effective date of termination. If there is a change of ownership of our company or any of our subsidiaries, all remaining outstanding stock options, including the Stratex Solutions options, that have not been exercised by Mr. Gartlan, shall immediately vest on the day immediately preceding the effective date of the change of ownership. Stratex Solutions is owned by Mr. Gartlan.

If employment is terminated by us without cause, Mr. Gartlan shall receive a payment equal to twenty four months of salary paid prior to the effective date of termination. We have the option to make this payment either in cash or in the common stock based on the per share market price of common stock at the time of termination. If during Mr. Gartlan's employment, we enter into an agreement which effectively will result in a change of control of the ownership of either us or Robotic Workspace Technologies, Inc. ("RWT"), our wholly-owned subsidiary, or if we enter into an agreement which effectively will result in a change of ownership of the assets of our company or RWT, Mr. Gartlan shall receive a payment equal to twenty four months of the salary paid prior to the effective date of the change of control. We shall make such payment in the common stock based on a price per share of $.005 if the effective date of the change of control is December 14, 2005 or sooner; thereafter the price per share shall be the market price of common stock at the time of the change in control. Regarding the change of ownership of the assets of our company or RWT, such change of ownership shall be deemed to have occurred if the rights to use the software of Robotic Workspace Technologies, Inc., is granted or sold in settlement of claims made by us or RWT of trade secret violations or patent infringements, and such rights to use the software results in a settlement payment to us or RWT in a single payment or multiple payments, other than a long term licensing agreement typical of software licensing agreements.

In March 2006, we modified the 18,000,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. Additionally, Mr. Gartlan has 12,121,276 options that were granted to Stratex Solutions, Inc in December 2004 with an exercise price of $.005 per share and vest monthly over 5 years. These options were modified in March 2006 to vest over three years. Additionally, Mr. Gartlan received a bonus of 5,625,000 on March 10, 2006 which were valued at $50,000, based on $.009 per share, the closing price of our common stock on the previous day.

Ms. Aws is employed as Vice President of Administration by RWT under an Employment Agreement dated February 24, 2004. Ms. Aws compensation is $60,000 per annum plus a bonus in the discretion of RWT. The agreement is for a term of one year, and automatically renews for successive one-year periods unless terminated by either party upon not less than thirty days notice prior to the renewal date. Ms Aws has agreed not to compete with RWT or solicit its customers or employees for a period of one year following the termination of her employment. Ms. Aws is also employed as our Corporate Secretary for no additional compensation.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Malone & Bailey, PC was our independent certifying accountant for the fiscal year ended February 29, 2004. Our fiscal year was changed to December 31 when we adopted the fiscal year of RWT after the reverse merger between us and RWT.

On September 22, 2004, Malone & Bailey, PLLC was dismissed as our certifying accountant. We engaged LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP), Three Riverway, Suite 1400, Houston, Texas 77056 as our certifying accountant for the fiscal year ending December 31, 2004. The appointment of LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP) was approved by our board of directors.

The reports of Malone & Bailey, PLLC on our financial statements for the fiscal years ended February 28, 2003 and February 29, 2004, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle, except that Malone & Bailey, PLLC expressed in their reports substantial doubt about our ability to continue as a going concern.

During the two most recent fiscal involving their engagement which years involving their engagement, which years ended February 29, 2004 and February 28, 2003 and in the subsequent interim periods through the date of dismissal, there were no disagreements between us and Malone & Bailey, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Malone & Bailey, PLLC to make reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years involving their engagement, which years ended February 29, 2004 and February 28, 2003 and in the subsequent interim periods through the date of dismissal, Malone & Bailey, PLLC did not advise us that:

(A) Internal controls necessary for our company to develop reliable financial statements did not exist;

(B) Information had come to its attention that led it to no longer to be able to rely on our management's representations or made it unwilling to be associated with the financial statements prepared by management;

(C) There was a need to expand significantly the scope of its audit, or that information had come to its attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since February 2002, we have been eligible to participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the NASDAQ Stock Market, and prices for our common stock were published on the OTC Bulletin Board under the trading symbol "SRMW" until such time as our acquisition of Hy-Tech Technology Group, Inc. on January 31, 2003 when our symbol became HYTT. In August 2004 the name of our company was changed to Innova Holdings, Inc. and the trading symbol was changed to IVHG. On November 20, 2006, the name of our company was changed to Innova Robotics and Automation, Inc. and the trading symbol was changed to INRA.

The following table sets forth, for the fiscal quarters indicated, the high and low closing sales price of our common stock as reported on the NASD Over-the-Counter Bulletin Board for each quarterly period during fiscal years set forth below. The following table does not account for the one-for-ten reverse stock split which we effectuated on November 20, 2006.

Common Stock

Year Ended December 31, 2004	High	Low
First quarter	$0.056	$0.012
Second quarter	$0.017	$0.006
Third Quarter	$0.014	$0.006
Fourth Quarter	$0.010	$0.005
Year Ended December 31, 2005	High	Low
First quarter	$0.032	$0.008
Second quarter	$0.067	$0.015
Third quarter	$0.042	$0.010
Fourth quarter	$0.023	$0.009
Year Ended December 31, 2006	High	Low
First quarter	$0.024	$0.006
Second quarter	$0.045	$0.011
Third Quarter*	$0.033	$0.012

* Through August 9, 2006.

Number of Stockholders

As of August 10, 2006, there were 148 holders of record of our common stock. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

Dividend Policy

We have never declared or paid any cash dividends on its common stock. The Company anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, the Company has issued $125,000 of Series A Preferred Stock and $525,000 of Series B Preferred Stock all of which earns a 5% dividend, payable in either cash or common stock of the Company. Such dividends on these Preferred Stock will be paid before any dividends on common stock. The board of directors has sole discretion to pay cash dividends based on the Company's financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*All share and per share amounts do not reflect the one-for-ten reverse stock split which was effectuated on November 20, 2006.

The following table indicates beneficial ownership of our common stock as of August 10, 2006 by:

•	Each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	Each of our executive officers and directors; and

•	All of our executive officers and directors as a group.

Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from August 10, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of August 10, 2006 have been exercised and converted.

Unless other indicated, the address of each beneficial owner listed below is c/o Innova Robotics and Automation, Inc., 15870 Pine Ridge Road, Fort Myers, Florida 33908.

The following table does not account for the one-for-ten reverse stock split which we effectuated on November 20, 2006.

Walter K. Weisel	62,128,047	8.14%

Martin Nielson (1)	36,751,700	4.85%

Gary McNear (2)	21,902,117	2.89%

Craig Conklin (3)	23,223,617	3.07%

Eugene V. Gartlan (4)	46,437,196	6.01%

Jerry E. Horne	74,329,227	9.90%

Richard K. and Johanna Wynns	47,020,748	6.24%

Sheri Aws	6,034,483	*

Directors and Officers as a Group	196,497,160	24.21%
_______________
*Less than one percent.

(1). On April 29, 2003, the Gary F. McNear Revocable Trust ("Gary Trust"), the Susan M. McNear Revocable Trust ("Susan Trust"), the Craig M. Conklin Revocable Trust ("Craig Trust") and the Margaret L. Conklin Revocable Trust ("Margaret Trust") (collectively the "Trusts") entered into a Stock Option and Irrevocable Proxy Agreement with Altos. Gary McNear was the Chief Financial Officer, Vice President, Secretary and Director of our company; he currently is a director of our company. Susan McNear is his wife. Craig M. Conklin was the Chief Operating Officer, Vice President and a Director of our company; he currently is a director of our company. Margaret Conklin is his wife. The Trusts own an aggregate of 15,838,444 shares of our common stock. The Trusts granted to Altos an option to acquire 10,000,000 of their shares of common stock for $.01 per share for a period of three years. The Trusts also granted to Altos an irrevocable proxy to vote their shares. The irrevocable proxy is for a term of three years with respect to the 10,000,000 shares of common stock held by the Trusts that are subject to the option to purchase and for a term of six months with respect to the 5,838,444 shares of common stock held by the Trusts that are not subject to the option to purchase. The irrevocable proxy relating to the 15,838,444 shares has expired as well as the option granted to Altos to acquire 10,000,000 shares. Additionally, Altos and Mr. Nielson earned a fee for services rendered, compensation as an executive of our company and reimbursement of expenses, which was paid in full upon the issuance of 30,085,033 shares in July 2006 and in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(2). Includes 2,919,224 shares owned by the Susan M. McNear Revocable Trust and 3,900,000 shares issued in July 2006 in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, for services rendered. Additionally, Mr. McNear earned compensation as an executive of our company which was paid in full upon the issuance of 3,900,000 shares in July 2006 and in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(3). Includes 2,919,224 shares owned by the Margaret L. Conklin Revocable Trust and 3,900,000 shares issued in July 2006 in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004, for services rendered. Additionally, Mr. Conklin earned compensation as an executive of our company which was paid in full upon the issuance of 3,900,000 shares in July 2006 and in accordance with the terms of the Merger Agreement between us and Robotic Workspace Technologies, Inc., which was effective August 25, 2004.

(4). Includes 12,000,000 shares owned by Stratex Solutions, LLC, through which Mr. Gartlan provided consulting services to us from December 15, 2004 through June 14, 2005, and a bonus of 5,625,000 shares of the Company’s common stock awarded on March 10, 2006, which was valued at $50,000 based on $.009 per share, the closing price of the Company stock on the previous day.

SELLING STOCKHOLDER

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Total
	Total Shares of	Percentage					Percentage
	Common Stock	of Common	Shares of	Beneficial	of Common
	Issuable Upon	Stock,	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
	Conversion of	Assuming	Included in	Ownership	Common Stock	After the	After
Name	Notes	Full	Prospectus	Before the	Owned Before	Offering	Offering
	and/or Warrants	Conversion (1)		Offering	Offering*	(2)	(2)
Cornell Capital Partners, L.P. (3)	26,800,000	33.72%	Up to 26,800,000(4) shares	3,965,432	4.99%	0	--

* This column represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

(1) Applicable percentage ownership is based on 79,467,593 shares of common stock outstanding as of November 20, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 20, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all shares of common stock being registered will be sold.

(3) All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(4) Includes: (i) up to 17,500,000 shares issuable upon conversion of our principal amount $2,825,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following does not account for the one-for-ten reverse stock split which we effectuated on November 20, 2006.

On July 22, 2005, we borrowed $30,000 from a beneficial shareholder, Rick Wynns, and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share. The due date of the note has been extended to December 31, 2006. To date there have been no conversions.

During September through December 2005, we also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets forth the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Date of Loan	Due Date
Eugene Gartlan	$40,000	September 19, 2005	October 19, 2005
Jerry Horne	$50,000	September 22, 2005	October 22, 2005
Eugene Gartlan	$5,000	October 5, 2005	January 5, 2006
Rick Wynns	$30,000	October 3, 2005	November 3, 2005
Rick Wynns	$30,000	October 14, 2005	February 14, 2006
Gary McNear	$1,000	November 22, 2005	February 22, 2006
Jerry Horne	$50,000	November 28, 2005	December 28, 2005

All of the lenders are shareholders of our company. Mr. Gartlan is also the Chief Financial Officer of our company. Mr. McNear is a Director of our company. All lenders have agreed to repayment terms that extend the due date to December 31, 2006. As of the date hereof, an aggregate of $126,000 of these loans have been repaid.

In May 2006, we recorded a liability associated with the indemnification of a director for his personal liability in an amount of $110,000 resulting from his personal guarantee of amounts owed by a former subsidiary of our’s and the settlement of such indebtedness of the Company’s former subsidiary incurred in the ordinary course of business in accordance with the provisions of Article V, Paragraph 6.2 (k) of the Merger Agreement we entered into with RWT Acquisition, Inc., and Robotic Workspace Technologies, Inc. dated July 21, 2004.

On June 23, 2004, we entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc., pursuant to which we granted to Encompass an exclusive, worldwide, royalty free and fully paid up perpetual and irrevocable licenses to use the customer list associated with its computer and systems related products business and its related websites; this business was subsequently closed down. Additionally, we assigned to Encompass our rights to enter into acquisitions with three companies. In consideration for this transaction, Encompass assumed all of our obligations under certain convertible debentures in the aggregate principal amount of $503,300. The holders of the convertible debentures released us from all claims arising under the convertible debentures.

In January 2003, Craig W. Conklin, our President, and Gary F. McNear, our Chief Executive Officer, entered into a consulting agreement with our subsidiary relating to the negotiation of a reduced loan amount due SunTrust Bank. Pursuant to the consulting agreement, the subsidiary agreed to pay each of Messrs. Conklin and McNear six percent of the discounted amount of the loan due SunTrust Bank. In consideration for six percent of the discounted amount, Messrs. Conklin and McNear agreed to forego any compensation due them for the past two years and each received. In connection with the SunTrust settlement, we issued common stock valued at $225,772 to each individual, Mr. Conklin and Mr. McNear.

On August 18, 2004 we entered into an agreement with Aegis Funds, Inc (AFI) to sell all of the issued and outstanding capital stock of its subsidiary Hy Tech Computer Systems (HTCS) to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS common stock, AFI became the record and beneficial owner of the HTCS common stock, the company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of our company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

On July 22, 2002, we entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of our company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder, Jerry E. Horne, loaned us $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

On August 25, 2004 we issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of us and a recapitalization of RWT using the purchase method of accounting. As part of this transaction, Walter K. Weisel received 53,172,765 shares of common stock of our company and Jerry E. Horne received 74,329,227 shares.

We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital consists of 900,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of November 20, 2006, there were 79,467,593 outstanding shares of common stock and 294,000 outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. On November 20, 2006, we effectuated a one-for-ten reverse stock split of our issued and outstanding shares of common stock. In addition, on November 20, 2006, our trading symbol on the Over-the-Counter Bulletin Board was changed to “INRA”.

COMMON STOCK

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock. As of November 20, 2006, there were 294,000 shares of Series B Preferred outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Each share of the Series B Preferred Stock (i) pays a dividend of 5%, payable at the discretion of our company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of our common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by us at any time for $1.30 per share plus accrued and unpaid dividends, and (v) has no voting rights except when mandated by Delaware law. As of November 20, 2006, 198,000 shares of Series B Preferred Stock had converted their shares into 3,913,300 shares of common stock, and an additional 46,496 shares were issued for accrued dividends converted at $.005 per share.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	Through the distribution of common stock by the selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholder may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholder for the sale of any of the common stock.

The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for the selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholder may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder's shares will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of the selling stockholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholder and/or purchasers of the selling stockholder's shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor the selling stockholder can presently estimate the amount of any such compensation.

The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

The selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. The selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

We have agreed to register the common stock issued to the selling stockholder under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholder will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 included in this prospectus for our company have been audited by LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP), independent auditors, as stated in their report appearing with the financial statements herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 included in this prospectus for Coroware, Inc. have been audited by LBB & Associates Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP), independent auditors, as stated in their report appearing with the financial statements herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Innova Robotics and Automation, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Certificate of Incorporation and Bylaws is to eliminate the rights of our company and our stockholders (through stockholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Delaware General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited)

ASSETS
Current assets
Cash	$365,934
Accounts receivable, net	97,068
Inventory	91,860
Total current assets	554,862
Property and equipment, net	163,544
Other assets, net	676,220
Deferred financing cost	238,488
TOTAL ASSETS	$1,633,114
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current maturities of long-term debt	$67,382
Accounts payable	944,076
Accrued expenses	819,689
Notes payable, others	358,500
Notes payable, related parties	286,000
Dividend payable	29,117
Derivative liability	3,312,169
Total current liabilities	5,816,933
Long-term obligations:
Convertible debt	82,909
Long-term debt, net of current maturities	921,718
Commitments
STOCKHOLDERS' DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
294,000 shares issued and outstanding	294
Common stock, $.001 par value, 900,000,000 shares authorized,
79,467,593 shares issued and outstanding	79,468
Additional paid-in capital	9,527,190
Accumulated deficit	(14,795,398)
Total Stockholders' Deficit	(5,188,446)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,633,114

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Revenues
Services	$255,717	$--	$610,500	$--
Products	68,303	--	239,991	--
Total revenues	324,020	--	850,491	--
Cost of revenues
Services	238,204	--	497,913	--
Products	69,908	--	197,136	--
Total cost of revenues	308,112	--	695,049	--
Gross profit	15,908	--	155,442	--
Operating expenses:
Selling, general and administrative	1,413,490	230,571	3,129,738	570,739
Outside services	193,117	222,467	429,370	375,694
Legal fees	91,103	17,192	246,807	73,212
Professional fees	74,052	17,986	157,740	361,382
Depreciation and amortization	87,526	1,859	100,471	3,641
Total operating expenses	1,859,288	490,075	4,064,126	1,384,668
Loss from operations	(1,843,380)	(490,075)	(3,908,684)	(1,384,668)
Interest expense	(138,599)	(33,101)	(269,898)	(93,411)
Derivative income (loss)	(766,290)	--	(907,482)	--
Loss on extinguishment of debt	(289,013)	--	(289,013)	--
Other income	59,794	--	87,819	--
Net loss	$(2,977,488)	$(523,176)	$(5,287,258)	$(1,478,079)
Loss applicable to common shareholders:
Net loss	$(2,977,488)	$(523,176)	$(5,287,258)	$(1,478,079)
Beneficial conversion features and
Accretions of preferred stock	--	(15,461)	--	(161,961)
Net loss applicable to common shareholders	$(2,977,488)	$(538,637)	$(5,287,258)	$(1,640,040)
Net loss per share:
Basic and diluted	$(0.04)	$(0.01)	$(0.08)	$(0.04)
Weighted averaged shares outstanding:
Basic and diluted	77,404,860	46,047,405	69,365,307	46,047,405

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($5,287,258)	($1,478,079)
Adjustments to reconcile net loss to cash used in
operating activities:
Depreciation and amortization	100,471	3,641
Stock based compensation	662,016	--
Common stock issued for services	401,297	585,405
Option expense for services	--	20,958
Derivative (income) expense	907,482	--
Loss on debt extinguishment	289,013	--
Amortization of deferred financing costs	15,228	--
Amortization of debt discount	82,909	--
Changes in operating assets and liabilities:
Inventory	(31,698)	(14,889)
Accounts receivable	1,478	--
Other assets	(15,259)	--
Accounts payable	(141,975)	122,938
Accrued expenses	(275,566)	--
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,291,862)	(760,026)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(48,664)	(22,884)
Purchase of CoroWare assets	(2,422)	--
CASH FLOWS FROM INVESTING ACTIVITIES	(51,086)	(22,884)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,398,239	468,000
Proceeds from convertible debt financing	1,561,857	--
Proceeds from sale of preferred stock	--	148,166
Payments of notes payable	(376,000)	--
Proceeds from notes payable	118,000	163,950
CASH FLOWS FROM FINANCING ACTIVITIES	3,702,096	780,116
NET INCREASE (DECREASE) IN CASH	359,148	(2,794)
Cash, beginning of period	6,786	2,794
Cash, end of period	$365,934	--

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Nine Months Ended September 30, 2006 and 2005

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$57,648	19,876
Income taxes paid	$--	$--

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Common stock issued to pay accrued liabilities	$535,105	$--
Amortization of deferred financing costs to equity	$99,315	$--
Conversion of Series A preferred stock	$58,840	$--
Stock issued in satisfaction of note payable	$80,000	$--
Common stock issued for property and equipment	$--	$32,500

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Innova Robotics and Automation, Inc. F/K/A Innova Holdings, Inc. ( the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's annual report filed with the SEC on Form 10-KSB and prior reports for 2006. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2005 as reported in form 10-KSB have been omitted.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Instruments:

Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable, derivative financial instruments, and convertible debt.

We carry cash, accounts receivable, accounts payable, and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable and convertible debt; however, fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of September 30, 2006, estimated fair values and respective carrying values of our notes payable and long-term debt are as follows:

Instrument	Note	Fair Value	Carrying Value
Note payable - Merger	4(a)	$230,000	$230,000
Note payable - Principal shareholder	4(b)	$165,000	$165,000
Shareholder notes payable	4(c)	$121,000	$121,000
Note payable - CoroWare	4(d)	$50,000	$50,000
Other notes payable		$78,500	$78,500
Long-term debt	5	$989,100	$989,100

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in the Cornell Capital Partners, L.P. (“Cornell”) financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements. In addition, this caption includes the fair values of other pre-existing derivative financial instruments that were reclassed from stockholders’ equity when net-share settlement was no longer within the Company’s control (see Note 6).

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table illustrates the components of derivative liabilities at September 30, 2006:

	Note	Compound derivative	Warrant liability	Other warrants	Total
$ 55,000 financing	6(a)	$--	$--	$--	$--
$2,825,000 financing	6(b), 8	$1,409,563	$1,169,400	$733,206	$3,312,169

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of September 30, 2006:

Financing or other contractual arrangement:	Note	Conversion Features	Warrants	Total
$2,825,000 Convertible Note Financing	6(b)	11,746,354	9,300,000	21,046,354
Other warrants	8	--	4,124,128	4,124,128
		11,746,354	13,424,128	25,170,482

Share-based payments:

Effective January 1, 2005, we adopted the fair value recognition provisions of Financial Accounting Standards No. 123 Accounting for Stock-Based compensation. Effective January 1, 2006, we adopted Financial Accounting Standards No. 123(R), Share-Based Payments (FAS123R). Under the fair value method, we recognize compensation expense for all share-based payments granted after January 1, 2005, as well as all share-based payments granted prior to, but not yet vested, as of January 1, 2005, in accordance with SFAS No. 123. Under the fair value recognition provisions of FAS 123(R), we recognize share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award. Prior to the adoption of FAS 123 and FAS 123(R), the Company accounted for share-based payments under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the disclosure provisions of SFAS No. 123. For further information regarding the adoption of SFAS No. 123(R), see Note 7 to the consolidated financial statements.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our financial statements are the following:

•	estimating future bad debts on accounts receivable that are carried at net realizable values;
•	estimating the fair value of our financial instruments that are required to be carried at fair value; and
•	estimating the recoverability of our long-lived assets.

We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

NOTE 3 - PURCHASE OF BUSINESS

On January 24, 2006, the Company entered into a Letter Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”), under which the Company agreed to purchase and CoroWare agreed to sell all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software.

CoroWare is a software systems integration firm with particular expertise in the area of mobile service robotics. CoroWare is the only mobile service robotics company to join the Microsoft ® Windows Embedded Partner Program. CoroWare uses the Windows XP Embedded operating system to power its mobile service robots, which are based on de facto standards, off-the-shelf hardware and proven software.

On May 16, 2006, the Company completed the purchase of all of the assets of CoroWare, Inc. pursuant to the Asset Purchase Agreement the Company entered into with CoroWare Technologies, Inc., a wholly owned subsidiary of the Company, dated as of May 12, 2006. Under the terms of the Agreement, the Company purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software, and the Company further agreed to assume certain liabilities; however, the amount of such assumed liabilities will not exceed $100,000 more than the amount of certain accounts receivable and cash assets purchased. Additionally, the Company agreed to assume certain bank credit card debt in an amount up to $98,168.

The Company paid a purchase price for the assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare for the one year following May 16, 2006; (ii) $1,200,000 million in the restricted shares of our common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare for the three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.18 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled; see discussion below. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

On March 1, 2006, Manor Systems, LLC (Manor) filed a lawsuit against Lloyd Spencer, President of CoroWare, Inc and an ex-employee of Manor, and CoroWare, Inc. for violation of Mr. Spencer’s contractual duties to Manor pertaining to an agreement Mr. Spencer signed with Manor wherein he agreed to certain restrictive actions including prohibiting Mr. Spencer during his employment with Manor and for two years thereafter from soliciting or interfering with any Manor employee, contacting or soliciting any Manor customers and retaining and misappropriating any confidential information. On June 19, 2006, this lawsuit was successfully settled and the parties entered into a Settlement Agreement wherein Mr. Spencer agreed to pay Manor a total of $110,000 by September 14, 2006.

The purchase price for the CoroWare assets amounted to $606,400 and, as discussed below, additional purchase price is contingent upon the financial performance of the business acquired. The purchase of CoroWare was accounted for as a purchase business combination, where the fair value of the purchase consideration was allocated to the assets acquired and liabilities assumed based upon fair values. In connection with the allocation, the fair values of assets acquired and liabilities assumed exceeded the purchase price by $273,090. As a result, long-lived tangible and intangible assets acquired were reduced for this amount, which was allocated on a relative fair value basis. The operating results of the acquired business will be included in results of the Company following its acquisition on May 16, 2006.

The following table summarizes the components of the purchase price allocation:

	Purchase Allocation	Fair Values
Current assets	$126,125	$126,125
Long-lived assets:
Acquired customer lists	605,242	822,000
Acquired employment contracts	132,977	180,600
Fixed assets	23,409	33,026
Accounts payable and accrued liabilities	(281,353)	(282,261)
	$606,400	$879,490

Purchase price:
Cash	$100,000
Common stock	150,000
Common stock options	356,400
	$606,400

Notes:

(a)	Customer lists are estimated to have an economic life of three years. The Company will amortize this acquired intangible asset using the straight-line method over the estimated life.
(b)
Acquired employment contracts with key members of former CoroWare management have terms of five years and embody significant restrictive covenants and non-competition agreements. The fair value of these intangible assets will be amortized over the contractual term of five years using the straight-line method.

The purchase price includes both fixed and contingent components. The fixed purchase price, as reflected above, included $100,000 in cash, 500,000 shares of common stock, valued at the closing market price, and 1,200,000 common stock purchase options, valued using the Black Scholes Merton technique. The contingent purchase price includes an additional $350,000 in cash and 2,500,000 shares of common stock that may be issuable over a three year period based upon the financial performance (sales and gross margins) of the business acquired. Contingent consideration is recorded when the contingencies are resolved.

The following unaudited pro forma statement of operations for the nine months ended September 30, 2006 and 2005 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2006 or 2005, respectively.

The unaudited pro forma financial information is not necessarily indicative of the financial condition or results of operations that we would have achieved had the acquisition occurred on the dates referred to above. In addition, unaudited pro forma operating information is not necessarily indicative of the results of operations that we may achieve during the year ended December 31, 2006.

	Nine months ended
	September 30,	September 30,
	2006	2005
Sales	$1,173,737	$765,771
Net loss	$(3,274,265)	$ (1,748,097)
Loss per share	$(0.05)	$(0.04)

The determination of the consideration to be paid in the transaction was determined in arms length negotiations between the Boards of Directors of the Company and CoroWare. The negotiations took into account the value of the assets sold to Company and the consideration paid. At the time of the transaction, there were no material relationships between CoroWare and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.

NOTE 4 - NOTES PAYABLE

Notes payable consist of the following at September 30, 2006:

Note payable - Merger	4(a)	$230,000
Note payable - Principal shareholder	4(b)	165,000
Shareholder notes payable	4(c)	121,000
Note payable - CoroWare	4(d)	50,000
Other notes payable		78,500
SEDA commitment fee	4(e)	--
		$644,500

(a) Note payable - Merger:

In February 2003, the Company issued $230,000 of notes payable, the terms of which were subsequently modified in July 2003. The notes earn interest at 8% per annum unless they are in default, in which case they earn default interest at a rate of 15%; the notes are currently in default. Additionally, the notes had warrants attached to purchase 11,500 shares of common stock at $15.00 per share and were exercisable through February 12, 2005. None of these warrants were exercised prior to their expiration.

(b) Note payable - Principal shareholder:

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

(c) Shareholder notes payable:

During September through December 2005, the Company entered into short-term debt obligations other than in the ordinary course of business totaling $257,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between ninety and one hundred twenty days. All of the lenders are shareholders of the Company, including the Chief Financial Officer who loaned the Company $45,000 and a Director who loaned the Company $1,000. All lenders agreed to extend the due date to December 31, 2006. During the nine months ended September 30, 2006, $136,000 was repaid.

(d) Note payable - CoroWare:

In accordance with the terms of the Asset Purchase Agreement (“Agreement”) with CoroWare, Inc. discussed in Note 4 above, the Company has recognized a promissory note of $70,000, without interest, due to CoroWare, Inc. and payable during the twelve months ending May 15, 2007. This note is part of the $100,000 cash payment guaranteed under the terms of the Agreement; the remaining $30,000 was paid at the closing of the transaction on May 16, 2006. During the nine months ended September 30, $20,000 of this note was repaid.

(e) June 14, 2005 Standby Equity Distribution Agreement:

On June 14, 2005 the Company entered into a Standby Equity Distribution Agreement discussed in Note 6(b). In connection with this agreement, the Company issued a $300,000 promissory note to Cornell. The promissory note was recorded as a note payable and as deferred financing costs. During the six months ended June 30, 2006, $220,000 of the promissory note was repaid. The Company paid the remaining $80,000 owed by issuing 484,850 shares of the Company’s common stock as part of the Termination Agreement for the Standby Equity Distribution Agreement, which was entered into with Cornell in July 2006. The Company recorded a gain on extinguishment of $7,273 related to this transaction.

NOTE 5 - LONG-TERM DEBT

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. This loan is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding as of September 30, 2006 was $989,100. The annual interest rate on the unpaid principal amount is 4%, due and payable in monthly installments of $4,813 beginning September 17, 2002 and continuing until April 17, 2032.

NOTE 6 - CONVERTIBLE DEBT

The following table illustrates the carrying value of convertible debt at September 30, 2006:

Carrying value
$ 55,000 financing (a)	$--
$2,825,000 financing (b)	82,909
$82,909

(a) $55,000 Convertible debenture financing:

On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell”). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell. The Convertible Debenture bore interest at the rate of 12% per annum and was due on April 7, 2006. The principal of the Convertible Debenture was convertible into common stock of the Company at a price equal to $.30 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture was convertible into Conversion Shares at a price of $.50 per share. The Company granted demand registration rights to Cornell for the Conversion Shares. The Convertible Debenture was secured by a second lien on all of the assets of the Company. The full amount of principal and interest were repaid to Cornell by April 7, 2006.

In the Company’s evaluation of this instrument in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133), it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value. The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination, including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: Effective Term—remaining term of the host instrument; Effective Volatility—44.19%; Effective Risk Adjusted Yield—12.36%. As a result of these estimates, the valuation model resulted in a compound derivative balance of $163,240 at inception. This amount exceeded the proceeds by ($108,240). In accordance with FAS133, the excess was immediately charged to expense. During the period from issuance to December 31, 2005, the fair value of the derivative declined in value by $118,932. In accordance with FAS133, this amount was credited to income during the period. During the first quarter 2006, the fair value of the derivative declined in value by $12,508. In accordance with FAS133, this amount was credited to income during the period. During the second quarter 2006, the fair value of the derivative declined by $31,800. In accordance with FAS133, this amount was credited to income during the period. The derivative financial instrument continued to be adjusted to fair value until the debenture was settled in April 2006.

The resulting discount on the host instrument was amortized over the term of the instrument using the effective interest method. Amortization of debt discount through final note settlement in April 2006 amounted to $52,471.

(b) $2,825,000 Convertible debenture financing:

On July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 of which $1,250,000 was advanced immediately and $575,000 was advanced in August concurrent with our filing of the Registration Statement with the Securities and Exchange Commission (SEC). The last installment of $1,000,000 will be advanced three business days after the date the Registration Statement is declared effective by the SEC.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may, at any time, convert amounts outstanding under the Debentures into shares of common stock of the Company at a fixed conversion price per share equal to $0.40. The Company's obligations under the Purchase Agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of Common Stock at prices equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at prices equal to $0.25, $0.65 and $0.75, respectively.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell providing for the filing of a registration statement with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be filed no later than 30 days after the closing date. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Commission no later than 30 days after the closing date, or if the Registration Statement is not declared effective within 120 days after the closing date, it is required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium provided that the closing bid price of the Common Stock is less than the Conversion Price and there is an effective Registration Statement covering the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (as defined below). In addition, beginning on the earlier of: (i) the first trading day following the day which the Registration Statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require the Company to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require the Company to redeem the Debentures if the closing bid price of the Common Stock exceeds the Conversion Price for each of the five consecutive trading days immediately prior to the redemption date, and the Registration Statement has been declared effective and remains effective on the redemption date. The Company has the option, in its sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of the Company’s common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of the Company’s common stock during the thirty (30) trading days immediately preceding the date of the redemption.

In the Company’s evaluation of this instrument in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133), it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value. The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination, including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: Effective Term (using the remaining term of the host instrument); Effective Volatility (89.08% - 123.72%); and Effective Risk Adjusted Yield (21.36% - 33.59%). As a result of these estimates, the valuation model resulted in a compound derivative balance of $1,108,250 at inception. The Company also determined that the warrants did not meet the conditions for equity classification because share settlement and maintenance of an effective registration statement are not within its control. The fair value allocated to the warrants instruments was $637,700 at inception. The remaining $79,050 was recorded as convertible debt.

The following table illustrates the fair value adjustments that were recorded related to the derivative financial instruments associated with the convertible debenture financings:

	3 months ended September 30, 2006		9 months ended September 30, 2006
Derivative income (expense)	Compound derivative	Warrant liability	Compound Derivative	Warrant liability
$ 55,000 financing	$--	$--	$44,308	$--
$2,825,000 financing	($ 301,313)	($ 531,700)	($ 301,313)	($531,700)

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in the Company’s trading stock price and the credit risk associated with its financial instruments. The fair value of the warrant derivative is significantly affected by changes in the Company’s trading stock prices.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the note to zero. The discount, related deferred finance costs and future interest payments are amortized through periodic charges to interest expense using the effective method. Interest expense during the nine months ended September 30, 2006 and 2005 amounted to approximately $95,000 and $-0-, respectively.

NOTE 7 - STOCK BASED COMPENSATION

Common stock:

In July, the Company issued 3,788,503 shares of the Company’s common stock to Martin Nielson, Gary McNear and Craig Conklin, directors of the Company and previously the CEO, CFO and COO of the Company, respectively, for amounts owed associated with expense reimbursement and accrued compensation pursuant to the Merger Agreement dated July 21, 2004 between Innova Holdings, Inc., Robotic Workspace Acquisition, Inc. and Robotic Workspace Technologies, Inc., Inc. and in accordance with Section 6.1(e) of said Merger Agreement. The Company had recorded a liability for these shares of $378,850 since the merger date to reimburse expenses and compensate accrued salaries for Altos Bancorp, Inc., Martin Nielson, Gary McNear and Craig Conklin by issuing the stated shares as reflected in said Merger Agreement which shall be paid with shares of the Company’s Common Stock at $.10 a share. The shares were issued as follows:

Martin Nielson	3,008,503 shares
Gary McNear	390,000 shares
Craig Conklin	390,000 shares

Further, the Chief Financial Officer received a bonus, which had been accrued at December 31, 2005, of 562,500 shares of the Company’s common stock on March 10, 2006, which was valued at $50,000 based on $.09 per share, the closing price of the Company stock on the previous day.

In July 2006, the Company issued 4,441,300 shares for services performed by employees, consultants and outside advisors totaling $557,552 (of which $106,255 was accrued at December 31, 2005) at share prices from $.08 per share to $.12 per share.

Employee Stock Options:

Compensation cost of $59,436 and $649,808 was recognized during the three and nine month periods ending September 30, 2006, respectively, for grants under the employee stock option plans as a result of the Company implementing SFAS 123(R) effective January 1, 2006. Under the modified prospective method, the Company recognizes compensation expense at previously determined fair values for all unvested awards granted to employees prior to the effective date of adoption and fair value for all new share-based payments made after adoption.

During the first quarter of 2006 there were 2,000,000 options granted to directors and 1,300,000 options granted to employees. The share purchase options granted to directors vested upon the award and for employees the options vest evenly over a three year period from date of grant. All of these options are exercisable at $.10 per share and they expire ten years after the grant date. The options had a fair value of $330,000 on the grant date.

In March 2006 the Company modified 1,800,000 options granted in 2005 to the Chief Financial Officer by changing their vesting from a three year period to 100% vested as of December 14, 2005 and by reducing the exercise price from $.36 to $.10. In addition, the Company modified 1,500,000 options granted to the Chief Executive Officer and 565,862 options granted to an employee in 2005 by reducing the exercise price from $.17 per share to $.10 per share. In connection with the modification the Company recorded a charge of $260,000.

During the second quarter of 2006 there were 1,600,000 options granted to employees, including the 1,200,000 options granted to employees of CoroWare which is discussed in Note 3 above. These options are exercisable at $.18 per share, vest evenly over a three year period, and they expire ten years after grant date. Also, during the second quarter of 2006 there were 133,300 options granted to an independent contractor at an exercise price of $.17 per share and a term of three years with complete vesting by December 31, 2006, and 1,150,000 options were granted to an independent contractor at an exercise price of $.13 per share and a term of three years; vesting is one third at the end of each calendar year ending December 31, 2008. The options had a fair value of $139,330 on the grant date.

During the third quarter of 2006 there were 100,000 options granted to an employee, exercisable at $.26 per share vesting evenly over a three year period, and expiring ten years after grant date.

In July 2006, but effective May 15, 2006, the Company increased the number of shares allocated for the Company’s Stock Option Plan from 15,000,000 to 20,000,000.

For new share-based payments made after adoption of SFAS 123(R), the Company has estimated fair value at the date of grant using the Flexible Binomial Model, which includes a volatility assumption of 44.19%, a risk-free rate of 2.45% and the related term of the share-based payments ranging from immediate to five years. In determining fair value of share-based payments as of March 31, 2006, management has estimated a forfeiture rate of 5%.

The following table summarizes employee stock option activity:

Outstanding, December 31, 2005	8,492,594
Granted	5,000,000
Cancelled	--
Exercised	--
Outstanding, September 30, 2006	13,492,549
Weighted-average grant-date fair
value of options	$0.16
Weighted-average remaining years
of contractual life	8.61

NOTE 8 - OTHER STOCKHOLDERS’ EQUITY

Issuances of common stock:

On June 14, 2005, Innova entered into a Standby Equity Distribution Agreement with Cornell. Under the Standby Equity Distribution Agreement, Innova may issue and sell to Cornell common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to their market price, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. Cornell received a one-time commitment fee of 260,870 shares of the Company's common stock equal to approximately $90,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Standby Equity Distribution Agreement was signed. Cornell is paid a fee equal to 5% of each advance, which is retained by Cornell from each advance. The Company will pay a structuring fee of $500 for each advance made under the Standby Equity Distribution Agreement. The Company also issued to Cornell its promissory note for $300,000, which is payable by December 31, 2006. The note does not bear interest except in the event of a default.

From January 1, 2006 through July 21, 2006, the Company utilized the Standby Equity Distribution Agreement and sold 16,173,617 shares of common stock to Cornell for gross proceeds of $2,435,000. Of the gross proceeds received, Cornell was paid $121,750 in commitment fees and $9,000 in structuring fees.

On July 21, 2006, we terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for our issuance of 484,850 shares of common stock to Cornell. We recognized a gain of $7,272 on the extinguishment of the debt.

During the quarter ended March 31, 2006 the Company obtained an additional $100,650 of funds through the private placement sale of 1,159,409 shares of the Company's common stock at prices ranging from $.073 to $.171 per share.

Issuances of preferred stock:

Series A:

On June 23, 2004, the Company entered into a private placement and sold 125,000 shares of Series A Preferred Stock for $125,000. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends,(vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the average of the closing price of the common stock on the five business days preceding the date of conversion for a period of one year from the date of conversion and,(vii) has no voting rights except when mandated by Delaware law.

Of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $50,000 was allocated to the beneficial conversion feature embedded in the Series A Preferred Stock on the date of issuance based on a conversion price of $.05 per share. Of this amount, $48,300 was the unamortized embedded beneficial feature assumed as part of the reverse merger with Robotic Workspace Technologies, Inc. The beneficial conversion feature is being amortized over five (5) years and accordingly; $3,600 was amortized through Accumulated Deficit through December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $125,000 of proceeds received when the Series A Preferred Stock was issued amounted to $50,000.

During the quarter ended September 30, 2005, 43,550 shares of Series A Preferred Stock were converted into 871,000 shares of Common Stock of the Company. Accordingly, $13,832 of the unamortized beneficial conversion feature associated with the converted Series A Preferred Stock was amortized to Accumulated Deficit and credited to Additional Paid in Capital during the three months ended September 30, 2005. Additionally, $8,258 of the remaining beneficial conversion feature was amortized through Accumulated Deficit for the twelve months ended December 31, 2005. The total beneficial conversion feature amortized through Accumulated Deficit associated with the Series A Preferred Stock was $22,090 through the twelve months ended December 31, 2005.

During the quarter ended March 31, 2006, the remaining 81,450 shares of the Series A preferred stock were converted into 1,629,000 shares of the Company’s common stock, and dividends were converted into 11,217 shares of the Company’s common stock. Accordingly, the entire remaining unamortized beneficial conversion feature associated with the converted Series A Preferred Stock totaling $22,610 was amortized to Accumulated Deficit and credited to Additional Paid in Capital during the three months ended March 31, 2006.

Series B:

In September 2004, the Company authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company's common stock at the lesser of $.05 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

In 2004, $377,000 of the Series B Preferred Stock had been sold. Of the $377,000 proceeds received from the issuance of the Series B Preferred Stock, $146,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.05 per share. All of the $146,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance; therefore, all of the beneficial conversion feature was amortized as of December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $377,000 of proceeds received when the Series B Preferred Sock was issued amounted to $158,500.

During 2005, the Company sold $148,000 of the Series B Preferred Stock, bringing the total sold to $525,000. Of the $148,000 proceeds received from that issuance of the Series B Preferred Stock, $141,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.05 per share. All of the $141,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $148,000 of proceeds received when the Series B Preferred Stock was issued amounted to $39,400. During 2005, 33,000 shares of Series B Preferred Stock were converted into 660,000 shares of Common Stock of the Company.

In July 2006, 197,666 shares of the Company’s Series B preferred stock converted into 3,953,320 shares of the Company’s common stock at the conversion price of $.05 per share, and an additional 56,476 shares of common stock were issued for accrued dividends converted at $.175 per share in accordance with the terms of the Series B preferred shares certificate of designation.

Outstanding warrants:

As of September 30, 2006, we had the following warrants outstanding:

	Note	Grant date	Expiration date	Warrants granted	Exercise price
Warrant to consultant	(a)	12/15/04	12/15/07	1,212,127	$.05
Warrant to consultant	(a)	04/06/06	12/31/09	1,150,000	$.13
Warrant to consultant	(a)	04/01/06	12/31/09	133,000	$.171
Series A Preferred stock rights	(a)	01/23/06	1/23/07	1,129,000	$.072
Series A Preferred stock rights	(a)	03/15/06	3/15/07	500,000	$.094
$2,825,000 financing	6(b)	7/21/06	7/21/09	2,500,000	$.5 - $1.00
$2,825,000 financing	6(b)	7/21/06	7/21/11	6,800,000	$.25 - $.75
				13,424,127

(a) These warrants were initially recorded in equity. The fair value of these warrants ($733,206) was reclassified to liabilities when the Company entered into the $2,825,000 Cornell financing on July 21, 2006 at which time it lost the ability to net share-settle all of its obligations. The fair value of the warrants was determined using the Black-Scholes-Merton valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments.

Derivative income (expense) associated with these other warrants are summarized in the table below.

Derivative income (expense)	For the three months ended September 30, 2006	For the nine months ended September 30, 2006

Warrant derivative	$--	$--

NOTE 9 - COMMITMENTS AND CONTINGENCIES

In May 2006 the Company recorded a liability associated with the indemnification of a Director for his personal liability in an amount of $110,000 resulting from his personal guarantee of amounts owed by a former subsidiary of the Company and the settlement of such indebtedness of the Company’s former subsidiary incurred in the ordinary course of business in accordance with the provisions of Article V, Paragraph 6.2 (k) of the Merger Agreement the Company entered into with RWT Acquisition, Inc., and Robotic Workspace Technologies, Inc. dated July 21, 2004. The action was settled during the quarter ending September 30, 2006 and the Company has been relieved of this liability.

In August 2006 the Company awarded a strategic advisor and consultant 2,000,000 shares of the Company’s common stock and agreed to award warrants to purchase another 2,000,000 shares of the Company’s common stock at an exercise price of $.15 per share if certain sales contributions are achieved. The warrants when issued will have a term of five years.

NOTE 10 - SUBSEQUENT EVENTS

1. On November 3, 2006, the Company held its Special Meeting of Stockholders.

2. There were present in person or by proxy 75,099,826 shares of Common Stock, of a total of 75,099,826 shares of Common Stock entitled to vote.

3. The number of shares voted in favor of the election of the following nominees for director is set forth opposite each nominee's name:

Nominee	Number of Shares
Walter K. Weisel	66,463,270
Martin Nielson	66,332,099
Gary F. McNear	66,333,149
Craig W. Conklin	66,332,149
Rick Wynns	66,316,099

4. 65,082,993 shares were voted in favor of amending our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock at a ratio of either one-for-eight or one-for-ten, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders.

5. 44,584,751 shares were voted in favor of adopting our Amended and Restated 2005 Stock Option Plan, including all amendments thereto adopted by the Board of Directors.

The Board of Directors of the Company authorized a reverse split of our issued and outstanding shares of common stock at a ratio of one-for-ten. The reverse split was effective on November 20, 2006 and has been refelcted in these financial statements. In addition, on November 20, 2006, the Company changed its corporate name from Innova Holdings, Inc. to Innova Robotics and Automation, Inc.

NOTE 11 - FINANCIAL CONDITION AND GOING CONCERN

The Company has incurred losses for the nine months ended September 31, 2006 and year ended December 30, 2005 of $5,287,258 and $1,881,125, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

The Company will continue to seek funds through private placements as well as debt financing. The Company will also continue to investigate alternative sources of financing. As discussed in Note 6 above, on July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 will be advanced on the date of the filing of the registration statement by the Company with the Securities and Exchange Commission of the Registration Statement. The last installment of $1,000,000 will be advanced three business days after the date the registration statement is declared effective by the Commission.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support Innova Holdings, Inc.'s working capital requirements; or (3) that the proceeds from the use of the Securities Purchase Agreement will be adequate to fund the working capital requirements of the Company. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing, and the Securities Purchase Agreement are insufficient, Innova Holdings, Inc. will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Innova Holdings, Inc.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Innova Holdings, Inc. be unable to continue as a going concern.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Innova Holdings, Inc.
Ft Myers Beach, Florida

We have audited the accompanying balance sheet of Innova Holdings, Inc. as of December 31, 2005 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Innova's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innova Holdings, Inc. as of December 31, 2005 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, Innova Holdings, Inc. incurred losses of $1,881,125 and $1,426,931for the years ended December 31, 2005 and 2004, respectively. Innova Holdings, Inc. will require additional working capital to develop its business until it either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Innova Holdings, Inc.'s ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP)
Houston, Texas

April 15, 2006 (except for Note 12c. which is dated November 28, 2006)

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS
Current assets
Cash	$6,786
Inventory	60,162

Total current assets	66,948

Property and equipment, net	116,091

Deferred financing cost	398,500

TOTAL ASSETS	$581,539

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Current maturities of long-term debt	$67,382
Accounts payable	844,548
Accrued expenses	1,519,602
Notes payable	984,780
Dividend payable	33,894
Derivative liability	44,308

Total current liabilities	3,494,514

Long-term debt	921,718

Mandatorily redeemable Series A Preferred Stock	58,840

Total liabilities	4,475,072

Commitments

STOCKHOLDERS' DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
492,000 Series B shares issued and outstanding	492
Common stock, $.001 par value, 900,000,000 shares authorized,
46,707,4,06 shares issued and outstanding	46,708
Additional paid-in capital	5,544,762
Accumulated deficit	(9,485,495)

Total Stockholders' Deficit	(3,893,533)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$581,539

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2005 and 2004

	2005	2004

Revenues	$--	$--

Cost of revenues	--	--

Gross profit	--	--

Operating expenses:

Selling, general and administrative	857,515	270,059
Merger related costs	--	570,874
Outside services	411,707	262,050
Legal fees	83,212	135,869
Professional fees	392,885	85,763
Depreciation and amortization	12,954	1,363

Total operating expenses	1,758,273	1,325,978

Loss from operations	(1,758,273)	(1,325,978)

Interest expense	(133,544)	(100,953)
Derivative income (loss)	10,692	--

Net loss	$(1,881,125)	$(1,426,931)

Loss applicable to common shareholders:

Net loss	$(1,881,125)	$(1,426,931)
Beneficial conversion features and accretions of preferred stock	(149,758)	(150,100)
Loss applicable to common shareholders	$(2,030,883)	$(1,577,031)

Loss per common share:

Basic and diluted	$(0.05)	$(0.04)

Weighted averaged shares outstanding:
Basic and diluted	43,011,971	37,129,690

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
Years Ended December 31, 2005 and 2004

					Additional
	Common Stock		Preferred Stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
		$		$	$	$	$
Balance, December 31, 2003	19,264,505	19,265	--	--	3,450,001	(5,863,749)	(2,394,483)
Issuance of common stock for notes payable	6,182,049	6,182	--	--	497,422	--	503,604
Common stock issued for services rendered	2,553,446	2,553	--	--	205,453	--	208,006
Issuance of common stock in connection with reverse merger and recapitalization	9,129,690	9,130	--	--	(692,695)	--	(683,565)
Issuance of Series B Preferred Stock	--	--	376,834	377	376,457	--	376,834
Dividend declared on preferred stock	--	--	--	--	(9,850)	--	(9,850)
Beneficial conversion feature embedded in mandatorily redeemable Series A preferred stock	--	--	--	--	48,300	(3,600)	44,700
Beneficial conversion feature embedded in Series B preferred stock	--	--	--	--	146,500	(146,500)	--
Net loss	--	--	--	--	--	(1,426,931)	(1,426,931)
Balance, December 31, 2004	37,129,690	37,130	376,834	377	4,021,588	(7,440,780)	(3,381,685)
Issuance of Series B preferred stock	--	--	148,166	148	148,018	--	148,166
Common stock issued for services rendered	5,450,830	5,451	--	--	699,582	--	705,033
Sale of common stock	2,593,333	2,593	--	--	465,407	--	468,000
Conversion of Series A preferred stock into common stock	873,551	874	--	--	43,926	(13,832)	30,968
Conversion of Series B preferred stock into common stock	660,000	660	(33,000)	(33)	(627)	--	--
Dividend declared on preferred stock	--	--	--	--	(25,293)	--	(25,293)
Beneficial conversion feature embedded in Series B preferred stock	--	--	--	--	141,500	(141,500)	--
Beneficial conversion feature embedded in convertible note payable	--	--	--	--	30,000	--	30,000
Dividend related to beneficial conversion feature	--	--	--	--	--	(8,258)	(8,258)
Financing costs in association with equity line of credit	--	--	--	--	(4,400)	--	(4,400)
Stock option expense	--	--	--	--	25,061	--	25,061
Net loss	--	--	--	--	--	(1,881,125)	(1,881,125)
Balance December 31, 2005	46,707,404	$46,708	492,000	$492	$5,544,762	$(9,485,495)	$(3,893,533)

The accompanying notes are an integral part of these consolidated financial statements.

 INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,881,125)	$(1,426,931)
Adjustments to reconcile net loss to cash used in
operating activities:
Depreciation and amortization	12,954	1,363
Stock option expense	25,061	--
Non cash interest expense	40,280	--
Derivative income	(10,692)	--
Common stock issued for services rendered	605,033	208,006
Common stock issued for interest expense	--	58,629
Changes in assets and liabilities:
Increase in inventory	(60,162)	--
Increase in accounts payable	267,710	226,732
Increase in accrued expenses	176,124	610,940

CASH FLOWS USED IN OPERATING ACTIVITIES	(824,817)	(321,261)

CASH FLOWS FROM INVESTING ACTIVITIES

Additions to property and equipment	(121,357)	(5,896)

CASH FLOWS FROM INVESTING ACTIVITIES	(121,357)	(5,896)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	336,500	158,000
Payments on notes payable	(2,500)	--
Proceeds from sale of common & preferred stock	616,166	391,834
Payments on long-term debt	--	(224,999)

CASH FLOW FROM FINANCING ACTIVITIES	950,166	324,835

NET INCREASE (DECREASE) IN CASH	3,992	(2,322)

Cash, beginning of period	2,794	5,116

Cash, end of period	$6,786	$2,794

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$19,876	$99,597

Income taxes paid	$--	$--

NON CASH TRANSACTIONS:
Common stock issued for commitment fee	$100,000	$--
Issuance of convertible note for commitment fee	$300,000	$--

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Nature of the Company

Innova Holdings, Inc. (Innova or the "Company") is a robotics automation technology company providing hardware and software systems-based solutions to the military, service, personal, and industrial robotic markets. The Company's plan of operations is to identify, develop and acquire technology that is or will become a market leader and to create opportunities to leverage its software into value-added applications when combined with other software solutions offered by the Innova group of companies.

Innova has two wholly-owned subsidiaries, Robotic Workspace Technologies, Inc. (RWT) and Innova Robotics, Inc. RWT delivers its software through the sale of control systems and the licensing of its software to end-user companies, system integrators, manufacturing support providers, software development companies, and other parties, primarily in the industrial markets. RWT also offers complete system development and system integration services. The control systems include the Universal Robot Controller and the Universal Automation Controller. The Universal Automation Controller is in the final stages of development. The proprietary patents, including three pioneer utility patents issued by the USPTO, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

The Innova suite of software will be marketed and sold to the service and personal robot markets through Innova Robotics, Inc. Generally, the Innova suite of software solutions is referred to as Middleware, which is connectivity software that consists of a set of enabling services that allow multiple processes running on one or more machines to interact across a network. Middleware is essential to migrating mainframe applications to client/server applications and to providing for communication across heterogeneous platforms. This technology has evolved during the 1990s to provide for interoperability in support of the move to client/server architectures. In the context of Innova’s markets, it is this Middleware that enables industrial robots to communicate with enterprise systems like purchasing. In the military arena, this Middleware would enable an unmanned mobile robotic vehicle to communicate reconnaissance intelligence with the Logistics Command and in return receive updated operation instructions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts payable, accrued expenses, notes payable, dividends payable, derivative liabilities and long-term debt. The carrying amount of cash, accounts payable, accrued expenses and notes payable approximates fair value due either to length of maturity, volatility, and interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements. The fair values of long-term debt are measured based upon the present value of cash flows using current borrowing rates for instruments with similar terms.

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as embedded conversion features that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Product sales are recognized by the Company generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts - Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renovations and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to ten years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Basic and Diluted Loss Per Common Share

The Company is required to report basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods ended December 2004 and 2005, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material impact on the Company’s consolidated financial statements.

Stock-Based Compensation

As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company accounts for share-based payments to employees using the intrinsic value method under Accounting Principles Board, or APB, Opinion No. 25. As such, the Company generally does not recognize compensation cost related to employee stock options. In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) requires that grants of share-based payments to employees be measured at fair value using the modified grant date approach. This new standard, which will be effective for the Company’s first fiscal quarter of 2006, allows for two adoption methods for these changes in accounting for employee stock-based compensation costs:

• The modified prospective method which requires companies to recognize compensation cost beginning with the effective date of adoption based on (a) the requirements for all share-based payments granted after the effective date of adoption and (b) the requirements for all unvested awards granted to employees prior to the effective date of adoption; or

• The modified retrospective method which includes the requirements of the modified prospective method described above, but also requires restatement of prior period financial statements using amounts previously disclosed under the pro-forma provisions of Statement 123.

SFAS No. 123(R) require all share-based payments to employees and directors to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. Upon adoption, pro-forma disclosure will no longer be an alternative to financial statement recognition. The Company will adopt the provisions of SFAS No. 123(R) in the first quarter of 2006. The Company intends to use the modified prospective method of adoption and continue to use the Black-Scholes option pricing model to value share-based payments, though alternatives for adoption under the new pronouncement continue to be reviewed by the Company. The Company continues to review the impact of SFAS No. 123(R) as it relates to future use of share-based payments to compensate employees in 2006. Therefore, the impact of adoption cannot be predicted with certainty at this time because it will depend on the levels of share-based payments granted in the future. Due to the timing of the Company’s equity and option grants, the charge will not be spread evenly throughout the year. The adoption of the fair-value method will have a significant impact on the Company’s results of operations as the fair value of stock option grants and stock purchases under the employee stock option purchase plan will be required to be expensed beginning in 2006. The adoption of Statement No. 123(R) is not expected to have a material impact on the Company’s overall financial position.

Statement No. 123(R) also requires the benefit related to income tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting guidance. This requirement will reduce net operating flows and increase financing cash flows of the Company in periods subsequent to adoption. These future amounts cannot be estimated, as they depend on, among other things, when employees exercise stock options.

The following tabular presentation reflects loss applicable to common stockholders had the Company applied the provisions of SFAS 123 for purposes of stock-based compensation during 2005 and 2004:

	2005	2004

Loss applicable to common shareholders	$(2,030,883)	$(1,577,031)
Deduct: Intrinsic value expense recorded	--	--
Add: total stock-based employee
compensation determined under fair value
based method	(37,628)	--
Pro forma net loss applicable to common
shareholders	($2,068,511)	($1,577,031)

Loss per common share:

Basic and diluted - as reported	$(.05)	$(.04)

Basic and diluted - pro forma	$(.05)	$(.04)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2004 and 2005: no dividend yield and expected volatility of 79% in 2004 and 2005, respectively, risk-free interest rate of 2.75%, and expected lives of 5 years.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

Innova Holdings, Inc. has incurred losses for the years ended December 31, 2005 and 2004 of $1,881,125 and $1,426,931, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

Innova Holdings, Inc. intends to raise additional working capital through the use of the Standby Equity Distribution Agreement discussed in Note 4, private placements, public offerings and/or bank financing. During 2005, Innova Holdings, Inc. raised approximately $148,166 from the sale of preferred stock, $468,000 from the sale of common stock, $85,000 from the sale of convertible notes, and $257,000 from debt owed to shareholders, including $45,000 from the Company’s Chief Financial Officer.

There are no assurances that Innova Holdings, Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support Innova Holdings, Inc.'s working capital requirements; or (3) that the proceeds from the use of the SEDA will be adequate to fund the working capital requirements of the Company. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing, and the SEDA are insufficient, Innova Holdings, Inc. will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Innova Holdings, Inc.

These conditions raise substantial doubt about Innova Holdings, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Innova Holdings, Inc. be unable to continue as a going concern.

NOTE 3 - REVERSE MERGER

On August 25, 2004, Innova Holdings, Inc., (previously Hy-Tech Technology, Inc.) issued 28,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replace Innova's in the accompanying financial statements. As part of this merger, Innova assumed $230,000 of notes payable and $125,000 of redeemable Series A Preferred Stock which has a mandatory redemption provision. In addition, the merger agreement requires Innova to issue 3,788,503 shares of Innova's common stock to its previous management and business advisor for services rendered up through the merger date; Innova has recorded an accrued liability for these shares in the amount of $378,850.

The 28,000,000 shares of Innova's common stock issued to RWT shareholders were comprised of the following:

Shares issued to shareholders as of December 31, 2003	19,264,505
Shares issued to shareholders for conversion of notes payable	6,182,0488
Shares issued to shareholders for services rendered	2,553,446

Total shares issued in reverse merger	28,000,000

Innova sold its wholly owned subsidiary and all of its operations in connection with the acquisition of RWT. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle any of this debt, it shall issue an equal number of common shares to the former RWT shareholders, in proportion to their RWT share holdings. After the reorganization and stock purchase there were 37,129,690 shares of common stock outstanding of the combined entity.

NOTE 4 - CAPITAL STOCK

Effective July 29, 2004, the Company changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. The Company's trading symbol changed to "IVHG." Simultaneously with the name change, the Company increased its authorized capitalization from 11,000,000 shares, consisting of 10,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares authorized, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

On June 23, 2004, the Company entered into a private placement and sold 125,000 shares of Series A Preferred Stock for $125,000. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $13 per share plus accrued and unpaid dividends,(vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the average of the closing price of the common stock on the five business days preceeding the date of conversion for a period of one year from the date of conversion and,(vii) has no voting rights except when mandated by Delaware law.

In the event that the Company had not completed the merger with RWT and RWT had not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock could elect to convert their shares into (a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and (b) warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $.05 per share, with a term of two (2) years from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased. Since RWT had not raised $500,000 by August 27, 2004 the holders of the Series A Preferred Stock could have elected to convert their shares into the demand note but none of the holders elected to do so.

Of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $50,000 was allocated to the beneficial conversion feature embedded in the Series A Preferred Stock on the date of issuance based on a conversion price of $.05 per share. Of this amount, $48,300 was the unamortized embedded beneficial feature assumed as part of the reverse merger with Robotic Workspace Technologies, Inc. The beneficial conversion feature is being amortized over five (5) years and accordingly $3,600 was amortized through Accumulated Deficit through December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $125,000 of proceeds received when the Series A Preferred Stock was issued amounted to $50,000.

During the quarter ended September 30, 2005, 43,550 shares of Series A Preferred Stock were converted into 871,000 shares of Common Stock of the Company, and accrued dividends of $1,250 were converted into 2,551 shares of Common Stock of the Company. Accordingly, $13,832 of the unamortized beneficial conversion feature associated with the converted Series A Preferred Stock was amortized to Accumulated Deficit and credited to Additional Paid in Capital during the three months ended September 30, 2005. Additionally, $8,258 of the remaining beneficial conversion feature was amortized through Accumulated Deficit for the twelve months ended December 31, 2005. The total beneficial conversion feature amortized through Accumulated Deficit associated with the Series A Preferred Stock was $22,090 through the twelve months ended December 31, 2005.

In September 2004, the Company authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company's common stock at the lesser of $.05 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $13 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

At December 31, 2004, approximately $377,000 of the Series B Preferred Stock had been sold. Of the $377,000 proceeds received from the issuance of the Series B Preferred Stock, $146,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.05 per share. All of the $146,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance; therefore, all of the beneficial conversion feature was amortized as of December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $377,000 of proceeds received when the Series B Preferred Sock was issued amounted to $158,500.

During the first quarter of 2005, the Company sold $148,000 of the Series B Preferred Stock, bringing the total sold to $525,000 as of March 31, 2005 and December 31, 2005; none of the Series B Preferred Stock was converted into common stock as of December 31, 2005. Of the $148,000 proceeds received from the issuance of the Series B Preferred Stock, $141,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.05 per share. All of the $141,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance; therefore, all of the beneficial conversion feature was amortized as of September 30, 2005. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $148,000 of proceeds received when the Series B Preferred Stock was issued amounted to $39,400. During the quarter ended December 31, 2005, 33,000 shares of Series B Preferred Stock were converted into 660,000 shares of Common Stock of the Company.

On June 14, 2005, Innova entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, Innova may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to their market price, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 260,870 shares of the Company's common stock equal to approximately $90,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Standby Equity Distribution Agreement was signed. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The Company will pay a structuring fee of $500 for each advance made under the Standby Equity Distribution Agreement. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the shares to be issued under the Standby Equity Distribution Agreement is declared effective by the SEC, which was December 22, 2005. The note does not bear interest except in the event of a default. On June 14, 2005, Innova entered into a Placement Agent Agreement with Monitor Capital, Inc. a registered broker-dealer. Pursuant to the Placement Agent Agreement, Innova paid a one-time placement agent fee of 28,986 restricted shares of common stock equal to approximately $10,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Standby Equity DistriAgreement was signed, for advising us in connection with the Standby Equity Distribution Agreement. In connection with this Standby Equity Distribution Agreement, the Company entered into a Registration Rights agreement with Cornell Capital Partners wherein the Company agreed to file with the Securities and Exchange Commission a registration statement for the sale by Cornell of the common stock of the Company to be purchased by Cornell under the terms of the Standby Equity Distribution Agreement, along with the one-time commitment fee and the placement agent fee. Accordingly, the Company filed an SB-2 registration statement with the Securities and Exchange Commission in August 2005 for a total of 28,436,473 shares to be sold including 25,000,000 shares estimated to be sold to Cornell Capital Partners under the Standby Equity Distribution Agreement, which was declared effective by the Securities and Exchange Commission on December 22, 2005. Additionally, 3,436,473 currently issued and outstanding shares were included in the registration statement for sale by existing shareholders.

The commitment fee of 260,870 shares paid to Cornell, the placement agency fee paid to Monitor of 28,986 shares, and the additional $300,000 commitment fee owed to Cornell have been accounted for as a deferred financing fee and will be amortized over the period of the financing, which can be up to twenty-four months from December 22, 2005.

In April and May 2005, the Company obtained an additional $368,000 of funds through the private placement sale of 1,926,667 shares of the Company's common stock at prices ranging from $0.125 per share to $0.3 per share. Investors in these shares of the Company's common stock were given notice in the event that the Company files any registration statement with the Securities and Exchange Commission for its Common Stock (excluding any registration statement on Form S-8 or S-4) and were entitled to include any or all of the shares of Common Stock purchased in these investments in such Registration Statement. In August 2005, such Registration Statement was filed with the SEC and all of these investors are listed as selling shareholders.

In July and August 2005 the Company obtained an additional $100,000 of funds through the private placement sale of 666,667 shares of the Company's common stock at $0.15 per share. This offering ended on August 8, 2005. On July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.15 per share. Of the $30,000 proceeds received from the short term note, $30,000 was allocated to the beneficial conversion feature embedded in the short term note on the date of issuance, based on a conversion price of $.15 per share and treated as a discount of the note. The beneficial conversion feature is being expensed over six (6) months and accordingly $26,450 was expensed to Interest Expense through December 31, 2005. The discount on the note is being accreted to Notes Payable over six months. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $30,000 of proceeds received when the short term note was issued amounted to $38,000.

Stock Options:

No compensation cost has been recognized for grants under the stock option plans since all such grants pursuant to these plans have been made at the then current estimated fair values of the Company's common stock at the grant date.

During the twelve months ended December 31, 2005 there were 8,071,926 options granted and there were 3,396,266 options granted in 2004. Of the options granted in 2005, 2,600,000 were subsequently cancelled, resulting in a net amount of options granted of 5,471,926. Of the options granted and not cancelled, 4,865,862 were granted to employees and 606,064 to an independent contractor. The share purchase options granted to employees vest annually over three years from the date of grant, 2,065,862 options are exercisable at $0.17 per share, 1,000,000 options are exercisable at $.23 per share and 1,800,000 options are exercisable at $0.36 per share, and they expire ten years after the grant date. The options granted to employees were valued using the intrinsic value method and had no value because the exercise price was equal to the market price on the grant date. The share purchase options granted to the independent contractor vest monthly over five years from the date of grant, are exercisable at $0.10 per share, and they expire ten years after the grant date. During the twelve months ended December 31, 2005, $27,791 was recognized as an expense for the fair value of options granted to independent contractors. There were 3,396,266 options granted in 2004, of which 2,084,138 were granted to directors and employees at exercise prices from $.08 to $.10 per share, and 1,212,128 were granted to an independent contractor at an exercise price of $.05 per share.

Additionally, the Company awarded 5,450,830 shares of the Company's common stock to twenty-four (24) employees, independent contractors and individuals for services provided to the Company in 2004 and 2005 valued at $705,033 or the equivalent of $0.13 per share. These amounts were fully accrued during 2004 and 2005.

The Board of Directors of the Company approved all of the stock options and shares of the Company's common stock awarded.

The fair value of each option granted to non-employees is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in fiscal 2004 and 2005: zero dividend yield, expected volatility of 79% in 2004 and 218% in 2005, risk-free interest rate of 2.75% and expected lives of 10 years. All grants pursuant to these plans have been made at the current estimated fair values of the Company's common stock at the grant date. The options granted have a weighted average exercise price of $.16 per share and vest over three years. The maximum term of the options is ten years.

The following table summarizes stock option activity:

Outstanding, December 31, 2003	1,442,549
Granted	3,396,266
Cancelled	--
Exercised	--
Outstanding, December 31, 2004	4,838,815
Granted	8,071,926
Cancelled	(2,600,000)
Exercised	--
Outstanding, December 31, 2005	10,310,741
Weighted-average grant-date fair
value of options	$0.16
Weighted-average remaining years
of contractual life	9.1

NOTE 5 - LINE OF CREDIT

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal was the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan with the principal shareholder has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

NOTE 6 - ACCRUED EXPENSES

On April 22, 2003, the Company entered into an Advisory Agreement (the "Advisory Agreement") with AltosBancorp Inc. ("Altos") pursuant to which Altos agreed to act as the Company's exclusive business advisor. Altos advised the Company regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments, including the merger with RWT. Altos did not receive any cash compensation for services rendered. In August 2004, as a final determination of compensation, the Company agreed to pay Altos $161,333 in common stock of the Company, or 1,613,333 shares. Martin Nielson is president of Altos and after entering into the Advisory Agreement became the Company's Chairman and Chief Executive Officer, for which he received a salary and expense reimbursement totaling $104,650 and $114,867 in 2004 and 2003, respectively. Of these amounts, $80,000 was paid in cash and $139,517 will be paid in common stock of the Company, or 1,395,170 shares. These amounts owed Altos and Mr. Nielson are recorded on the balance sheet as accrued expenses.

NOTE 7 - NOTES PAYABLE AND LONG TERM DEBT

On June 14, 2005 the Company entered into a Standby Equity Distribution Agreement discussed in Note 4 above. In connection with this agreement, the Company issued a $300,000 promissory note to Cornell Capital partner, the major terms of which are as follows:

-the Company shall repay the Promissory Note in three equal principal payments of One Hundred Thousand Dollars ($100,000) each on the 30th, 60th and 90th days following the date Securities and Exchange Commission declares that a registration statement filed by the Company in connection with the Standby Equity Distribution Agreement is effective, which was December 22, 2005.

-this Promissory Note shall not bear interest unless and until there is an event of default.

-at the option of Cornell Capital Partners, all sums advanced under the promissory note shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) the Company's failure to pay in full any payment of principal within 5 days of the date when such payment of principal becomes due; (b) the commencement of any proceedings under any bankruptcy or insolvency laws, by or against the Company; or (c) the registration statement is not declared effective within one hundred eighty (180) days of the date hereof, unless such failure to obtain effectiveness is solely due to reasons related to the transactions described in the Company's April 29, 2003 8-K.

-any payment of principal which is not paid within 5 days of the date such payment becomes due, shall bear interest at the rate of twelve (12) percent per annum commencing on the date immediately following the day upon which the payment was due. Upon the occurrence of any event of default as defined above, all sums outstanding shall thereupon immediately bear interest at the rate of twelve (12) percent per annum.

The promissory note of $300,000 issued to Cornell has been recorded as a note payable and as deferred financing costs. Also, the Company received a waiver from Cornell delaying the payment of the amounts due to no later than December 31, 2006.

On July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.15 per share. Of the proceeds received, $30,000 was allocated to the beneficial conversion feature embedded in the note payable on the date of issuance, based on a conversion price of $.15 per share. All of the $30,000 beneficial conversion feature was treated as a discount and is being amortized to interest expense over the term of the note. Also, $30,000 was credited to Additional Paid in Capital. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $30,000 of proceeds received when the note was issued amounted to $38,000.

On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell Capital"). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell Capital. The Convertible Debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The Company will pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the Convertible Debenture has been paid in full. The principal of the Convertible Debenture is convertible into common stock of the Company at a price of $.30 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture is convertible into Conversion Shares at a price of $.05 per share. The Company granted demand registration rights to Cornell Capital for the Conversion Shares. The Convertible Debenture is secured by a second lien on all of the assets of the Company. The note was paid in full on the due date.

As further discussed under Derivative Liability, below, the entire proceeds from the Cornell Capital Convertible Debenture were allocated to a derivative liability, which is being carried at fair value. The resulting discount on the host instrument is being amortized over the term of the instrument using the effective interest method. Amortization of debt discount during the period from issuance of the debenture to December 31, 2005 amounted to $5,830.

During September through December 2005 the Company entered into short-term debt obligations other than in the ordinary course of business totaling $257,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between ninety and one hundred twenty days. All of the lenders are shareholders of the Company, including the Chief Financial Officer who loaned the Company $45,000, and a Director who loaned the Company $1,000. All lenders agreed to extend the due date to December 31, 2006.

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. This loan is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding as of December 31, 2005 was $989,100 The annual interest rate on unpaid principle is 4%, due and payable in monthly installments of $4,813 beginning September 17, 2002 and continuing until April 17, 2032.

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

In February 2003 the Company issued $230,000 of notes payable, the terms of which were subsequently modified in July 2003. The notes earn interest at 8% unless they are in default, in which case they earn interest at 15%; the notes are currently in default. Additionally, the notes had warrants attached to purchase 11,500 shares of common stock at $15 per share and were exercisable through February 12, 2005. None of these warrants were exercised.

Future maturities of these notes as of December 31, 2005 were as follows:

Years Ending December 31,
2006	$1,091,717
2007	20,884
2008	21,633
2009	22,510
2010	23,523
Thereafter	793,613
1,973,880
Less: current portion	(1,052,162)
$921,718

In 2002, the company entered into convertible debt notes totaling $429,966. Terms were 8% per annum, without payment. Accrued interest earned during the term was to be paid upon maturity on January 31, 2007. The notes were convertible into Class B Convertible Preferred Stock upon certain future events that did not materialize, including raising $5 million in additional equity. In March 2004, the notes plus accrued interest were converted into 6,182,049 common shares of Innova Holdings, Inc. The shares were originally converted into RWT common stock at $5 a share and then converted into shares of Innova Holdings, Inc. at 6.137929356 to 1, the effective share exchange ratio for the merger between RWT and Innova.

Derivative Liability:

The balance sheet account entitled “Derivative liability” consists of the combined fair value of the conversion and certain other features that were embedded in the Cornell Debenture, referred to above. These features were compounded into one instrument and bifurcated from the debt instrument upon issuance of the debenture in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133). On the date of issuance, the fair value of the compound derivative financial instrument amounted to $163,240, which exceeded the proceeds by ($108,240). In accordance with FAS133, the excess was immediately charged to expense. During the period from issuance to December 31, 2005, the fair value of the derivative declined in value by $118,932. In accordance with FAS133, this amount was credited to income during the period. The derivative financial instrument will continue to be adjusted to fair value until the debenture is settled. On December 31, 2005, the derivative financial instrument was indexed to 1,166,000 shares of the Company’s common stock.

The Company utilizes the Monte Carlo valuation model to value its complex financial instruments because this methodology provides for all of the necessary assumptions necessary for fair value determination, including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology are: Effective Term—remaining term of the host instrument; Effective Volatility—44.19%; Effective Risk Adjusted Yield—12.36%.

NOTE 8 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

December 31, 2005

Refundable Federal income tax attributable to:

Current Operations	$640,000
Less, Change in valuation allowance	(640,000)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2005

Deferred tax asset attributable to:

Net operating loss carryover	$3,100,000
Less, Change in valuation allowance	(3,100,000)
Net deferred tax asset	$-

At December 31, 2005, we had an unused net operating loss carryover approximating $9,000,000 that is available to offset future taxable income; it expires beginning in 2020.

NOTE 9 - COMMITMENTS

Lease Agreements

On May 15, 2005 the Company leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used as its primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,533 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of the Company's Research, Design and Engineering center as well as office space for up to fifteen (15) employees.

On June 15, 2005 the Company entered into a lease with Bola Industries, LLC for approximately 4,000 square feet of production space located at 30946 Industrial Road, Livonia Michigan. The lease was on a monthly basis and expired on March 31, 2006. The rent was $3,775 monthly and included all utilities, use of all equipment on site including certain heavy equipment, and use of internet service.

Rental expense for the operating leases for the years ended December 31, 2005 and 2004 was $51,035 and $17,344, respectively.

Employment Agreements

Walter Weisel is Chairman and Chief Executive Officer of the Company. Mr. Weisel’s employment agreement is dated July 19, 2000. Mr. Weisel's salary is $150,000 per annum plus a bonus at the discretion of the Board of Directors. The agreement stipulates that Mr. Weisel's salary will be increased to $200,000 and $250,000 when certain sales and profit objectives are met. The agreement is for a term of three years and automatically renews for successive one-year periods unless terminated by either party upon not less than sixty days prior to the renewal date. Mr. Weisel has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment. The agreement also requires the Company to pay Mr. Weisel all accrued compensation, which amounted to $487,500 as of December 31, 2005, upon receipt of additional capital of no less than $3,000,000.

Eugene Gartlan was appointed Chief Financial Officer of the Company in June 2005. Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 1,200,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.05 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary was paid to Stratex.

On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 1,800,000 shares of common stock of the Company at the purchase price of $.36. Such options shall be granted under the terms of the Company's Stock Option Plan and shall vest equally over a period of three years, or upon death if sooner. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month. The Company shall have the option to pay the salary in cash or in shares of common stock of the Company registered on Form S-8. The stock price shall be determined by the market price for the shares on the first business day of the month in which the salary is earned. If the Executive is terminated without cause, all remaining outstanding stock options that have not been exercised by Mr. Gartlan, including stock options to purchase 1,212,128 shares of common stock of the Company awarded by the Board of Directors of the Company to Stratex Solutions, LLC on December 15, 2004, shall immediately vest on the effective date of termination. If there is a change of ownership of the Company or any of its subsidiaries, all remaining outstanding stock options, including the Stratex Solutions options, that have not been exercised by Mr. Gartlan, shall immediately vest on the day immediately preceding the effective date of the change of ownership. Stratex Solutions is owned by Mr. Gartlan.

If employment is terminated by the Company without cause, Mr. Gartlan shall receive a payment equal to twenty four months of salary paid prior to the effective date of termination. The Company has the option to make this payment either in cash or in the common stock of the Company based on the per share market price of common stock at the time of termination. If during Mr. Gartlan's employment, the Company enters into an agreement which effectively will result in a change of control of the ownership of either the Company or Robotic Workspace Technologies, Inc. ("RWT"), the Company's wholly-owned subsidiary, or if the Company enters into an agreement which effectively will result in a change of ownership of the assets of the Company or RWT, Mr. Gartlan shall receive a payment equal to twenty four months of the salary paid prior to the effective date of the change of control. The Company shall make such payment in the common stock of the Company based on a price per share of $.05 if the effective date of the change of control is December 14, 2005 or sooner; thereafter the price per share shall be the market price of common stock at the time of the change in control. Regarding the change of ownership of the assets of the Company or RWT, such change of ownership shall be deemed to have occurred if the rights to use the software of Robotic Workspace Technologies, Inc., is granted or sold in settlement of claims made by the Company or RWT of trade secret violations or patent infringements, and such rights to use the software results in a settlement payment to the Company or RWT in a single payment or multiple payments, other than a long term licensing agreement typical of software licensing agreements.

In March 2006 the Company modified the 1,800,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.36 to $.1. Additionally, Mr. Gartlan has 1,212,128 options that were granted to Stratex Solutions, Inc in December 2004 with an exercise price of $.05 per share and vest monthly over 5 years. These options were modified in March 2006 to vest over three years. Additionally, Mr. Gartlan received a bonus of 562,500 on March 10, 2006 which were valued at $50,000, based on $.09 per share, the closing price of the Company stock on the previous day.

Sheri Aws was appointed Secretary of the Company on September 14, 2004., Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Under an Employment Agreement dated February 24, 2004, Ms. Aws compensation is $60,000 per annum plus a bonus in the discretion of RWT. The agreement is for a term of one year, and automatically renews for successive one-year periods unless terminated by either party upon not less than thirty days notice prior to the renewal date. Ms Aws has agreed not to compete with RWT or solicit its customers or employees for a period of one year following the termination of her employment.

NOTE 10 - PROTECTION OF TRADE SECRETS AND PATENTS - LITIGATION

On December 9, 2004, Robotic Workspace Technologies, Inc., a wholly owned subsidiary of Innova Holding, Inc. filed a case in the United States District Court for the Middle District of Florida against ABB, Inc. and ABB Robotics AB. The action alleges misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. The action stems from dealings between the parties in 2002. RWT seeks a trial by jury and an injunction prohibiting continued use of RWT's trade secrets and money damages. It is possible that ABB, Inc. or ABB Robotics AB will counterclaim, although no counterclaims have yet been filed. The action is entitled Robotic Workspace Technologies, Inc. v. ABB, Inc. and ABB Robotics AB, Case No. 2:04-cv-611-FtM-29-SPC.

NOTE 11 - RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

There was a misstatement in the originally prepared December 31, 2004 financial statements discovered in 2005, which related to the beneficial conversion features of the Mandatorily Redeemable Series A Preferred Stock issued in June 2004 and assumed by the Company as part of the reverse merger in August 2004, and the Series B Preferred Stock issued in September 2004. Management calculated the values of the beneficial conversion features and determined that of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $48,300 was the amount of the assumed unamortized beneficial conversion feature, of which $3,600 was amortized through Accumulated Deficit for the year ended December 31, 2004. Of the $377,000 proceeds received from the issuance of the Series B Preferred Stock, $146,500 was allocated to the beneficial conversion feature, all of which was amortized through Accumulated Deficit for the year ended December 31, 2004. Accordingly, the Balance Sheet, Statement of Operations and the Statement of Stockholders' Deficit for the year ended December 31, 2004 were restated to reflect the amounts and related amortization of the beneficial conversion features.

NOTE 12 - SUBSEQUENT EVENTS

a.) Issuance of stock and options

During the first quarter of 2006, the Company utilized the SEDA discussed in Note 4 and sold 7,423,257 shares of common stock to Cornell Capital for gross proceeds of $635,000, which increased the number of shares outstanding to approximately 54,130,700 shares at the end of March 2006. Of the gross proceeds received, Cornell was paid $31,750 in commitment fees and $4,500 in structuring fees. Additionally, $20,000 of the promissory note due Cornell and discussed in Note 7 was paid to Cornell during the three months ended March 31, 2006.

On March 10, 2006, the Company issued 2,000,000 stock options to four directors; these options vest immediately and have an exercise price of $.10 per share and a term of ten years. The Company also issued 550,000 options to employees that vest over three years with an exercise price of $.10 per share and a term of ten years.

b.) Acquisition of CoroWare, Inc.

On January 24, 2006, the Company entered into a Letter Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”), under which the Company agreed to purchase and CoroWare agreed to sell all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software.

CoroWare is a systems integration firm with particular expertise in the area of mobile service robotics. CoroWare is the only mobile service robotics company to join the Microsoft ® Windows Embedded Partner Program. CoroWare uses the Windows XP Embedded operating system to power its mobile service robots, which are based on de facto standards, off-the-shelf hardware and proven software.

The Letter Agreement indicates that the purchase price will consist of: (a) up to $450,000 in cash, of which $100,000 is non-contingent and the balance of $350,000 is contingent based on sales and the gross profit percentage of the CoroWare business; (b) up to 3,000,000 restricted shares of the Company’s common stock, of which 500,000 are non-contingent and vest in three equal annual installments commencing one year from the closing, and the balance of 2,500,000 is contingent based on sales and the gross profit percentage of the CoroWare business; and (c) 200,000 common stock options exercisable at $.18 per share, vesting in three equal annual installments commencing one year from the closing, with a term of ten years from the date of grant, to be allocated to employees of CoroWare. In addition, the Company shall assume specific liabilities of CoroWare in the amount of $98,168, and no other liabilities. The purchased business assets will be placed in a new subsidiary of the Company, which will change its name to “CoroWare” after the closing.

In the event that the Company enters into a binding agreement to sell all of its stock or assets, or all of the assets acquired from CoroWare, prior to receipt by CoroWare of all of the restricted share portion of the purchase price to be paid under the Agreement, then the remaining portion of the restricted share component of the purchase price shall be delivered to CoroWare immediately prior to the closing of such transaction.

The new subsidiary shall enter an employment agreement with each key employee of CoroWare. In addition, in the first twelve month period following closing, such key employees shall be eligible for a compensation bonus, based on sales of not less than $1,900,000.

The Company’s obligation to purchase the assets set forth in the Agreement is subject to a satisfactory due diligence review. If the Company does not notify CoroWare on or prior to April 30, 2006 that it is not satisfied with the results of the due diligence review, this requirement will be deemed met. For purposes of the Agreement, the Company will be deemed satisfied with the due diligence review if (a) audited financial statements to be delivered by CoroWare are not materially different from the unaudited financial information previously provided to the Company by CoroWare; and (b) all other information relating to the business assets of CoroWare does not differ materially from the information provided to the Company by CoroWare prior to the date of the Agreement.

The obligations under the Agreement terminate in the event that (a) a definitive written agreement is not executed by April 30, 2006; (b) the transaction contemplated by the Agreement has not closed by May 31, 2006; or (c) there is a material adverse change in the business of either the Company or CoroWare.

The determination of the consideration to be paid in the transaction was determined in arms length negotiations between the Boards of Directors of the Company and CoroWare. The negotiations took into account the value of the assets sold to Company and the consideration paid. At the time of the transaction, there were no material relationships between CoroWare and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.

c.) Name change and reverse stock split

The Board of Directors of the Company authorized a reverse stock split of our issued and outstanding shares of common stock at a ratio of one-for-ten. The reverse split was effective on November 20, 2006 and has been reflected in these financial statements. In addition, on November 20, 2006, the Company changed its corporate name from Innova Holdings, Inc. to Innova Robotics and Automation, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
CoroWare, Inc.
Bellevue, Washington

We have audited the accompanying consolidated balance sheet of CoroWare, Inc., as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the two years ended December 31, 2005 and 2004. These financial statements are the responsibility of CoroWare's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CoroWare, Inc. as of December 31, 2005 and the consolidated results of its operations and cash flows for each of the two years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations and the need to raise additional financing in order to satisfy its vendors and other creditors and execute its business plan raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 2005 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP)
Houston, Texas
July 24, 2006  (except for Note 10c. which is dated November 28, 2006)

COROWARE, INC.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND DECEMBER 31, 2005

ASSETS
	March 31,	December 31,
	2006	2005
	(Unaudited)
Current assets:
Cash	$157,674	$16,919
Accounts receivable, net of allowance of doubtful accounts
of $0 and $0, respectively	102,155	142,269
Total current assets	259,829	159,188

Property and equipment, net	35,934	25,786
Other assets	598	-
Total assets	$296,361	$184,974

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$23,693	$24,846
Accounts payable	227,710	154,900
Accounts payable, related party	19,452	27,780
Accrued liabilities	12,605	29,658
Advances from officers	26,745	8,745
Other current liabilities	-	667
Total current liabilities	310,205	246,596

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, no par value, 10,000,000 shares
authorized; 8,000,000 undesignated	-	-
Preferred stock, Series A, no par value, 2,000,000
shares designated, 470,000 and 280,000 issued
and outstanding in 2006 and 2005, respectively	216,432	94,845
Common stock: no par value, 10,000,000 shares
authorized; 100,000 shares issued and
outstanding in 2006 and 2005	5,000	5,000
Accumulated deficit	(235,276)	(161,467)
Total stockholders’ equity (deficit)	(13,844)	(61,622)
Total liabilities and stockholders’ equity (deficit)	$296,361	$184,974

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Services revenue	$1,278,618	$272,858

Operating costs and expenses:
Cost of services revenues	1,078,481	209,683
Marketing	86,626	25,861
Payroll and related benefits	70,206	7,589
General and administrative and other operating	61,740	12,970
Professional fees	47,202	4,373
Bad debt expense	5,000	14,535
Consulting	-	30,785
Total operating costs and expenses	1,349,255	305,796

Loss from operations	(70,637)	(32,938)

Other income (expense):
Loss on extinguishment of debt	-	(60,810)
Interest expense	(2,641)	(1,251)
Other income	12,222	-
Total other income (expense)	9,581	(62,061)
Loss before income taxes	(61,056)	(94,999)
Income taxes	-	-

Net loss	$(61,056)	$(94,999)

Basic and diluted loss per share	$(0.48)	$(0.76)

Weighted average shares	128,375	125,813

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	2006		2005

Services revenue		$571,833	$182,563

Operating costs and expenses:
Cost of services revenues		389,624	150,067
Consulting		122,087	-
Marketing		27,263	17,683
Payroll and related benefits		34,753	10,190
General and administrative and other operating		25,454	14,290
Professional fees		42,120	1,827
Bad debt expense		955	-
Total operating costs and expenses		642,256	194,057
Loss from operations		(70,423)	(11,494)
Other income (expense):
Interest expense		(4,432)	(2,418)
Other income		1,045	5,193
Total other income (expense)		(3,387)	2,775

Loss before income taxes		(73,810)	(8,719)

Income taxes		-	-

Net loss	$	(73,810)	($8,719)

Basic and diluted loss per share		($0.58)	($0.07)

Weighted average shares		127,000	129,500

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2005 and 2004

	Preferred Stock		Common Stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balances,
January 1, 2004	-	$-	100,000	$5,000	($5,412)		($412)

Conversion of loan	200,000	64,810	-	-	-		64,810

Preferred stock issued for
services and debt	95,000	30,785	-	-	-		30,785

Net loss	-	-	-	-	(94,999)		(94,999)

Balances,
December 31, 2004	295,000	95,595	100,000	5,000	(100,411)		184

Repurchase of preferred
stock	(15,000)	(750)	-	-	-		(750)

Net loss	-	-	-	-	(61,056)		(61,056)

Balances,
December 31, 2005	280,000	$94,845	100,000	$5,000	$ (161,467)	$	(61,622)

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:
Net loss	($61,056)	($94,999)
Adjustments to reconcile net loss to net cash
flows from operating activities:
Depreciation	7,268	1,943
Loss on extinguishment of debt	-	60,810
Issuance of stock for services	-	30,785
Changes in operating accounts:
Accounts receivable	(141,234)	405
Other assets	(4,201)	4,201
Accounts payable	92,384	57,860
Accounts payable, related party	27,780	-
Accrued liabilities	(10,969)	40,477

Net cash flows from operating activities	(90,028)	101,482

Cash flows from investing activities:
Purchases of property and equipment	(16,168)	(15,643)

Net cash flows from investing activities	(16,168)	(15,643)

Cash flows from financing activities:
Purchase preferred stock	(750)	-
(Repayment of) proceeds from
short-term borrowings	(7,333)	8,000
Proceeds from line of credit, net	24,846	-
Advances from officers	7,500	2,236

Net cash flows from financing activities	24,263	10,236

Net increase (decrease) in cash	(81,933)	96,075

Cash, beginning of period	98,852	2,777

Cash, end of period	$16,919	$98,852

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION

Cash paid for interest	$2,641	$1,251

Cash paid for income taxes	$-	$-

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	2006	2005
Cash flows from operating activities:
Net loss	($73,810)	($8,719)
Adjustments to reconcile net loss to
net cash flows from operating activities:
Depreciation	1,900	1,141
Issuance of preferred stock for services	122,087	-
Changes in operating accounts:
Accounts receivable	40,114	(58,369)
Other assets	(598)	(4,201)
Accounts payable	70,786	12,916
Accounts payable, related party	(8,328)	-
Accrued liabilities	(17,053)	(37,889)

Net cash flows from operating activities	135,098	(95,121)

Cash flows from investing activities:
Purchases of property and equipment	(10,023)	(4,911)
Net cash flows from investing activities	(10,023)	(4,911)

Cash flows from financing activities:
Re-purchase of preferred stock	(500)	(250)
Advances (payments) from officers	18,000	(3,642)
Principal payments on short-term borrowings	(667)	(2,000)
(Repayment of) borrowings on line of credit	(1,153)	19,951

Net cash flows from financing activities	15,680	14,059

Net increase (decrease) in cash	140,755	(85,973)

Cash, beginning of period	16,919	98,852

Cash, end of period	$157,674	$12,879

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION

Cash paid for interest	$4,432	$2,418

Cash paid for income taxes	$-	$-

See notes to consolidated financial statements.

1. Nature of business and summary of significant accounting policies:

Nature of business:

CoroWare, Inc. (the “Company”), headquartered in Bellevue, Washington, was incorporated in the State of Washington and commenced operations in October 2003. The Company is a software systems integration firm and mobile robotics specialist that is engaged in embedded system integration, web services development and mobile service robotics integration. CoroWare Test Labs, Inc. (“CTL”), a wholly-owned subsidiary of the Company, is headquartered in Pittsburgh, Pennsylvania, was incorporated in the state of Pennsylvania and commenced operations in July 2005. CTL was formed to provide impartial, objective conformance testing to ensure inter-operability and communications standards compliance among intelligent, mobile service robotic platforms and applications, particularly the Joint Architecture for Unmanned Systems as mandated by the United States of America (U.S.) military and other U.S. government agencies using unmanned mobile robotic vehicles.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and CTL, a wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Interim financial information:

The accompanying consolidated financial statements as of March 31, 2006 and for the three-months ended March 31, 2006 and 2005 are unaudited and have been prepared in accordance with accounting principles for interim financial information that are generally accepted in the United States of America. In the opinion of management, the unaudited interim financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position as of March 31, 2006, the results of operations for the three months ended March 31, 2006 and 2005, and cash flows for the three months ended March 31, 2006 and 2005. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results which may be expected for the entire fiscal year.

Accounts receivable:

Accounts receivable represent customer obligations due under normal trade terms. The Company performs continuing credit evaluations of customers’ financial condition, but does not require collateral or advance deposits.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially become uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Cash and cash equivalents:

Cash and cash equivalents consist of cash held in banks. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the five year estimated useful lives of the assets.

Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, including property and equipment, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. The Company’s policy is to write down assets to the estimated net recoverable amount, in the period in which it is determined likely that the carrying amount of the asset will not be recoverable.

Revenue recognition:

The Company derives its services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. The Company periodically reviews contractual performance and estimates future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

Cost of sales:

Cost of sales is comprised primarily of labor and labor-related costs in addition to overhead costs.

Income taxes:

Income taxes are recorded using the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided for net deferred tax assets when recovery against future income sources is not reasonably assured.

Financial instruments:

The carrying amount of the Company’s financial instruments, which include cash, accounts receivable, line of credit, accounts payable and accrued liabilities, advances from officers approximate fair value. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

Stock-Based Compensation:

The Company periodically issues preferred stock for services rendered. Preferred stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.

Earnings (loss) per share:

Basic earnings (loss) per share includes the weighted average outstanding common shares for each period presented, plus the weighted effect for contingently issuable common shares for which the contingency event has occurred. As more fully described in Note 7, the Company’s Series A Preferred Stock is convertible into common stock upon the sale of the Company or its assets. As more fully described in Note 10, such an event has occurred. Accordingly, basic earnings (loss) per share include the equivalent issuable common shares associated with the Series A Preferred Stock. There are no other dilutive instruments for purposes of diluted earnings (loss) per share.

Recent accounting pronouncements:

In June 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 replaces Accounting Principles Board ("APB") Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material impact on the Company's consolidated financial statements.

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for share-based payments to employees using the intrinsic value method under Accounting Principles Board, or APB, Opinion No. 25. As such, the Company generally does not recognize compensation cost related to employee stock options or shares issued under the Company's employee stock purchase plan. In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123 and supersedes APB Opinion No. 25.

SFAS No. 123(R) allows for two adoption methods:

- The modified prospective method which requires companies to recognize compensation cost beginning with the effective date of adoption based on (a) the requirements for all share-based payments granted after the effective date of adoption and (b) the requirements for all unvested awards granted to employees prior to the effective date of adoption; or

- The modified retrospective method which includes the requirements of the modified prospective method described above, but also requires restatement of prior period financial statements using amounts previously disclosed under the pro-forma provisions of Statement 123.

SFAS No. 123(R) require all share-based payments to employees and directors to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. Upon adoption pro-forma disclosure will no longer be an alternative to financial statement recognition. The Company adopted the provisions of SFAS No. 123(R) in the first quarter of 2006.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

2. Going concern:

The Company’s current liabilities at March 31, 2006 exceed its current assets by $50,376. In addition, the Company has incurred net losses in recent periods. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As more fully discussed in Note 10, on May 16, 2006 the Company was acquired by and became a wholly-owned subsidiary of Innova Holdings, Inc. The combined company is actively engaged in capital acquisition activities, and management currently estimates that sufficient capital will be raised to alleviate the illiquid working capital position. In the event that capital is insufficient for that purpose, management believes that there are existing cost curtailment opportunities that would provide for the Company’s continuance for a reasonable period. There can be no assurances that that sufficient capital will ultimately be raised or that management’s cost curtailment efforts, if such become necessary, will be successful. The financial statements do not include any adjustments that may result from this uncertainty.

3. Property and equipment:

Property and equipment consist of the following at March 31, 2006 and December 31, 2005:

	2006	2005
	(Unaudited)
Computer equipment	$42,329	$32,306
Tradeshow equipment	2,762	2,762
	45,091	35,068
Less accumulated depreciation	(9,157)	(9,282)
	$35,934	$25,786

Depreciation expense for the three months ended March 31, 2006 and 2005 amounted to $1,900 and $1,141, respectively and for the year ended December 31, 2005 and 2004 depreciation expense amounted to $7,268 and $1,943, respectively.

4. Line of credit:

The Company has a $25,000 unsecured line of credit agreement. Interest is payable monthly at 13.75%. There was $23,693 and $24,846 outstanding under the line of credit as of March 31, 2006 and December 31, 2005, respectively.

5. Advances from officers:
Advances from officers consist of non-interest bearing, unsecured advances with no specific repayments terms aggregating $26,745 and $8,745 at March 31, 2006 and December 31, 2005, respectively.

6. Income taxes:

The Company   has incurred net losses since its inception and therefore has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The Company’s valuation allowance increased by approximately $30,000 for the year ended December 31, 2005. The cumulative operating loss carry-forward is approximately $85,000 at December 31, 2005 and will begin to expire in the year 2024.

Income taxes consist of the following components for the years ended December 31, 2005:

2005
Current:
Federal	$-
State, net of federal benefit	-
-
Deferred	-
$-

Deferred income taxes consist of the following components as of December 31, 2005:

2005
Net current:
Accounts receivable reserves	$1,865
Net non-current:
Fixed assets	(7,594)
Net operating loss	36,046

Valuation allowance	(30,317)
$-

The Company’s effective tax rate differs from the Federal statutory rate for the years ended December 31, 2005 and 2004 as illustrated in the following table:

	2005	2004
Federal statutory rate	(34.00%)	(34.00%)
State income taxes, net of federal benefit	(3.30%)	(3.30%)
Non-deductible share-based payments	--	34.34%
IRS expense limitations (travel, penalties entertainment)	6.50%	1.70%
Change in valuation allowance	30.80%	(1.26%)
Effective income tax rate	0.00%	0.00%

The Company’s provision (benefit) for income taxes in interim periods is calculated using estimated effective rates projected for the entire taxable year. During the three-months ended March 31, 2006, the benefit was limited to available sources of future income, principally net deferred tax credits.

7 . Capital stock:

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, with no par value per share.

The Company has 10,000,000 shares of preferred stock authorized, of which 2,000,000 has been designated Series A Preferred Stock. Series A Preferred Stock is non-voting and has no liquidation preference. The Series A Preferred Stock is redeemable for common stock at the Company’s option at a fair value, with a per share floor of $0.05. Series A Preferred Stockholders are not entitled to dividends until declared by the Board of Directors; however, Series A Preferred Stockholders would be entitled to dividends equal to dividends paid to common stockholders, if ever. In the event of a sale of 85% or more of the Company’s common stock, or the sale of its assets, the Series A Preferred Stock converts to common stock at a rate of one common share for ten Series A Preferred Shares. See Note 10, Subsequent Events.

The Company has issued an aggregate of 495,000 shares of Series A Preferred Stock and has redeemed 25,000 shares for cash. Shares redeemed were cancelled. Following are details of the issuances:

•
During the three months ended March 31, 2006, the Company issued 200,000 shares of Series A Preferred Stock as compensation. The issued shares and related compensation expense were recorded at the estimated fair value of the Series A Preferred Stock of $122,087.

•	During the three months ended March 31, 2006, the Company re-purchased 10,000 shares of Series A Preferred Stock for $500. The shares were retired.

•	During the year ended December 31, 2005, the Company re-purchased 15,000 shares of Series A Preferred Stock for $750. The shares were retired.

•
During the year ended December 31, 2004, the Company issued 200,000 shares of Series A Preferred Stock to partially settle an outstanding loan of $4,000. The issued shares were recorded at their estimated fair value of $64,810, resulting in a debt extinguishment loss of $60,810.

•
During the year ended December 31, 2004, the Company issued 95,000 shares of Series A Preferred Stock as compensation. The issued shares and related compensation expense were recorded at the estimated fair value of the Series A Preferred Stock of $30,785.

The Company used an enterprise valuation technique to estimate the fair value of the Series A Preferred Stock issued in the aforementioned transactions. The enterprise value for each period was allocated to common and Series A Preferred shares on an if-converted basis. Effective May 16, 2006, upon the sale of the Company’s assets described in Note 10, the Series A Preferred Stock became convertible into 47,000 shares of common stock.

8. Concentrations:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company controls credit risk associated with its receivables through credit checks and approvals, credit limits, and monitoring procedures. Generally, the Company requires no collateral from its customers. Three customers comprise 53%, 24% and 21%, respectively of outstanding accounts receivable at December 31, 2005.

The Company derived its revenue from the following sources:

Three months ended March 31, 2006:	86% and 10% from two customers
Three months ended March 31, 2005:	53%, 30% and 14% from three customers
Year ended December 31, 2005:	60%, 13% and 10% from three customers
Year ended December 31, 2004:	39%, 30%, 17% and 12% from four customers

9. Contingencies

Legal Proceedings

From time to time, the Company may become involved in litigation arising in the ordinary course of its business. The Company is presently not subject to any material legal proceedings outside of the ordinary course of business except as set forth below:

On March 1, 2006 Manor Systems, LLC (Manor) filed a lawsuit against Lloyd Spencer, President of CoroWare, Inc and an ex-employee of Manor, and CoroWare, Inc. for violation of Mr. Spencer’s contractual duties to Manor pertaining to an agreement Mr. Spencer signed with Manor wherein he agreed to certain restrictive actions including prohibiting Mr. Spenser during his employment with Manor and for two years thereafter from soliciting or interfering with any Manor employee, contacting or soliciting any Manor customers and retaining and misappropriating any confidential information. On June 19, 2006 this lawsuit was successfully settled and the parties entered into a Settlement Agreement wherein Mr. Spencer agreed to pay Manor a total of $110,000 by September 14, 2006.

10. Subsequent events:

a.) Acquisition by Innova Robotics and Automation, Inc. f/k/a InnvoaHoldings, Inc.:

On May 16, 2006, Innova Robotics and Automation, Inc. f/k/a Innova Holdings, Inc purchased the operating assets and assumed substantially all of the liabilities of the Company. The purchase price amounted to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of the Company for one year following May 16, 2006; (ii) 3,000,000 restricted shares of common stock of Innova, of which 500,000 shares were delivered to the Company at the closing and the remaining 2,500,000 shares are contingent based upon future financial results for three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of Innova common stock, exercisable at a price equal to $0.18 per share, allocated to Company employees. In addition, certain of the Company’s management entered into five-year Executive Employment Agreements with Innova. During the term of the employment agreements and for a period thereafter, the officers will be subject to confidentiality, non-competition and non-solicitation provisions, subject to standard exceptions. Following the acquisition, the Company’s operations will be maintained in a wholly-owned subsidiary of Innova.

b.) Leases:

In June 2006, the Company executed two one-year leases for office space. Aggregate monthly rent is approximately $2,400. There are no escalation or renewal clauses.

c.) Innova Holdings, Inc. name change and reverse stock split

The Board of Directors of Innova Holdings, Inc. authorized a reverse stock split of the issued and outstanding shares of common stock of Innova Holdings, Inc. at a ratio of one-for-ten. The reverse split was effective on November 20, 2006 and has been reflected in these financial statements. In addition, on November 20, 2006, Innova Holdings, Inc. changed its corporate name to Innova Robotics and Automation, Inc

Pro Forma Financial Information

The following unaudited pro forma balance sheet as of March 31, 2006 gives effect to our acquisition of CoroWare, Inc. (“CoroWare”) as if the acquisition had occurred on March 31, 2006. The following unaudited pro forma statement of operations for the three-months ended March 31, 2006 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2006. The following unaudited pro forma statement of operations for the year ended December 31, 2005 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2005. Our historical financial information has been derived from our audited financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 and our unaudited financial statements included in our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006. Historical financial information for CoroWare has been derived from the consolidated financial statements of CoroWare included in Item 9.01(a) of this current report.

The following unaudited pro forma financial information reflects our accounting for the acquisition of CoroWare using the purchase method of accounting. Under the purchase method of accounting, the purchase price that we paid is allocated to the assets acquired, both tangible and intangible, and liabilities that we assumed based upon fair values. Any excess in the purchase price over the fair values of assets and liabilities is recorded as goodwill, which does not require amortization, but is periodically evaluated for impairments. As of the date of this filing, the purchase price allocation is preliminary and subject to change based upon the results of valuation procedures required for certain intangible assets acquired. The following unaudited pro forma financial statements reflect our best estimates of the allocations based upon all available information.

The unaudited pro forma financial information is not necessarily indicative of the financial condition or results of operations that we would have achieved had the acquisition occurred on the dates referred to above. In addition, unaudited pro forma operating information is not necessarily indicative of the results of operations that we may achieve during the year ended December 31, 2006.

Innova Holdings, Inc.
Pro Forma Balance Sheet
March 31, 2006
(Unaudited)

	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Assets
Cash	$30,157	$157,674			$187,831
Accounts receivable	38,217	102,155			140,372
Inventory	39,072	--			39,072
Total current assets	107,446	259,829			367,275
Property	116,604	35,934	(3,061)	(a)	149,477
Intangible assets	--	--	623,305	(a)	623,305
Other assets	346,285	598			346,883
	$570,335	$296,361			$1,486,940
Liabilities and Capital
Other current liabilities	$3,299,115	$310,205	100,000	(b)	$3,709,320
Current debt maturities	67,382	--			67,382
Derivative liabilities	31,800	--			31,800
Total current liabilities	3,398,297	310,205			3,808,502
Long-term debt	921,718	--			921,718
Stockholders’ deficit	(3,749,680)	(13,844)	520,244	(b)	(3,243,280)
	$570,335	$296,361			$1,486,940

Notes to pro forma balance sheet:

(a)
These adjustments represent adjustments to the net tangible assets of CoroWare acquired had the acquisition occurred on March 31, 2006. The following table reflects the preliminary allocation of our purchase price:

	Fair Values Assets/liabilities	Preliminary Allocation
Current assets	$259,829	$259,829
Property and other assets (i)	36,532	33,471
Intangible assets:
Customer lists (i)	512,300	469,380
Employment contracts (i)	168,000	153,925
Current liabilities	(310,205)	(310,205)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)
These adjustments represent the guaranteed purchase price consisting of (i) $100,000 in cash, (ii) 5,000,000 shares of common stock with a fair value of $180,000 and (iii) stock options valued at $356,400, using the Black-Scholes-Merton valuation technique. The contingent elements of the purchase price are not included in the allocation. The fair value of the common stock issued was based in all instances on the average trading prices for a period before and after the purchase.

Innova Holdings, Inc.
Pro Forma Statement of Operations
Three-months ended March 31, 2006
(Unaudited)

	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Revenues	$136,490	$571,833			$708,323
Operating costs:
Cost of revenues	107,690	389,624			497,314
Selling and administrative	942,909	209,557	14,000	(b)	1,166,466
Other operating costs	101,448	43,075	(22)	(c)	144,501
Amortization	--	--	50,203	(d)	50,203
	(1,015,557)	(70,423)			(1,150,161)

Other income (expense)	(100,774)	(3,387)			(104,161)
Net loss	($ 1,116,331)	($ 73,810)			($1,254,322)

Net loss per common share	($ 0.00)			(e)	($ 0.00)
Weighted average shares	519,917,518		5,000,000	(e)	524,917,518

Notes to pro forma Statement of Operations:

(a)
The pro forma statement of operations, above, gives effect to the purchase of CoroWare as if it had occurred on January 1, 2006. Had the purchase occurred on that date, the preliminary allocation of the purchase price would have been as follows:

	Fair Values Assets/liabilities	Preliminary Allocation
Current assets	$159,188	$159,188
Property and other assets (i)	25,786	25,337
Intangible assets:
Customer lists (i, ii)	512,300	503,392
Employment contracts (i, ii)	168,000	165,079
Current liabilities	(246,596)	(246,596)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)	This pro forma adjustment represents the incremental increase in contractual compensation that would be paid to officers of CoroWare, pursuant to employment contracts.
(c)	This pro forma adjustment represents the reduction in depreciation expense resulting from the adjustment referred to in (a)(i), above.
(d)
This pro forma adjustment represents the amortization of the intangible assets acquired in the acquisition. Customer lists are subject to three-year amortization using the straight-line method. Employment contracts are subject to five-year amortization using the straight-line method. Amortization expense for customer lists and employment contracts amounts to $41,949 and $8,254, respectively, for the three months ended March 31, 2006.

(e)	This pro forma adjustment represents the issuance of common stock in connection with the purchase of CoroWare. Common stock equivalents are anti-dilutive and, therefore, excluded.

Innova Holdings, Inc.
Pro Forma Statement of Operations
Year ended December 31, 2005
(Unaudited)

	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Revenues	$--	$1,278,618			$1,278,618
Operating costs:
Cost of revenues	--	1,078,481			1,078,481
Selling and administrative	857,515	218,572	100,000	(b)	1,176,087
Other operating costs	900,758	52,202	(359)	(c)	952,601
Amortization	--	--	182,651	(d)	182,651
	(1,758,273)	(70,637)			(2,111,202)

Other income (expense)	(122,852)	9,581		(e)	(113,271)
Net loss	$(1,881,125)	($ 61,056)			($2,224,473)

Net loss per common share	$(0.00)			(f)	$(0.01)
Weighted average shares	430,119,706		5,000,000	(f)	435,119,706

(a)
The pro forma statement of operations, above, gives effect to the purchase of CoroWare as if it had occurred on January 1, 2005. Had the purchase occurred on that date, the preliminary allocation of the purchase price would have been as follows:

	Fair Values Assets/liabilities	Preliminary Allocation
Current assets	$99,887	$99,887
Property and other assets (i)	16,886	15,092
Intangible assets:
Customer lists (i,ii)	512,300	457,862
Employment contracts (i,ii)	168,000	150,148
Current liabilities	(116,589)	(116,589)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)	This pro forma adjustment represents the incremental increase in contractual compensation that would be paid to officers of CoroWare, pursuant to employment contracts.
(c)	This pro forma adjustment represents the reduction in depreciation expense resulting from the adjustment referred to in (a)(i), above.
(d)
This pro forma adjustment represents the amortization of the intangible assets acquired in the acquisition. Customer lists are subject to three-year amortization using the straight-line method. Employment contracts are subject to five-year amortization using the straight-line method. Amortization expense for customer lists and employment contracts amounts to $152,621 and $30,030, respectively, for the three months ended March 31, 2006.

(e)	This pro forma adjustment represents the elimination of CoroWare’s provision for income taxes.
(f)	This pro forma adjustment represents the issuance of common stock in connection with the purchase of CoroWare. Common stock equivalents were anti-dilutive and, therefore, excluded.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Certificate of Incorporation and Bylaws is to eliminate the rights of our company and our stockholders (through stockholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Delaware General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Innova Robotics and Automation, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$544.85*
Accounting Fees and Expenses	$15,000**
Legal Fees and Expenses	$35,000**
Total	$50,544.85

*We previously paid a filing fee of $192.60 and are paying a registration fee in the amount of $352.25 upon filing of this Amendment No. 2.
**Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On May 22, 2003, we entered into an Assignment of Claim with Robert Cohen, pursuant to which we issued 150,000 shares of restricted common stock to Cohen and Cohen assigned to us all of Cohen's rights in and to all legal claims Cohen held against Imperium Capital, Inc. and Myron Gushlak arising out of their securities transactions in a trading account they maintained at Sterling Financial Investment Group, Inc., a registered broker-dealer. Cohen was granted piggyback registration rights in the event that we file a registration statement with the SEC. To be included in this registration statement, Cohen must agree that he may not offer for sale or sell any of the shares of common stock underlying the replacement notes and the warrants until he has received notice from us that all of the shares of HEM Mutual Assurance included in the registration statement have been sold or that HEM no longer has the right to acquire shares of common stock from us which we are obligated to include in the registration statement.

During November 2003, we issued an aggregate of 100,000 shares of our common stock to The Macreport.net, Inc. and 10,000 shares of our common stock to Elite Financial Communications Group, Inc., investor relations firms, in consideration of services rendered to us.

On January 7, 2004, we issued 345,000 shares of our common stock to Genesis Technology, Inc. and 30,000 to Elite Financial Communications Group, Inc., the designee of Genesis Technology, Inc., in settlement of certain claims Genesis Technology, Inc had asserted against us.

On April 26, 2004, we issued 15,625 shares of common stock to Edward R. Pekarek in connection with a settlement of certain claims Mr. Pekarek had asserted against us.

On April 27, 2004, we issued 750,000 shares to Robotic Workspace Technologies, Inc. ("RWT"), in consideration for RWT agreeing that for a period of ninety (90) days following the issuance, RWT will shall not seek or solicit any offers to engage in a transaction, or negotiate the terms of any transaction, that would supersede an acquisition transaction that was proposed between us and RWT. These shares were subsequently cancelled after the merger with RWT.

On June 23, 2004, we entered into a private placement of 125,000 shares of our Series A Preferred Stock for an aggregate issue price of $125,000. Twenty five thousand shares were sold to each of JKL Capital LP, a limited partnership owned by Jeffrey Kwit, Maximum Ventures, Inc., a corporation owned by Susan Mirman, David H. Boshart, individually, David H. and Elizabeth F Boshart as tenants in common, and David H. Boshart, Bruce H. Boshart and Bethany Maahs-Hoasberg, as tenants in common. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of our company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $10.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of our common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $10.00 per share, (iv) must be redeemed by us five years after issuance at $10.00 per share plus accrued and unpaid dividends, (v) may be redeemed by us at any time for $10.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of common stock for each share of common stock issued on conversion at a price per share equal to the market value of the common stock at the time of conversion for a period of one year from the date of conversion and (vii) has no voting rights except when mandated by Delaware law.

In August 2004, we entered into a private placement of 525,000 shares of our Series B Preferred Stock for an aggregate issue price of $525,000. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of our company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $10.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of our common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $10.00 per share, (iv) may be redeemed by us at any time for $10.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of our company and (vi) has no voting rights except when mandated by Delaware law.

The following table sets forth the names and number of shares of Series B Preferred Stock purchased in the private placement:

Alan B. & Patricial A. Canfield	20,000
Charles Burton Adams	25,000
Daniel McNeill	5,000
David C. Yerger	4,000
David W. Vaughn	3,000
Etta Lou Jess	3,000
Eugene V. Gartlan	25,166
Fielding Thomas Da Meron	10,000

James & Rebecca Marks, JTICWROS	25,000
Jeffrey Bertoia	5,000

Jem Wynns	3,500
Jennifer V. Yerger	1,000
Johana Lisik	49,834
John & Cindy Lisik	4,500
John & Mary Ranalli	2,000
Jon & Steven Joos	10,000
Ken Kareta	10,000
Larry & Kelly Wynns	15,000
Mark & Tommye Humphries	5,000
Melvin Ketchel	10,000
Neal & Mary Bennett	5,000
Paul & Kathryn Ireson	13,000
Reynaert Management Group	25,000
Richard & Johanna Wynns JTWROS	112,500
Richard D. Jess	20,000
Richard J. Bertoia	5,000
Richie & Amanda Wynns	1,000
Robert & Barbara Ihrig	42,000
Robert & Muriel Sandbo	10,000
Robert D. & Elizabeth Jess	10,000
Robert Lewis	11,000
Scott & Julianna Puras	12,500
Sharon Lightner	2,000
Stephen A. Puras	3,000
Steven Ranalli	2,000
Timothy & Regina Powers	5,000
Helmuth Twietmeyer	10,000

Total Shares	525,000

In April 2005, we obtained an additional $150,000 of funds through the private placement sale of 1,200,000 shares of our common stock at $.125 per share and in May and June an additional $218,000 of funds were obtained through the private placement sale of 726,667 shares of our common stock at $.3 per share.

The following table sets forth the names and number of shares of common stock purchased in the private placement:

Richard K. & Johanna Wynns, JTWROS	1,226,667
Harold C. Claypool	200,000
Michael Etchison	400,000
Kenneth Martin	100,000

Total Private placement	1,926,667

In July and August 2005, we obtained an additional $100,000 of funds through the private placement sale of 666,667 shares of our common stock at $0.15 per share. This offering ended on August 8, 2005. The following table sets forth the names and number of shares of Common Stock purchased in the private placement:

Lee Johnson	66,667

Richard K. Wynns	100,000

Eugene V. Gartlan(1)	166,667

James Snyder	166,667

Scott Cray	166,667

(1) Eugene V. Gartlan is the Chief Financial Officer of our company.

Additionally, on July 22, 2005 we borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share.

On October 7, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to this Agreement, we sold a convertible debenture in the principal amount of $55,000 to Cornell Capital. The convertible debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. We will pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the convertible debenture has been paid in full. The principal of the convertible debenture is convertible into common stock at a price of $.30 per share. In the event of default by us, the principal of the convertible debenture is convertible into common stock at a price of $.05 per share. We granted demand registration rights to Cornell Capital for the common stock. The convertible debenture is secured by a second lien on all of the assets. These debentures were paid in full as of the due date.

In January 2006, we obtained $70,000 of funds through the private placement sale of 958904 shares of our common stock at $.073 per share, and an additional $25,650 of funds through the private placement sale of 150,000 shares of our common stock at $.171 per share In February 2006 an additional $5,000 of funds were obtained through the private placement sale of 50,505 shares of our common stock at $.0099 per share.

In February 2006, an additional $5,000 of funds were obtained through the private placement sale of 50,505 shares of our common stock at $.099 per share.

During the first quarter of 2006 there were 2,000,000 options granted to directors and 1,300,000 options granted to employees. The share purchase options granted to directors vested upon the award and for employees the options vest evenly over a three year period from date of grant. All options granted in the first quarter are exercisable at $.10 per share and they expire ten years after the grant date. The options had a fair value of $210,833 on the grant date.

In March 2006, we modified 1,800,000 options granted to the Chief Financial Officer in 2005 by changing their vesting from a three-year period to 100% vested as of December 14, 2005 and by changing the exercise price from $.36 to $.10. Additionally, 1,212,127 options that were granted in December 2004 to Stratex Solutions, LLC, the business owned by the Chief Financial Officer before he became an employee of our company, with an exercise price of $.05 per share and vesting monthly over 5 years were changed to vest over three years. Further, we modified 1,500,000 options granted to the Chief Executive Officer and 565,862 options granted to an employee in 2005 by changing the exercise price from $.17 per share to $.10 per share. In July 2006, to be effective May 15, 2006, we increased the number of shares allocated for our 2005 Stock Option Plan from 150,000,000 to 200,000,000.

On March 10, 2006 the Chief Financial Officer received a bonus of 562,500 shares of our common stock which was valued at $50,000 based on $.09 per share, the closing price of our stock on March 9, 2006.

During the quarter ended March 31, 2006, the remaining $81,450 shares of the Series A preferred stock were converted into 1,629,000 shares of our common stock, and dividends were converted into 11,217 shares of our common stock.

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with CoroWare Technologies, Inc., our wholly owned subsidiary, dated as of May 12, 2006. Under the terms of the agreement, we purchased, and CoroWare sold, all of its assets. We paid a purchase price for the assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare Technologies, Inc. for the one year following May 16, 2006; (ii) $1,200,000 million in the restricted shares of common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.18 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

During the second quarter of 2006, there were 400,000 options granted to employees. These options are exercisable at $.18 per share, vest evenly over a three year period, and they expire ten years after grant date.

During the second quarter of 2006 there were 133,300 options granted to an independent contractor at an exercise price of $.17 per share and a term of three years with complete vesting by December 31, 2006, and 1,150,000 options were granted to an independent contractor at an exercise price of $.13 per share and a term of three years; vesting is one third at the end of each calendar year ending December 31, 2008. The options had a fair value of $139,330 on the grant date.

In July, we issued 3,788,503 shares of common stock to Martin Nielson, Gary McNear and Craig Conklin, directors of our company and previously the CEO, CFO and COO of our company, respectively, for amounts owed associated with expense reimbursement and accrued compensation pursuant to the Merger Agreement dated July 21, 2004 between Innova Holdings, Inc., Robotic Workspace Acquisition, Inc. and Robotic Workspace Technologies, Inc., Inc. and in accordance with Section 6.1(e) of said Merger Agreement. We had recorded a liability for these shares of $378,850 since the merger date to reimburse expenses and compensate accrued salaries for Altos Bancorp, Inc., Martin Nielson, Gary McNear and Craig Conklin by issuing the stated shares as reflected in said Merger Agreement which shall be paid with shares of the Company’s Common Stock at $.10 a share. The shares were issued as follows:

Martin Nielson	3,008,503 shares
Gary McNear	390,000 shares
Craig Conklin	390,000 shares

During the third quarter of 2006 there were 100,000 options granted to an employee, exercisable at $.26 per share vesting evenly over a three year period, and expiring ten years after grant date.

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 will be advanced on the date of the filing by us with the Securities and Exchange Commission of a registration statement. The last installment of $1,000,000 will be advanced three business days after the date the registration statement is declared effective by the Commission.

The debentures mature on the third anniversary of the date of issuance. The holder of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our, and our wholly owned subsidiary’s (Coroware Technologies, Inc.) assets.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of common stock at a price equal to $0.25, $0.65 and $0.75, respectively.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Innova Robotics and Automation, Inc. or executive officers of Innova Robotics and Automation, Inc., and transfer was restricted by Innova Robotics and Automation, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS

Exhibit	Description

2.1	Exchange Agreement (1)

2.2	Agreement and Plan of Merger dated as of April 29, 2003 between The Company and Sanjay Haryama (4)

2.3	Certificate of Merger between The Company and Sanjay Haryama as filed with the Delaware Secretary of State on April 29, 2003. (4)

2.4	Agreement and Plan of Merger among the Company, RWT Acquisition, Inc and Robotic Workspace Technologies, Inc. dated July 21, 2004. (5)

2.5	Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004. (5)

2.6	Agreement between the Company and Aegis Finance, Inc. dated August 18, 2004 (13)

3.1	Articles of Incorporation (2)

3.2	Bylaws (2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.3	Convertible Debenture Purchase Agreement dated as of April 21, 2003 between Sanjay Haryama and HEM Mutual Assurance LLC. (4)

10.4	Convertible Debenture Purchase Agreement dated as of April 28, 2003 between The Company and HEM Mutual Assurance Fund Limited. (4)

10.5	Option Purchase Agreement between the Company and SunTrust Bank (4)

10.6	License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for customer list (5)

10.7	License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for website (5)

10.8	Assumption Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)

10.9	Noncompetition and Nondisclosure Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)

10.1	Employment Agreement of Sheri Aws dated February 24, 2004 (7)

10.11	Renewal Promissory Note payable to Fifth Third Bank, Florida for $225,000 effective July 22, 2003 (8)

10.12	Security Agreement in favor of Fifth Third Bank, Florida effective July 22, 2003 (8)

10.13	Consulting Agreements with Stratex Solutions, LLC (9)

10.14	Business Development Agreement with B. Smith Holdings, Inc (9)

10.15	Employment Agreement with Walter K. Weisel dated July 19, 2000 (9)

10.16	Standby Equity Distribution Agreement with Cornell Capital Partners, LP dated June 14, 2005 (10)

10.17	Registration Rights Agreement with Cornell Capital Partners, LP dated June 14, 2005 (10)

10.18	Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated June 14, 2005 (10)

10.19	Promissory Note for $300,000 issued to Cornell Capital Partners, LP dated June 14, 2005 (10)

10.20	Placement Agent Agreement with Monitor Capital Inc. dated June 14, 2005 (10)

10.21	Securities Purchase Agreement with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.22	Registration Rights with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.23	Convertible Debenture issued to Cornell Capital Partners, LP dated October 7, 2005 (11)

10.24	Security Agreement with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.25	Escrow Agreement with David Gonzalez and Cornell Capital Partners, LP dated October 7, 2005 (11)

10.26	Employment Agreement dated June 30, 2005 between Eugene Gartlan and Innova Robotics and Automation, Inc. (12)

10.27	Termination of Consulting Agreement dated June 30, 2005 between Stratex Solutions, LLC and Innova Robotics and Automation, Inc. (12)

10.28	Stock Option Plan adopted on April 12, 2005 and amended on April 12, 2006 (14)

10.29	Amended and Restated Stock Option Plan amended on July 24, 2006 (15)

10.30	Convertible Debenture dated July 21, 2006 (16)

10.31	Form of $0.05 Warrant (16)

10.32	Form of $0.10 Warrant (16)

10.33	Form of $0.025 Warrant (16)

10.34	Form of $0.065 Warrant (16)

10.35	Form of $0.075 Warrant (16)

10.36	Securities Purchase Agreement dated July 21, 2006 between the Company and Cornell (16)

10.37	Investor Registration Rights Agreement dated July 21, 2006 between the Company and Cornell (16)

10.38	Security Agreement dated July 21, 2006 by and between the Company and Cornell (16)

10.39	Subsidiary Security Agreement dated July 21, 2006 by and between Coroware Technologies, Inc. and Cornell (16)

10.40	Strategic Alliance Agreement dated June 16, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc. (17)

10.41	Asset Purchase Agreement by and among Innova Holdings, Inc., Coroware Technologies Inc. and Coroware, Inc. dated May 12, 2006. (18)

10.42	Form of Executive Employment Agreement. (18)

10.43	Memorandum of Understanding dated April 26, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc. (19)

14.1	Code of Ethics (9)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

23.2	Consent of LBB & Associates Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP)*

23.3	Consent of LBB & Associates Ltd., LLP*

* Filed herewith

(1) Incorporated by reference to the Form 8-K filed on February 4, 2003.

(2) Incorporated by reference to the Form SB-2 filed on August 7, 2001.

(3) Incorporated by reference to the Form 10-KSB filed on April 24, 2003.

(4) Incorporated by reference to the Form 8-K filed on May 13, 2003.

(5) Incorporated by reference to the Form 8-K filed on August 8, 2004.

(6) Incorporated by reference to the Form 14C filed on June 30, 2004.

(7) Incorporated by reference to the Form 8-K filed on September 28, 2004.

(8) Incorporated by reference to the Form 8-K filed on January 11, 2005.

(9) Incorporated by reference to the Form 10-KSB filed on April 19, 2005.

(10) Incorporated by reference to the Form 8-K filed on June 16, 2005.

(11) Incorporated by reference to the Form 8-K filed on October 19, 2006.

(12) Incorporated by reference to the Form 8-K filed on July 6, 2005.

(13) Incorporated by reference to the Form 8-K filed on January 27, 2006.

(14) Incorporated by reference to the Form 10-KSB filed on April 19, 2006.

(15) Incorporated by reference to Amendment 1 to the Schedule 14A filed on July 31, 2006.

(16) Incorporated by reference to the Form 8-K filed on July 25, 2006.

(17) Incorporated by reference to the Form 8-K filed on June 22, 2006.

(18) Incorporated by reference to the Form 8-K filed on May 22, 2006.

(19) Incorporated by reference to the Form 8-K filed on May 3, 2006.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, Florida, on this 1st day of December, 2006.

INNOVA ROBOTICS AND AUTOMATION, INC.

By: /s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer (Principal Executive Officer)

By: /s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Walter K. Weisel Walter K. Weisel	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	December 1, 2006
/s/ Eugene V. Gartlan Eugene V. Gartlan	Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2006
/s/ Martin Nielson Martin Nielson	Director	December 1, 2006
/s/ Gary F. McNear Gary F. McNear	Director	December 1, 2006
/s/ Craig W. Conklin Craig W. Conklin	Director	December 1, 2006
/s/ Rick Wynns Rick Wynns	Director	December 1, 2006